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                                  EXHIBIT 99.1




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         INDEX TO FINANCIAL STATEMENTS


B.C.B.M. SOUTHWEST, L.P. (FORMERLY B.C. TEXAS, INC.)
Report of Independent Public Accountants..................................  F-4
Financial Statements:
  Balance Sheets at December 28, 1997 and December 29, 1996...............  F-5
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995................................  F-6
  Statements of Stockholders' Deficit for the period from December 30,
   1996 to April 19, 1997 and the fiscal years ended December 29, 1996 and
   December 31, 1995......................................................  F-7
  Statement of Partners' Deficit for the period from April 20, 1997 to
   December 28, 1997......................................................  F-8
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995................................  F-9
  Notes to Consolidated Financial Statements.............................. F-10
R&A FOOD SERVICES, L.P. (FORMERLY R&A FOOD SERVICES, INC.)
Report of Independent Public Accountants.................................. F-17
Financial Statements:
  Balance Sheets at December 28, 1997 and December 29, 1996............... F-18
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995................................ F-19
  Statements of Stockholders' Deficit for the period from January 1, 1996 through October 5, 1996 and the year ended December 31, 1995 .......... F-20
  Statements of Partners' Deficit for the year ended December 28, 1997 and period from October 6, 1996 through December 29, 1996 ................. F-21
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995................................ F-22
  Notes to Financial Statements........................................... F-23
FINEST FOODSERVICE, L.L.C.
  Report of Independent Public Accountants................................ F-30
  Balance Sheets at December 28, 1997 and December 29, 1996............... F-31
  Statements of Operations for the fiscal years ended December 28, 1997 and December 29, 1996.................................................. F-32
  Statements of Members' Deficit for the fiscal years ended December 28,
   1997 and December 29, 1996............................................. F-33
  Statements of Cash Flows for the years ended December 28, 1997 and
   December 29, 1996...................................................... F-34
  Notes to Financial Statements........................................... F-35
P&L FOOD SERVICES, L.L.C.
  Report of Independent Public Accountants................................ F-42
  Balance Sheets at December 28, 1997 and December 29, 1996............... F-43
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995................................ F-44
  Statements of Members' Deficit for the fiscal years ended December 28,
   1997, December 29, 1996 and the period from September 4, 1995 through
   December 31, 1995...................................................... F-45
  Statement of Stockholders' Deficit for the period from December 26, 1994 through September 3, 1995.............................................. F-46
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995................................ F-47
  Notes to Financial Statements........................................... F-48

BC BOSTON, L.P.
  Report of Independent Public Accountants...............................  F-55
  Balance Sheets at December 28, 1997 and December 29, 1996..............  F-56
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995...............................  F-57
  Statements of Partners' Deficit for the fiscal years ended December 28,
   1997, December 29, 1996 and December 31, 1995.........................  F-58
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995...............................  F-59
  Notes to Financial Statements..........................................  F-60
BCE WEST, L.P.
  Report of Independent Public Accountants...............................  F-67
  Balance Sheets at December 28, 1997 and December 29, 1996..............  F-68
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995...............................  F-69
  Statements of Partners' Deficit for the fiscal years ended December 28,
   1997, December 29, 1996 and December 31, 1995.........................  F-70
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and December 31, 1995...............................  F-71
  Notes to Financial Statements..........................................  F-72
BC GOLDENGATE, L.L.C.
  Report of Independent Public Accountants...............................  F-79
  Balance Sheets at December 28, 1997 and December 29, 1996..............  F-80
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and the period from inception (July 14, 1995)
   through December 31, 1995.............................................  F-81
  Statements of Members' Equity (Deficit) for the fiscal years ended
   December 28, 1997, December 29, 1996 and the period from inception
   (July 14, 1995) through December 31, 1995.............................  F-82
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and the period from inception (July 14, 1995)
   through December 31, 1995.............................................  F-83
  Notes to Financial Statements..........................................  F-84
BC TRI-STATES, L.L.C.
  Report of Independent Public Accountants...............................  F-91
  Balance Sheet at December 28, 1997.....................................  F-92
  Statement of Operations for the period from inception (March 3, 1997)
   through December 28, 1997.............................................  F-93
  Statement of Members' Equity for the period from inception (March 3,
   1997) through December 28, 1997.......................................  F-94
  Statement of Cash Flows for the period from inception (March 3, 1997)
   through December 28, 1997.............................................  F-95
  Notes to Financial Statements..........................................  F-96
BC SUPERIOR, L.L.C.
  Report of Independent Public Accountants............................... F-102
  Balance Sheets at December 28, 1997 and December 29, 1996.............. F-103
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and the period from inception (May 3, 1995) through
   December 31, 1995..................................................... F-104
  Statements of Members' Equity (Deficit) for the fiscal years ended
   December 28, 1997, December 29, 1996 and the period from inception
   (May 3, 1995) through December 31, 1995............................... F-105
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and the period from inception (May 3, 1995) through
   December 31, 1995..................................................... F-106
  Notes to Financial Statements.......................................... F-107

BC HEARTLAND, L.L.C.
  Report of Independent Public Accountants............................... F-115
  Balance Sheets at December 28, 1997 and December 29, 1996.............. F-116
  Statements of Operations for the fiscal years ended December 28, 1997,
   December 29, 1996 and the period from inception (August 7, 1995)
   through December 31, 1995............................................. F-117
  Statements of Members' Deficit for the fiscal years ended December 28,
   1997, December 29, 1996 and the period from inception (August 7, 1995)
   through December 31, 1995............................................. F-118
  Statements of Cash Flows for the fiscal years ended December 28, 1997,
   December 29, 1996 and the period from inception (August 7, 1995)
   through December 31, 1995............................................. F-119
  Notes to Financial Statements.......................................... F-120

MARKET PARTNERS, L.L.C.
Report of Independent Public Accountants................................. F-126
Financial Statements:
  Statements of Assets and Liabilities at December 29, 1996 and December
   28, 1997.............................................................. F-127
  Schedule of Investments at December 29, 1996 and December 28, 1997..... F-128
  Statements of Operations for the period from July 18, 1996 (date of inception) through December 29, 1996 and year ended December 28, 1997. F-130
  Statements of Members' Equity for the period from July 18, 1996 (date of inception) through December 29, 1996 and year ended December 28,
   1997.................................................................. F-131
  Statements of Changes in Net Assets for the period from July 18, 1996
   (date of inception) through December 29, 1996 and year ended December
   28, 1997.............................................................. F-132
  Notes to Financial Statements.......................................... F-133
BC EQUITY FUNDING, L.L.C.
Report of Independent Public Accountants................................. F-137
Financial Statements:
  Statements of Assets and Liabilities at December 29, 1996 and December
   28, 1997.............................................................. F-138
  Schedule of Investments at December 29, 1996 and December 28, 1997..... F-139
  Statements of Operations for the period from February 15, 1995 (date of inception) through December 31, 1995 and for the years ended December
   29, 1996 and December 28, 1997........................................ F-141
  Statements of Members' Equity for the period from February 15, 1995
   (date of inception) through December 31, 1995 and for the years ended
   December 29, 1996 and December 28, 1997............................... F-142
  Statements of Changes in Net Assets for the period from February 15,
   1995 (date of inception) through December 31, 1995 and for the years ended December 29, 1996 and December 28, 1997......................... F-143
  Notes to Financial Statements.......................................... F-144

BOSTON CHICKEN, INC. PRO FORMA FINANCIAL STATEMENTS GIVING EFFECT TO THE
 ACQUISITION OF MARKET PARTNERS, L.L.C., BC EQUITY FUNDING, L.L.C. AND
 CERTAIN AREA DEVELOPERS OF BOSTON CHICKEN, INC.
  Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended December 28, 1997.......................................... F-148
  Notes to Unaudited Pro Forma Consolidated Financial Statements......... F-149

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of B.C.B.M. Southwest, L.P.

  We have audited the accompanying balance sheets of B.C.B.M. Southwest, L.P. (formerly BC Texas, Inc.) as of December 28, 1997 and December 29, 1996, and the related statements of operations, stockholders' deficit/partners' deficit and cash flows for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B.C.B.M. Southwest, L.P. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
April 24, 1998

                            B.C.B.M. SOUTHWEST, L.P.

                                 BALANCE SHEETS

                 AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996

                      ASSETS                            1997          1996
                      ------                        ------------  ------------
Current Assets:
  Cash............................................. $    710,301  $  1,907,155
  Inventories......................................    1,471,343     1,421,487
  Prepaid expenses and other current assets........      170,053       650,580
                                                    ------------  ------------
    Total current assets...........................    2,351,697     3,979,222
Property, Equipment and Other Related Assets, net..   25,689,691    21,736,793
Other Assets.......................................      317,477     1,116,805
                                                    ------------  ------------
    Total assets................................... $ 28,358,865  $ 26,832,820
                                                    ============  ============
  LIABILITIES AND STOCKHOLDERS'/PARTNERS' DEFICIT
  -----------------------------------------------
Current Liabilities:
  Accounts payable................................. $  1,885,460  $  3,191,022
  Accrued expenses.................................    3,655,132     3,658,697
                                                    ------------  ------------
    Total current liabilities......................    5,540,592     6,849,719
Convertible Debt...................................   54,753,847    36,296,371
Other Liabilities..................................    2,664,555     1,246,894
Commitments
Stockholders'/Partners' Deficit:
  Partners' deficit................................  (34,600,129)          --
  Common stock, par value $.01 per share; 520,690
   shares authorized; 100,000 shares issued and
   outstanding.....................................          --          1,000
  Preferred stock, 10,000 shares authorized; 10,000
   shares issued and outstanding...................          --     10,000,000
  Additional paid-in capital.......................          --      3,854,250
  Accumulated deficit..............................          --    (31,415,414)
                                                    ------------  ------------
    Total stockholders'/partners' deficit..........  (34,600,129)  (17,560,164)
                                                    ------------  ------------
    Total liabilities and stockholders'/partners'
     deficit....................................... $ 28,358,865  $ 26,832,820
                                                    ============  ============


  The accompanying notes to financial statements are an integral part of these balance sheets.

                            B.C.B.M. SOUTHWEST, L.P.

                            STATEMENTS OF OPERATIONS

                                                FISCAL YEARS ENDED
                                      ----------------------------------------
                                      DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                          1997          1996          1995
                                      ------------  ------------  ------------
                                                                   (53 WEEKS)
Revenue.............................. $ 71,796,304  $ 57,915,765  $ 36,359,867
Costs and Expenses:
  Cost of products sold..............   27,306,079    22,338,460    14,339,677
  Salaries and benefits..............   23,894,256    19,341,774    13,281,898
  General and administrative.........   33,358,756    24,962,626    18,728,503
  Provision for store closures.......    2,938,532           --            --
                                      ------------  ------------  ------------
    Total costs and expenses.........   87,497,623    66,642,860    46,350,078
                                      ------------  ------------  ------------
Loss from Operations.................  (15,701,319)  (8,727,095)    (9,990,211)
Other Income (Expense):
  Interest expense...................   (4,467,453)   (2,664,711)   (1,695,354)
  Other income (expense).............     (871,223)      930,251       148,754
                                      ------------  ------------  ------------
    Total other expense..............   (5,338,676)   (1,734,460)   (1,546,600)
                                      ------------  ------------  ------------
Net Loss............................. $(21,039,995) $(10,461,555) $(11,536,811)
                                      ============  ============  ============



  The accompanying notes to financial statements are an integral part of these statements.

                            B.C.B.M. SOUTHWEST, L.P.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

    FOR THE PERIOD FROM DECEMBER 30, 1996 TO APRIL 19, 1997 AND YEARS ENDED
                    DECEMBER 29, 1996 AND DECEMBER 31, 1995

                          COMMON STOCK   PREFERRED STOCK   ADDITIONAL
                         -------------- ------------------  PAID-IN   ACCUMULATED
                         SHARES  AMOUNT SHARES   AMOUNT     CAPITAL     DEFICIT        TOTAL
                         ------- ------ ------ ----------- ---------- ------------  ------------
BALANCES, December 25,
 1994................... 100,000 $1,000    --  $       --  $1,999,000 $ (7,561,798) $ (5,561,798)
 Issuance of preferred
  stock.................     --     --  10,000  10,000,000        --           --     10,000,000
 Accrued dividends on
  preferred stock.......     --     --     --          --     741,771     (741,771)          --
 Net loss...............     --     --     --          --         --   (11,536,811)  (11,536,811)
                         ------- ------ ------ ----------- ---------- ------------  ------------
BALANCES, December 31,
 1995................... 100,000  1,000 10,000  10,000,000  2,740,771  (19,840,380)   (7,098,609)
 Accrued dividends on
  preferred stock.......     --     --     --          --   1,113,479   (1,113,479)          --
 Net loss...............     --     --     --          --         --   (10,461,555)  (10,461,555)
                         ------- ------ ------ ----------- ---------- ------------  ------------
BALANCES, December 29,
 1996................... 100,000  1,000 10,000  10,000,000  3,854,250  (31,415,414)  (17,560,164)
 Accrued dividends on
  preferred stock.......     --     --     --          --     365,274     (365,274)          --
 Net loss...............     --     --     --          --         --    (5,260,861)   (5,260,861)
                         ------- ------ ------ ----------- ---------- ------------  ------------
BALANCES, April 19,
 1997................... 100,000 $1,000 10,000 $10,000,000 $4,219,524 $(37,041,549) $(22,821,025)
                         ======= ====== ====== =========== ========== ============  ============


  The accompanying notes to financial statements are an integral part of these statements.

                            B.C.B.M. SOUTHWEST, L.P.

                         STATEMENT OF PARTNERS' DEFICIT

            FOR THE PERIOD FROM APRIL 20, 1997 TO DECEMBER 28, 1997

                              COMMON UNITS         PREFERRED UNITS
                          --------------------  ----------------------
                           UNITS     AMOUNT       UNITS      AMOUNT        TOTAL
                          ------- ------------  ---------- -----------  ------------
BALANCES, April 20,
 1997...................  100,000 $(22,821,025) 14,971,054 $       --   $(22,821,025)
Issuance of common
 units..................    3,000           30         --          --             30
Issuance of preferred
 units..................      --           --    4,433,115   4,433,115     4,433,115
Distribution of warrants
 to acquire BCI common
 stock..................      --      (433,115)        --          --       (433,115)
Accrued dividends on
 preferred units........      --    (1,102,185)        --    1,102,185           --
Net loss................      --   (10,243,834)        --   (5,535,300)  (15,779,134)
                          ------- ------------  ---------- -----------  ------------
BALANCES, December 28,
 1997...................  103,000 $(34,600,129) 19,404,169 $       --   $(34,600,129)
                          ======= ============  ========== ===========  ============




The accompanying notes to the financial statements are an integral part of this statement.

                            B.C.B.M. SOUTHWEST, L.P.

                            STATEMENTS OF CASH FLOWS

                                                 FISCAL YEARS ENDED
                                       ----------------------------------------
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash Flows From Operating Activities:
  Net loss...........................  $(21,039,995) $(10,461,555) $(11,536,811)
  Adjustments to reconcile net loss
   to net cash used in operating
   activities--
    Depreciation and amortization....     3,019,733     2,058,608     1,682,289
    Provision for store closures.....     2,938,532           --            --
    Loss on disposal of assets.......       871,224           --            --
    Changes in assets and
     liabilities--
      Inventories....................       (49,856)     (327,002)     (566,653)
      Prepaid expenses and other
       current assets................       480,527      (317,382)     (253,764)
      Accounts payable and accrued
       expenses......................     1,073,843     1,200,580     1,204,194
      Other assets and liabilities...    (1,432,478)     (359,268)    2,338,515
                                       ------------  ------------  ------------
        Net cash used in operating
         activities..................   (14,138,470)   (8,206,019)   (7,132,230)
                                       ------------  ------------  ------------
Cash Flows from Investing Activities:
  Purchase of property, equipment and
   other related assets..............    (9,949,005)   (8,974,253)  (11,863,612)
  Sale of property, equipment and
   other related assets..............           --      2,135,445     5,030,018
                                       ------------  ------------  ------------
        Net cash used in investing
         activities..................    (9,949,005)   (6,838,808)   (6,833,594)
                                       ------------  ------------  ------------
Cash Flows from Financing Activities:
  Proceeds from equity issuance......     4,433,145           --     10,000,000
  Proceeds from convertible debt.....    73,141,335    61,469,713    35,489,025
  Repayments of convertible debt.....   (54,683,859)  (44,571,392)  (24,090,975)
  Repayments of note payable.........           --            --     (8,400,096)
                                       ------------  ------------  ------------
        Net cash provided by
         financing activities........    22,890,621    16,898,321    12,997,954
                                       ------------  ------------  ------------
Increase (Decrease) in Cash..........    (1,196,854)    1,853,494      (967,870)
Cash, beginning of year..............     1,907,155        53,661     1,021,531
                                       ------------  ------------  ------------
Cash, end of year....................  $    710,301  $  1,907,155  $     53,661
                                       ============  ============  ============
Supplemental Disclosure of Cash Flow
 Information:
  Interest paid......................  $  4,342,292  $  2,631,837  $  1,736,353
                                       ============  ============  ============
Supplemental Disclosure of Noncash
 Activities:
  Distribution of warrants...........  $    433,115  $        --   $        --
                                       ============  ============  ============


  The accompanying notes to financial statements are an integral part of these statements.

                            B.C.B.M. SOUTHWEST, L.P.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  B.C.B.M. Southwest, L.P. (the "Partnership") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. On April 20, 1997, the Partnership converted from a C-corporation to a partnership when BC Texas, Inc., the predecessor, contributed its assets to the Partnership. The statements of operations and cash flows for the year ended December 28, 1997 present the combined results of both entities.

  The Partnership has an Area Development Agreement ("ADA") with BCI granting it the right to open 272 stores in the state of Texas. At December 28, 1997, the Partnership had a total of 69 stores open. Pursuant to the franchise agreements, the Partnership is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loan from BCI (Note 4) was $11.8 million, $9.2 million and $6.6 million in 1997, 1996 and 1995, respectively. The Partnership is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Partnership has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Partnership anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Partnership will require additional capital to continue its operations. BCI has expressed its intent to convert its loan to a majority equity interest in the Partnership and to acquire the series A and series B preferred units in the Partnership for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Partnership's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Partnership's fiscal year is the 52/53-week period ending on the last Sunday of December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, equipment and other related assets

  Property, equipment and other related assets are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

        Buildings and improvements...................................   15 years
        Furniture, fixtures, equipment and software..................  3-8 years
        ADA and franchise fees.......................................   15 years
        Preopening costs.............................................    1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                            B.C.B.M. SOUTHWEST, L.P.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Partnership to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Partnership does not anticipate the SOP will have a material impact on its financial statements.

 Long-Lived Assets

  The Partnership evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Partnership estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $9.4 million, $4.6 million and $4.1 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Partnership is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the partners on their individual tax returns in accordance with the Partnership Agreement.

  Prior to the formation of the Partnership, BC Texas, Inc. generated net operating losses for each period since inception. Deferred tax assets relating to such net operating losses were fully offset by a valuation allowance due to the uncertainty of their ultimate realization. Accordingly, no provision or benefit for income taxes was needed during the periods presented.

 Allocation of Profits and Loss and Distributions

  Profits for any fiscal year will first be allocated to the common unit holders equal to the excess of any losses allocated to the common unit holders over the aggregate allocation of profits to the common unit holders in the current and prior fiscal years. Profits will then be allocated first to series A preferred unit holders, then series B preferred unit holders and then series C preferred unit holders in a manner similar to the allocation to the common unit holders. Profits will then be allocated to the common unit holders in proportion to their respective common units, in an amount equal to the excess of any losses allocated to the common unit holders over the aggregate allocation of profits to the common unit holders in the current and prior fiscal years. Profits will then

                            B.C.B.M. SOUTHWEST, L.P.

be allocated to the series A preferred unit holders in an amount sufficient to make the capital account balance of such unit holders equal to the series A redemption price, as defined, that would be distributable to the series A preferred unit holder if such series A preferred units were redeemed by the Partnership as of the end of such fiscal year. Profits will then be allocated to the series B preferred unit holders and then series C preferred unit holders in a manner similar to the allocation of the series A preferred unit holders. Thereafter, profits will be allocated to the common unit holders in proportion to their respective common units.

  Losses for any fiscal year shall be allocated first to the common unit holders in proportion to their common units until the capital account balances have been reduced to zero. Losses shall then be allocated to the series C preferred unit holders, then series B preferred unit holders, then series A preferred unit holders, in proportion to each of the respective classes of preferred units, until their capital account balances have been reduced to zero. Thereafter, losses shall be allocated to the common units holders.

  Except for tax distributions described in Note 6, no distributions shall be made with respect to the common units or the series C preferred units while the series A preferred units or the series B preferred units are outstanding. Provided the Partnership is not in default with respect to any payments due to the series A preferred unit holders, the Partnership shall be permitted to make required distributions to the series B preferred unit holders. At any time that neither the series A or B preferred units are outstanding, distributions may be made on either the common units or series C preferred units, or both.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassification

  Certain reclassifications have been made to the 1995 and 1996 financial statements to conform with the 1997 presentation.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                          1997         1996
                                                       -----------  -----------
Property, equipment and other related assets:
  Land................................................ $       --   $   501,144
  Buildings and improvements..........................  17,990,133   17,550,356
  Furniture, fixtures, equipment and software.........   6,509,300    3,954,592
  ADA and franchise fees..............................   2,337,414    2,242,500
  Preopening costs....................................   1,036,732    2,571,092
                                                       -----------  -----------
                                                        27,873,579   26,819,684
  Less accumulated depreciation and amortization......  (2,183,888)  (5,082,891)
                                                       -----------  -----------
    Total property, equipment and other related
     assets, net...................................... $25,689,691  $21,736,793
                                                       ===========  ===========
Accrued expenses:
  Accrued payroll and fringe benefits................. $   902,377  $ 1,185,002
  Accrued sales tax...................................     398,710      394,954
  Accrued personal and real property taxes............   1,249,643    1,031,308
  Accrued interest....................................     407,984      265,418
  Deferred gain on equipment sales....................     384,943      393,042
  Accrued other.......................................     311,475      388,973
                                                       -----------  -----------
                                                       $ 3,655,132  $ 3,658,697
                                                       ===========  ===========

                            B.C.B.M. SOUTHWEST, L.P.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)


(4) CONVERTIBLE DEBT

  The Partnership has entered into a secured loan agreement (the "Agreement") with BCI, which provides BCI the right to convert all or any portion of the loan into common units at $23.00 per unit for the first $28,000,000 and at $46.00 per unit for any amounts over $28,000,000. The specified percentage of common units to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total equity and rights outstanding, but would constitute at least a majority of the equity of the Partnership on a fully diluted basis in the event that all of the loan was converted. The loan may be converted by BCI at any time up to November 2008. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price (as defined) the amount of additional equity it could have acquired by conversion of the loan had it been fully drawn. The loan is collateralized by substantially all of the assets of the Partnership and a pledge of its common units. The Agreement contains various restrictive covenants including restricting cash dividends and limiting additional indebtedness. BCI has announced its intention to convert the loan into equity subject to acquiring the series A and series B preferred units.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.5% as of December 28, 1997) plus 1%. Interest only payments are required through May 2005, at which time the loan converts to an amortizing term loan payable through May 2008 with a final balloon payment. As of December 28, 1997, the Agreement provided for a line of credit of $56,000,000. As of December 28, 1997, principal maturities on the outstanding balance were as follows:

        1998........................................................ $       --
        1999........................................................         --
        2000........................................................         --
        2001........................................................         --
        2002........................................................         --
        Thereafter..................................................  54,753,847
                                                                     -----------
                                                                     $54,753,847
                                                                     ===========

(5) EMPLOYEE STOCK OPTION PLAN

  A maximum of 183,964 common units are available for grant to employees pursuant to the Employee Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Partnership accounts for the Option Plan using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation". If a fair value based accounting method had been adopted, the Partnership's pro forma net loss would have been $21,136,562, $10,472,181 and $11,600,993 for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, respectively.

                           B.C.B.M. SOUTHWEST, L.P.

  The following table summarizes unit option activity and the related weighted average exercise price of the options.

                                       1997            1996           1995
                                  --------------- -------------- --------------
                                  SHARES   PRICE  SHARES  PRICE  SHARES  PRICE
                                  -------  ------ ------- ------ ------- ------
Outstanding, beginning of year...  81,612  $25.27  60,112 $20.00  53,612 $20.00
  Granted........................  88,400   40.00  21,500  40.00   6,500  20.00
  Exercised......................     --              --             --
  Forfeited...................... (13,110)  35.25     --             --
  Expired........................     --              --             --
                                  -------         -------        -------
Outstanding, end of year......... 156,902  $32.67  81,612 $25.27  60,112 $20.00
                                  =======         =======        =======
Exercisable, end of year.........  46,927  $21.56  24,492 $20.00  10,534 $20.00
                                  =======         =======        =======
Weighted average fair value of
 options granted................. $ 10.66         $  9.96        $  6.54
                                  =======         =======        =======

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 8 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997, 1996 and 1995 grants: risk-free interest rates of 6.20%, 5.73% and 7.92%, respectively; expected life of 5 years.

(6) PREFERRED UNITS

 Series A Preferred Units

  Series A preferred units accrue dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Price"). Dividends accrue until April 2000 after which they are paid currently on a semi-annual basis. As of December 28, 1997, there were 12,217,562 series A preferred units outstanding.

  The series A preferred units are redeemable at the option of the Partnership at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium initially equal to $1,400,000, increased annually to a maximum of $2,000,000, plus any unpaid Tax-Gross up amount, as defined.

 Series B Preferred Units

  Series B preferred units accrue dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually, in cash. In 1997, the Partnership distributed warrants to purchase 44,331 shares of BCI common stock, which it had previously purchased from BCI, to holders of the series B preferred units. As of December 28, 1997, there were 4,433,115 series B preferred units outstanding.

  The series B preferred units are redeemable at the option of the Partnership at any time after the series A preferred units have been redeemed, for a redemption price equal to the sum of the issue price, plus a redemption premium equal to 4% of the initial issue price, plus accrued but unpaid preferred dividends.

                            B.C.B.M. SOUTHWEST, L.P.

 Series C Preferred Units

  Series C preferred units accrue dividends at a rate equal to 12% of the issue price. The dividend will accrue and is payable when declared but may only be declared in the event that both series A and B preferred units have been fully redeemed. As of December 28, 1997, there were 2,753,492 series C preferred units outstanding.

  After the series A and B preferred units have been redeemed, the series C preferred units are redeemable at the option of the Partnership at any time for a redemption price equal to the sum of the issue price, plus accrued but unpaid preferred dividends.

 Preferred Unit Rights

  In the event of liquidation, all preferred units will be entitled to a liquidation preference equal to the Redemption Price, as defined.

  The holders of preferred units have the right to require to the Partnership to redeem the preferred units at the Redemption Price, as defined, in certain circumstances.

  The preferred members have no voting rights or rights to manage the business and affairs of the Partnership other than those specific rights described in the Partnership Agreement.

  The series A preferred unit holders have a warrant to purchase 158,000 common units at $20.00 per unit. The warrant is exercisable at any time through September 2003.

(7) COMMITMENTS

  The Partnership has entered into sale/leaseback transactions whereby store equipment was sold to a third party and subsequently subleased by the Partnership from BCI who leased the equipment from the independent third party. The sales of equipment resulted in deferred gains, which are being recognized by the Partnership over the lives of the respective leases. The leases are accounted for as operating leases.

  The Partnership also leases office and store premises under various noncancelable operating lease agreements. Lease terms are generally five to ten years with one or more five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

        1998........................................................ $ 4,638,643
        1999........................................................   4,634,419
        2000........................................................   4,796,329
        2001........................................................   4,779,178
        2002........................................................   4,201,528
        Thereafter..................................................  22,085,438
                                                                     -----------
                                                                     $45,135,535
                                                                     ===========

                            B.C.B.M. SOUTHWEST, L.P.

                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)


  The total rent expense under operating leases was approximately $8,098,000, $7,122,000 and $4,611,000 for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, respectively.

  The Partnership obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Partnership would be able to replace any of its sources of supply with other vendors without a disruption in service.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
  R&A Food Services, L.P.:

  We have audited the accompanying balance sheets of R&A Food Services, L.P. (formerly R&A Food Services, Inc.) as of December 28, 1997 and December 29, 1996, and the related statements of operations, stockholders'/partners' deficit and cash flows for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R&A Food Services, L.P. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
April 24, 1998

                            R & A FOODSERVICES, L.P.

                                 BALANCE SHEETS

                                                      DECEMBER 28,  DECEMBER 29,
                                                          1997          1996
                                                      ------------  ------------
ASSETS
------
Current Assets:
  Cash............................................... $    122,625  $  1,664,778
  Inventories........................................    2,100,741     2,606,122
  Prepaid expenses and other current assets..........      561,130     1,148,117
                                                      ------------  ------------
    Total current assets.............................    2,784,496     5,419,017
Property, Equipment and Other Related Assets, net....   36,564,962    42,387,079
Other Assets.........................................    2,390,453     3,803,971
                                                      ------------  ------------
    Total assets..................................... $ 41,739,911  $ 51,610,067
                                                      ============  ============
LIABILITIES AND PARTNERS' DEFICIT
---------------------------------
Current Liabilities:
  Account payable.................................... $  3,835,310  $  2,267,928
  Accrued expenses...................................   10,838,076     5,931,282
                                                      ------------  ------------
    Total current liabilities........................   14,673,386     8,199,210
Convertible Debt.....................................   93,219,935    76,997,848
Other Liabilities....................................    1,898,638     1,710,816
Commitments
Partners' Deficit....................................  (68,052,048)  (35,297,807)
                                                      ------------  ------------
    Total liabilities and partners' deficit.......... $ 41,739,911  $ 51,610,067
                                                      ============  ============



  The accompanying notes to financial statements are an integral part of these balance sheets.

                             R&A FOODSERVICES, L.P.

                            STATEMENTS OF OPERATIONS

                                                FISCAL YEARS ENDED
                                      ----------------------------------------
                                      DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                          1997          1996          1995
                                      ------------  ------------  ------------
Revenue.............................. $106,134,723  $107,035,093  $ 86,669,428
Costs and Expenses:
  Cost of products sold..............   39,348,673    40,768,771    34,011,946
  Salaries and benefits..............   32,326,764    33,052,468    29,121,730
  General and administrative.........   53,833,793    48,429,552    41,702,902
  Provision for store closures.......    8,947,059           --      5,997,805
                                      ------------  ------------  ------------
    Total costs and expenses.........  134,456,289   122,250,791   110,834,383
                                      ------------  ------------  ------------
Loss from Operations.................  (28,321,566)  (15,215,698)  (24,164,955)
Other Income (Expense):
  Interest expense, net..............   (8,093,376)   (7,412,085)   (5,727,481)
  Other income.......................    2,786,604     1,454,273       521,361
                                      ------------  ------------  ------------
    Total other expense..............   (5,306,772)   (5,957,812)   (5,206,120)
                                      ------------  ------------  ------------
Net Loss............................. $(33,628,338) $(21,173,510) $(29,371,075)
                                      ============  ============  ============



  The accompanying notes to financial statements are an integral part of these statements.

                            R&A FOOD SERVICES, L.P.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
  FOR THE YEAR ENDED DECEMBER 31, 1995 AND FOR THE PERIOD FROM JANUARY 1, 1996
                            THROUGH OCTOBER 5, 1996

                                             SENIOR
                          COMMON STOCK   PREFERRED STOCK     PREFERRED STOCK      ADDITIONAL
                          -------------- ---------------- ----------------------    PAID-IN    ACCUMULATED
                          SHARES  AMOUNT SHARES   AMOUNT    SHARES      AMOUNT      CAPITAL      DEFICIT        TOTAL
                          ------  ------ -------- ------- ----------  ----------  -----------  ------------  ------------
BALANCES, December 26,
 1994...................  72,132   $721       --   $  --       4,800  $       48  $12,630,283  $(18,639,472) $ (6,008,420)
Redemption of stock.....  (3,611)   (36)      --      --        (170)         (2)    (769,960)          --       (769,998)
Issuance of exchangeable
 senior preferred stock,
 net of offering costs..     --     --     10,000     100        --           --    9,953,819           --      9,953,919
Dividends on preferred
 stock..................     --     --        --      --         --    1,077,771   (1,077,771)          --            --
Net loss................     --     --        --      --         --           --          --    (29,371,075)  (29,371,075)
                          ------   ----  --------  ------ ----------  ----------  -----------  ------------  ------------
BALANCES, December 31,
 1995...................  68,521   685     10,000     100      4,630   1,077,817   20,736,371   (48,010,547)  (26,195,574)
Issuance of preferred
 stock..................     --     --        --      --  13,299,346     132,993   13,144,926           --     13,277,919
Dividends on preferred
 stock..................     --     --        --      --         --    1,295,407   (1,857,841)          --       (562,434)
Redemption of common
 stock..................  (4,500)   (45)      --      --         --          --      (516,955)          --       (517,000)
Net loss................     --     --        --      --         --          --           --    (17,369,310)  (17,369,310)
                          ------   ----  --------  ------ ----------  ----------  -----------  ------------  ------------
BALANCES,
 October 5, 1996........  64,021   $640    10,000  $  100 13,303,976  $2,506,217  $31,506,501  $(65,379,857) $(31,366,399)
                          ======   ====  ========  ====== ==========  ==========  ===========  ============  ============


  The accompanying notes to financial statements are an integral part of these statements.

                             R&A FOOD SERVICES L.P.

                        STATEMENTS OF PARTNERS' DEFICIT
  FOR THE PERIOD FROM OCTOBER 6, 1996 THROUGH DECEMBER 29, 1996 AND YEAR ENDED
                               DECEMBER 28, 1997

                           COMMON UNITS
                 ----------------------------------
                                        LIMITED
                  GENERAL PARTNER       PARTNER
                 ------------------- --------------
                    AMOUNT     UNITS AMOUNT  UNITS
                 ------------  ----- ------  ------
Balances,
 October 6,
 1996........... $        --    --   $ --       --
Units issued in
 exchange for
 contributions
 of net assets..            6   640    640   64,021
Dividends
 accrued........     (596,128)  --     --       --
Dividends paid..          --    --     --       --
Issuance of
 warrants.......          --    --      94      --
Net loss........          --    --    (734)     --
                 ------------   ---  -----   ------
Balances,
 December 29,
 1996...........     (596,122)  640    --    64,021
Issuance of
 preferred
 units..........          --    --     --       --
Distribution of
 warrants to
 acquire BCI
 common stock...          --    --     --       --
Dividends
 accrued........   (2,786,512)  --     --       --
Dividends paid..          --    --     --       --
Net loss........  (24,132,458)  --     --       --
                 ------------   ---  -----   ------
Balances,
 December 28,
 1997........... $(27,515,092)  640  $ --    64,021
                 ============   ===  =====   ======
                                                      PREFERRED UNITS
                 ----------------------------------------------------------------------------------------------
                        SERIES A                SERIES B                SERIES C               SERIES D
                 ------------------------ ---------------------- ----------------------- ----------------------
                     LIMITED PARTNER         LIMITED PARTNER        LIMITED PARTNER         LIMITED PARTNER
                 ------------------------ ---------------------- ----------------------- ----------------------
                    AMOUNT       UNITS      AMOUNT       UNITS     AMOUNT       UNITS      AMOUNT       UNITS
                 ------------- ---------- ------------ --------- ------------ ---------- ------------ ---------
Balances,
 October 6,
 1996........... $        --          --  $       --         --  $       --          --  $       --         --
Units issued in
 exchange for
 contributions
 of net assets..  (25,674,859) 11,585,429 (10,260,703) 4,630,002  13,299,346  13,299,346  (8,892,879) 4,012,790
Dividends
 accrued........          --          --          --         --          --          --          --         --
Dividends paid..          --          --          --         --          --          --          --         --
Issuance of
 warrants.......          --          --          --         --          --          --          --         --
Net loss........          --          --          --         --   (3,803,466)        --          --         --
                 ------------- ---------- ------------ --------- ------------ ---------- ------------ ---------
Balances,
 December 29,
 1996...........  (25,674,859) 11,585,429 (10,260,703) 4,630,002   9,495,880  13,299,346  (8,892,879) 4,012,790
Issuance of
 preferred
 units..........          --          --    3,324,837  3,324,837         --          --          --         --
Distribution of
 warrants to
 acquire BCI
 common stock...          --          --   (1,624,184)       --          --          --          --         --
Dividends
 accrued........          --          --          --         --          --          --          --         --
Dividends paid..          --          --          --         --          --          --          --         --
Net loss........          --          --          --         --   (9,495,880)        --          --         --
                 ------------- ---------- ------------ --------- ------------ ---------- ------------ ---------
Balances,
 December 28,
 1997........... $(25,674,859) 11,585,429 $(8,560,050) 7,954,839 $       --   13,299,346 $(8,892,879) 4,012,790
                 ============= ========== ============ ========= ============ ========== ============ =========
                   DIVIDENDS      TOTAL
                  ----------- -------------
Balances,
 October 6,
 1996...........  $      --   $        --
Units issued in
 exchange for
 contributions
 of net assets..     162,050   (31,366,399)
Dividends
 accrued........     596,128           --
Dividends paid..    (127,302)     (127,302)
Issuance of
 warrants.......         --             94
Net loss........         --     (3,804,200)
                  ----------- -------------
Balances,
 December 29,
 1996...........     630,876   (35,297,807)
Issuance of
 preferred
 units..........         --      3,324,837
Distribution of
 warrants to
 acquire BCI
 common stock...         --     (1,624,184)
Dividends
 accrued........   2,786,512           --
Dividends paid..    (826,556)     (826,556)
Net loss........         --    (33,628,338)
                  ----------- -------------
Balances,
 December 28,
 1997...........  $2,590,832  $(68,052,048)
                  =========== =============

  The accompanying notes to financial statements are an integral part of this statement.

                            R & A FOODSERVICES, L.P.

                            STATEMENTS OF CASH FLOWS

                                                 FISCAL YEARS ENDED
                                       ----------------------------------------
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash Flows from Operating Activities:
  Net loss...........................  $(33,628,338) $(21,173,510) $(29,371,075)
  Adjustments to reconcile net loss
   to net cash used in operating
   activities........................
  Depreciation and amortization......     4,525,855     4,970,237     4,935,239
  Provision for store closures.......     8,947,059           --      5,997,805
  Gain on asset disposal.............    (2,758,326)          --            --
  Changes in assets and liabilities:
    Inventories......................       505,381       321,766    (1,778,321)
    Prepaid expenses and other
     current assets..................       586,987      (422,573)     (295,744)
    Accounts payable and accrued
     expenses........................    (1,382,847)   (3,467,011)    1,822,647
    Other assets and liabilities.....     6,682,266    (6,385,472)      988,801
                                       ------------  ------------  ------------
      Net cash used in operating
       activities....................   (16,521,963)  (26,156,563)  (17,700,648)
                                       ------------  ------------  ------------
Cash Flows from Investing Activities:
  Purchase of property, equipment and
   other related assets..............    (8,379,970)     (958,662)  (28,625,888)
  Proceeds from sale of assets.......     4,639,412    11,770,062     7,323,186
                                       ------------  ------------  ------------
      Net cash from (used in)
       investing activities..........    (3,740,558)   10,811,400   (21,302,702)
                                       ------------  ------------  ------------
Cash Flows from Financing Activities:
  Proceeds from equity issuances.....     3,324,837    13,278,013     9,953,819
  Redemption of equity...............           --       (517,000)     (769,998)
  Dividends..........................      (826,556)          --       (176,654)
  Proceeds from convertible debt.....    79,274,427   103,103,918    73,299,131
  Repayments of convertible debt.....   (63,052,340)  (99,847,647)  (45,031,555)
                                       ------------  ------------  ------------
      Net cash from financing
       activities....................    18,720,368    16,017,284    37,274,743
                                       ------------  ------------  ------------
Increase (Decrease) in Cash..........    (1,542,153)      672,121    (1,728,607)
  Cash, beginning of year............     1,664,778       992,657     2,721,264
                                       ------------  ------------  ------------
  Cash, end of year..................  $    122,625  $  1,664,778  $    992,657
                                       ============  ============  ============
  Supplemental Disclosure of Cash
   Flow Information:
    Interest paid....................  $  8,102,497  $  7,694,152  $  5,636,719
                                       ============  ============  ============
  Supplemental Disclosure of Non-cash
   Activities:
    Distribution of warrants.........  $  1,624,184  $        --   $        --
                                       ============  ============  ============


  The accompanying notes to financial statements are an integral part of these statements.

                            R&A FOOD SERVICES, L.P.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  R&A Food Services, L.P. (the "Partnership") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. On October 6, 1996, the Partnership converted from a C-corporation to a partnership when R&A Food Services, Inc., the predecessor, contributed its assets to the Partnership. The statements of operations and cash flows for the year ended December 29, 1996 present the combined results of both entities.

  The Partnership has an Area Development Agreement ("ADA") with BCI granting it the right to open 281 stores in all or portions of Florida, Georgia, Alabama and Mississippi. The Partnership had 100 stores open at December 28, 1997. Pursuant to the franchise agreements, the Partnership is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loan from BCI (Note 4) was $17.6 million, $16.5 million and $13.7 million in 1997, 1996 and 1995, respectively. The Partnership is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Partnership has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Partnership anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Partnership will require additional capital to continue its operations. BCI has expressed its intent to convert its loan to a majority equity interest in the Partnership and to acquire the Series A and Series C preferred units in the Partnership in exchange for BCI preferred and common equity and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Partnership's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Partnership's fiscal year is the 52/53-week period ending on the last Sunday in December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

      Buildings and improvements......................................  15 years
      Furniture, fixtures, equipment and software..................... 3-8 years
      ADA and franchise fees..........................................  15 years
      Preopening costs................................................   1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                            R&A FOOD SERVICES, L.P.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Partnership to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Partnership does not anticipate the SOP will have a material impact on its financial statements.

 Long-Lived Assets

  The Partnership evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Partnership estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period the related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $13.7 million, $8.7 million and $7.2 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Partnership is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the partners on their individual tax returns in accordance with the Partnership Agreement.

  Prior to the formation of the Partnership, R&A Food Services, Inc. generated net operating losses for each period since inception. Deferred tax assets relating to such net operating losses were fully offset by a valuation allowance due to the uncertainty of their ultimate realization. Accordingly, no provision or benefit for income taxes was recorded during the periods presented.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to the general partner in an amount necessary to eliminate any deficits and restore such capital accounts to zero. Profits are then allocated to the preferred unit holders in amounts necessary to eliminate any deficits and restore such capital accounts to zero. The priority of the profit allocation to the preferred holders shall be to the Series A holders first, the Series B holders second, the Series C

                            R&A FOOD SERVICES, L.P.

holders third and the Series D holders fourth. Remaining profits are allocated to the common unit holders in an amount necessary to eliminate any deficits and restore capital accounts to zero. Profits are then allocated to the preferred unit holders, in the same order of priority as the deficit elimination above, in an amount sufficient to make the capital account of such preferred unit holder equal to the Redemption Price, as defined, that would be distributable to the preferred unit holder if redeemed by the Partnership as of the end of such fiscal year. Thereafter, profits are allocated to the general partner and partners holding common units in proportion to their units.

  Losses for any fiscal year shall be allocated first to common limited partnership unit holders in proportion to their common limited partnership units until their capital account balances have been reduced to zero. Losses are then to be allocated to the preferred unit holders until the preferred unit holders capital balance has been reduced to zero. The priority of the loss allocation to the preferred holders shall be to the Series D holders first, the Series C holders second, the Series B holders third and the Series A holders fourth. Thereafter, losses are allocated to the general partner.

  Distributions related to preferred returns (Note 5) will be in the same order of priority as the allocation of profits. However, no distributions will be made to Series D holders while there are Series A or C units outstanding.

  Distributions for tax purposes will be made on an annual basis to each Series A, B and D preferred unit holder and each Series C preferred and common unit holder in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the Series A, B and D preferred unit holders, and the estimated tax liability of the members resulting from the operations of the Partnership in the case of the Series C preferred and common unit holders. The tax distributions to the Series A, B and D preferred unit holders have priority over tax distributions to the Series C preferred and common unit holders, which will only be made to Series C preferred and common unit holders to the extent of Available Cash, as defined. Thereafter, distributions will be made to the members subject to the Partnership being in compliance with the secured loan agreement (Note 4) as determined by the manager. However, no distributions shall be made to Series D preferred members or to common members while Series A or Series C preferred member units are outstanding. From and after the date the preferred units are retired, distributions shall be made to and among the common unit holders in proportion to their common units.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                          1997         1996
                                                       -----------  -----------
Property, equipment and other related assets:
  Land................................................ $       --   $   388,248
  Buildings and improvements..........................  31,204,719   34,257,903
  Furniture, fixtures, equipment and software.........   7,492,469    5,464,794
  ADA and franchise fees..............................   2,946,169    3,101,629
  Preopening costs....................................     294,744      234,399
                                                       -----------  -----------
                                                        41,938,101   43,446,973
  Less accumulated depreciation and amortization......  (5,373,139)  (1,059,894)
                                                       -----------  -----------
    Total property, equipment and other related
     assets, net...................................... $36,564,962  $42,387,079
                                                       ===========  ===========

                            R&A FOOD SERVICES, L.P.

                                                            1997        1996
                                                         ----------- ----------
Accrued expenses:
  Accrued payroll and fringe benefits................... $ 1,117,670 $1,627,068
  Accrued store closure costs...........................   6,699,502  1,860,897
  Deferred gain.........................................     845,029    872,776
  Accrued sales tax.....................................     497,735    476,828
  Accrued interest......................................     683,887    553,409
  Accrued other.........................................     994,253    540,304
                                                         ----------- ----------
                                                         $10,838,076 $5,931,282
                                                         =========== ==========

  Interest expense was $8.2 million, $7.6 million and $5.9 million in 1997, 1996 and 1995, respectively.

(4) CONVERTIBLE DEBT

  The Partnership has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI the right to convert all or any portion of the loan into common units at $184.47 per unit. The specified percentage of partners' capital to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total capital and rights outstanding, but would constitute at least a majority of the capital of the Partnership on a fully diluted basis in the event that all of the loan was converted. The loan may be converted by BCI at any time up to January 2014. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, as defined, the amount of additional common units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority of the outstanding partnership units, BCI will become the General Partner of the Partnership. The loan is collateralized by substantially all of the assets of the Partnership and a pledge of the partner's capital of the Partnership. The Agreement contains various restrictive covenants including restricting cash distributions and limiting additional indebtedness. BCI has announced its intention to convert the loan into equity subject to acquiring the Series A and Series C preferred units.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.5% as of December 28, 1997) plus 1%. Interest-only payments are required through August 2006, at which time the loan converts to an amortizing term loan payable through July 2013, with a final balloon payment. As of December 28, 1997, the Agreement provided for a line of credit of $98,505,200 with $93,219,935 drawn.

  As of December 28, 1997, principal maturities on the outstanding balance were as follows:

      1998.......................................................... $        --
      1999..........................................................          --
      2000..........................................................          --
      2001..........................................................          --
      2002..........................................................          --
      Thereafter....................................................  93,219,935
                                                                     -----------
                                                                     $93,219,935
                                                                     ===========

(5) PARTNERS' CAPITAL

 Series A Preferred Units

  The Series A preferred units accrue dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Price"). Dividends accrue until April 14, 2000, after which they are paid currently on a semi-annual basis.

                            R&A FOOD SERVICES, L.P.

  The Series A preferred units are redeemable at the option of the Partnership at any time for a redemption price equal to the Adjusted Issue Price, plus an aggregate redemption premium ranging from $1,200,000 to $2,000,000 (depending on the date of redemption).

 Series B Preferred Units

  The Series B preferred units accrue dividends at a rate equal to 7% of the issue price. Dividends are payable semi-annually, in cash, on June 1 and December 1 of each year.

  Provided that the Partnership has redeemed all Series A preferred units, the Series B preferred units are redeemable at the option of the Partnership at any time for a redemption price equal to the issue price, plus any unpaid accrued Series B dividends, plus the unpaid Tax Gross-Up Amount, as defined.

  In connection with the Series B preferred units, each Series B unit holder received a warrant to purchase 28,061 common units at $165 per unit.

 Series C Preferred Units

  The Series C preferred units accrue dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually, in cash.

  Provided that all Series A and B preferred units have been redeemed, the Series C preferred units are redeemable at the option of the Partnership at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium equal to 4% of the initial issue price.

  In connection with the Series C preferred units owned by Market Partners, L.L.C. ("MPLLC"), a warrant to purchase 7% of the Partnership's common units (on a fully diluted basis) was acquired by MPLLC for $94. The warrant is exercisable within 10 business days after a Controlling Interest Acquisition at an exercise price of $184.47 per unit. In general, a Controlling Interest Acquisition includes (i) the acquisition of a 20% or greater equity interest in the Partnership by BCI or (ii) the purchase of more than 30% of the Partnership's then existing stores by BCI. The warrant expires upon the earlier of the expiration of BCI's conversion rights under the convertible debt agreement or BCI's exercise of its call right on the warrant which can occur within two business days after MPLLC has notified the Partnership of its intention to exercise the warrant. Upon the exercise of the warrant, all outstanding units and unit options (except for units held by BCI) will be adjusted such that existing unit holders other than BCI will maintain the same equity ownership percentage both before and after the exercise of the warrant.

  In 1997, the Partnership distributed to MPLLC, warrants to purchase 166,242 shares of BCI common stock, which it had previously purchased from BCI.

 Series D Preferred Units

  The Series D preferred units accrue dividends at a rate equal to 12% of the issue price. Dividends are payable when declared and can be declared only after all Series A and C units have been redeemed.

  The Series D preferred units are redeemable at the option of the Partnership at any time for a redemption price equal to the issue price, plus any unpaid accrued Series D dividends.

                            R&A FOOD SERVICES, L.P.

 Preferred Partnership Unit Rights

  In the event of liquidation, the preferred units will be entitled to a liquidation preference equal to their respective Redemption Prices, as defined.

  The holders of preferred partnership units have the right to require the Partnership to redeem the preferred partnership units at their respective Redemption Prices, as defined, in certain circumstances.

  The preferred partners have no voting rights or rights to manage the business and affairs of the Partnership other than those specific rights described in the Partnership Agreement.

(6) EMPLOYEE UNIT OPTION PLAN

  A maximum of 62,615 general common units are available for grant to employees pursuant to the Employee Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the Manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Partnership accounts for the Option Plan using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". If a fair value based accounting method had been adopted, the Partnership's pro forma net loss would have been $33,697,727, $21,208,930, and $29,385,380 for 1997, 1996, and 1995, respectively.

  The following table summarizes unit option activity and the related weighted average exercise price of the options.

                                                        WEIGHTED AVERAGE SHARE
                                   NUMBER OF OPTIONS        EXERCISE PRICE
                                  --------------------- -----------------------
                                   1997    1996   1995   1997    1996    1995
                                  ------  ------ ------ ------- ------- -------
Outstanding, beginning of year... 49,721  47,791 45,791 $127.94 $127.15 $126.16
   Granted.......................  3,250   1,930  2,000  150.00  150.00  150.00
   Exercise......................    --      --     --
   Forfeited.....................   (623)    --     --   150.00
   Expired.......................    --      --     --
                                  ------  ------ ------
Outstanding, end of year......... 52,348  49,721 47,791 $129.11 $127.94 $127.15
                                  ======  ====== ======
Exercisable, end of year......... 45,832  44,833 26,609 $125.17 $125.73 $114.54
                                  ======  ====== ======
Weighted average fair value of
 options granted................. $39.98  $37.36 $49.04
                                  ======  ====== ======

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 6 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997, 1996 and 1995 grants: risk-free interest rate of 6.20% in 1997, 6.72% in 1996 and 7.92% in 1995, respectively; expected life of 5 years.

(7) COMMITMENTS

  The Partnership leases store premises and store equipment under various noncancelable operating lease agreements. Lease terms are generally five to ten years with one or more five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

                           R&A FOOD SERVICES, L.P.

                  NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)


  The Partnership has entered into sale/leaseback transactions whereby store equipment was sold to a third party and subsequently subleased by the Partnership from BCI who leased the equipment from the independent third party. The sale of equipment resulted in deferred gains which are being recognized by the Partnership over the lives of the respective leases. The leases are accounted for as operating leases.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997.

      1998.......................................................... $ 8,650,378
      1999..........................................................   8,376,699
      2000..........................................................   7,884,220
      2001..........................................................   7,604,127
      2002..........................................................   7,599,449
      Thereafter....................................................  27,272,689
                                                                     -----------
                                                                     $67,387,562
                                                                     ===========

  Total rent expense under operating leases, including common area maintenance charges, was $12.9 million, $14.2 million and $10.8 million for 1997, 1996 and 1995, respectively.

  The Partnership obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Partnership would be able to replace any of its sources of supply with other vendors without a disruption in service.

(8) OTHER INCOME

  Included in other income in 1997, is a gain of $4.3 million resulting from the sale of certain distribution rights to BCI.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of Finest Foodservice, L.L.C.:

  We have audited the accompanying balance sheets of Finest Foodservice, L.L.C. (a Delaware limited liability company) as of December 28, 1997 and December 29, 1996, and the related statements of operations, members' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Finest Foodservice, L.L.C. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
April 24, 1998

                           FINEST FOODSERVICE, L.L.C.

                                 BALANCE SHEETS

                                                      DECEMBER 28,  DECEMBER 29,
                       ASSETS                             1997          1996
                       ------                         ------------  ------------
Current Assets:
  Cash............................................... $       --    $   638,513
  Inventories........................................   1,512,569     1,552,609
  Prepaid expenses and other current assets..........     340,827       802,783
                                                      -----------   -----------
    Total current assets.............................   1,853,396     2,993,905
Property, Equipment and Other Related Assets, net....  19,699,916    20,861,434
Costs in Excess of Net Assets Acquired, net..........  20,009,547    23,702,578
Other Assets, net....................................     899,970     1,259,458
                                                      -----------   -----------
    Total assets..................................... $42,462,829   $48,817,375
                                                      ===========   ===========
          LIABILITIES AND MEMBERS' DEFICIT
          --------------------------------
Current Liabilities:
  Accounts payable................................... $ 1,978,067   $ 1,785,608
  Accrued expenses...................................   9,313,599     4,807,505
                                                      -----------   -----------
    Total current liabilities........................  11,291,666     6,593,113
Long-Term Debt.......................................  78,120,503    46,309,084
Other Liabilities....................................   2,228,811     1,999,395
Commitments
Members' Deficit..................................... (49,178,151)   (6,084,217)
                                                      -----------   -----------
    Total liabilities and members' deficit........... $42,462,829   $48,817,375
                                                      ===========   ===========


  The accompanying notes to financial statements are an integral part of these balance sheets.

                           FINEST FOODSERVICE, L.L.C.

                            STATEMENTS OF OPERATIONS

                                                       FISCAL YEARS ENDED
                                                    --------------------------
                                                    DECEMBER 28,  DECEMBER 29,
                                                        1997          1996
                                                    ------------  ------------
Revenue............................................ $ 67,952,893  $ 68,778,045
Costs and Expenses:
  Cost of products sold............................   27,167,707    27,004,488
  Salaries and benefits............................   23,445,527    24,937,541
  General and administrative.......................   43,689,673    37,330,992
  Provision for store closures.....................   12,327,193           --
                                                    ------------  ------------
    Total costs and expenses.......................  106,630,100    89,273,021
                                                    ------------  ------------
Loss From Operations...............................  (38,677,207)  (20,494,976)
Other Income (Expense):
  Interest expense.................................   (6,024,352)   (3,318,215)
  Interest income..................................       52,941        46,873
  Other income (expense)...........................   (1,445,316)      617,564
                                                    ------------  ------------
    Total other expense............................   (7,416,727)   (2,653,778)
                                                    ------------  ------------
Net Loss........................................... $(46,093,934) $(23,148,754)
                                                    ============  ============




  The accompanying notes to financial statements are an integral part of these statements.

                           FINEST FOODSERVICE, L.L.C.

                         STATEMENTS OF MEMBERS' DEFICIT

          FOR THE YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996

                                 VOTING                 NONVOTING
                            MEMBERS' CAPITAL        MEMBERS' CAPITAL       ACCRUED
                         ----------------------  -----------------------  NONVOTING
                           UNITS      AMOUNT       UNITS       AMOUNT     DIVIDENDS     TOTAL
                         --------- ------------  ---------- ------------  ---------- ------------
BALANCES, January 1,
 1996................... 1,100,000 $  1,100,000  10,000,000 $ 15,401,324  $  552,603 $ 17,053,927
 Dividends on preferred
  units.................       --    (1,098,003)        --           --    1,098,003          --
 Sale of warrants.......       --        10,610         --           --          --        10,610
 Net loss...............       --    (7,747,430)        --   (15,401,324)        --   (23,148,754)
                         --------- ------------  ---------- ------------  ---------- ------------
BALANCES, December 29,
 1996................... 1,100,000   (7,734,823) 10,000,000          --    1,650,606   (6,084,217)
 Dividends on preferred
  units.................       --    (1,441,599)        --           --    1,441,599          --
 Issuance of preferred
  units.................       --           --    3,324,837    3,324,837         --     3,324,837
 Distribution of
  warrants to acquire
  BCI common stock......       --      (324,837)        --           --          --      (324,837)
 Net loss...............       --   (42,769,097)        --    (3,324,837)        --   (46,093,934)
                         --------- ------------  ---------- ------------  ---------- ------------
BALANCES, December 28,
 1997................... 1,100,000 $(52,270,356) 13,324,837 $        --   $3,092,205 $(49,178,151)
                         ========= ============  ========== ============  ========== ============





  The accompanying notes to financial statements are an integral part of these statements.

                           FINEST FOODSERVICE, L.L.C.

                            STATEMENTS OF CASH FLOWS


                                                       FISCAL YEARS ENDED
                                                    --------------------------
                                                    DECEMBER 28,  DECEMBER 29,
                                                        1997          1996
                                                    ------------  ------------
Cash Flows from Operating Activities:
  Net loss......................................... $(46,093,934) $(23,148,754)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization..................    4,105,105     5,053,857
    Provision for store closures...................   12,327,193           --
    Loss on the disposal of assets.................    1,441,635           --
    Changes in assets and liabilities:
      Inventories..................................       40,040      (328,248)
      Prepaid expenses and other current assets....      461,956      (448,194)
      Accounts payable and accrued liabilities.....      509,585    (1,578,106)
      Other assets and liabilities.................      851,802     1,286,449
                                                    ------------  ------------
        Net cash used in operating activities......  (26,356,618)  (19,162,996)
Cash Flows from Investing Activities:
  Purchases of property, equipment and other
   related assets..................................   (9,418,151)   (7,307,611)
  Proceeds from sale of property and equipment.....          --      8,984,340
  Purchase of BCI warrants.........................          --       (433,114)
                                                    ------------  ------------
        Net cash provided by investing activities..   (9,418,151)    1,243,615
Cash Flows from Financing Activities:
  Issuance of preferred units......................    3,324,837           --
  Proceeds from long-term debt.....................   87,412,038    67,486,341
  Repayments on long-term debt.....................  (55,600,619)  (50,744,217)
  Sale of warrants to MPLLC........................          --         10,610
                                                    ------------  ------------
        Net cash provided by financing activities..   35,136,256    16,752,734
                                                    ------------  ------------
Net Decrease in Cash...............................     (638,513)   (1,166,647)
Cash, beginning of year............................      638,513     1,805,160
                                                    ------------  ------------
Cash, end of year.................................. $        --   $    638,513
                                                    ============  ============
Supplemental Disclosures of Cash Flow Information:
  Interest paid.................................... $  5,764,570  $  3,047,884
                                                    ============  ============
Non-cash Transactions:
  Distribution of warrants......................... $    324,837  $        --
                                                    ============  ============


  The accompanying notes to financial statements are an integral part of this statement.

                           FINEST FOODSERVICE, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  Finest Foodservice, L.L.C. (the "Company") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. The Company was formed on December 31, 1995 under the Delaware Limited Liability Company Act.

  The Company has an Area Development Agreement ("ADA") with BCI, granting it the right to open 235 stores in portions of Kansas, Missouri, Nebraska, Minnesota, South Dakota and Iowa, and certain limited designated areas in other states. The Company had 68 stores open at December 28, 1997. Pursuant to the franchise agreements, the Company is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loans from BCI (Note 5) was $17.6 million and $12.6 million in 1997 and 1996, respectively. The Company is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Company has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Company anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Company will require additional capital to continue its operations. BCI has expressed its intent to convert its loan to a majority equity interest in the Company and to acquire the Class A and Class B preferred membership units in the Company in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion and the proposed exchange by BCI are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Company's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Company's fiscal year is the 52/53-week period ending on the last Sunday in December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

        Buildings and improvements....................................  15 years
        Furniture, fixtures, equipment and software................... 3-8 years
        ADA and franchise fees........................................  15 years
        Preopening costs..............................................   1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                           FINEST FOODSERVICE, L.L.C.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set-up, initial stocking, training, and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Company to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Company does not anticipate the SOP will have a material impact on its financial statements.

 Costs in Excess of Net Assets Acquired

  The excess purchase price over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years.

 Notes Receivable

  The Company has received notes receivable from certain unit holders in exchange for their member units. In general, these notes are due within three years of issuance, bear interest at the prime rate plus 1% and are collateralized by the member units.

 Long-Lived Assets

  The Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $9.7 million and $6.2 million in 1997 and 1996, respectively.

 Income Taxes

  The Company is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the members on their individual tax returns in accordance with the Company's Operating Agreement.

                           FINEST FOODSERVICE, L.L.C.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to the members in an amount necessary to eliminate any deficits and restore such capital accounts to zero. Profits are then allocated to the Class A and B ("Senior") preferred unit holder in an amount sufficient to make the capital account of such Senior preferred unit holder equal to the Redemption Price, as defined, that would be distributable to the Senior preferred unit holder if redeemed by the Company as of the end of such fiscal year. Next, profits are allocated to the Class C preferred unit holder in an amount sufficient to make the capital account of such Class C preferred unit holder equal to the Redemption Price, as defined, that would be distributable to the Class C preferred unit holder if redeemed by the Company as of the end of such fiscal year. Thereafter, profits are allocated to the members holding common units in proportion to their units.

  Losses for any fiscal year shall be allocated first to common membership unit holders in proportion to their common membership units until their capital account balances have been reduced to zero. Losses are then to be allocated to the Class C preferred unit holder until the Class C preferred unit holder's capital balance has been reduced to zero. Next, losses are to be allocated to the Senior preferred unit holder until the Senior preferred unit holder's capital balance has been reduced to zero. Thereafter, losses are allocated to the members holding common units.

  Distributions related to preferred returns will be made first to Senior preferred unit holders and then to Class C preferred unit holders.

  Distributions for tax purposes will be made on an annual basis to each Senior preferred and common unit holder in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the Senior preferred unit holder, and the estimated tax liability of the members resulting from the operations of the Company in the case of the common unit holder. The tax distributions to the Senior preferred unit holder have priority over tax distributions to the common unit holders, which will only be made to common unit holders to the extent of Available Cash, as defined. Thereafter, distributions will be made to the members subject to the Company being in compliance with the secured loan agreement (Note 5) as determined by the manager. However, no distributions shall be made to common members while preferred member units are outstanding. From and after the date the preferred units are retired, distributions shall be made to and among the common unit holders in proportion to their common units.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

  Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentations.

                           FINEST FOODSERVICE, L.L.C.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                         1997         1996
                                                      -----------  -----------
Property, equipment and other related assets:
  Land............................................... $       --   $   365,000
  Buildings and improvements.........................  15,456,417   15,906,339
  Furniture, fixtures, equipment and software........   3,814,143    2,527,034
  ADA and franchise fees.............................   2,888,912    2,981,823
  Preopening costs...................................   2,456,375    2,394,259
                                                      -----------  -----------
                                                       24,615,847   24,174,455
  Less accumulated depreciation and amortization.....  (4,915,931)  (3,313,021)
                                                      -----------  -----------
Total property, equipment and other related assets,
 net................................................. $19,699,916  $20,861,434
                                                      ===========  ===========
Costs in excess of net assets acquired:
  Cost in excess of net assets....................... $23,416,710  $25,416,710
  Less accumulated amortization......................  (3,407,163)  (1,714,132)
                                                      -----------  -----------
Total costs in excess of net assets acquired, net.... $20,009,547  $23,702,578
                                                      ===========  ===========
Accrued expenses:
  Accrued store closure costs........................ $ 5,832,727  $ 1,227,688
  Accrued payroll and fringe benefits................   1,004,174    1,268,431
  Accrued personal and real property taxes...........   1,099,129    1,229,349
  Accrued interest...................................     581,913      322,131
  Accrued state sales tax............................     220,107      323,030
  Accrued other......................................     575,549      436,876
                                                      -----------  -----------
                                                      $ 9,313,599  $ 4,807,505
                                                      ===========  ===========

(4) CONTRIBUTION OF NET ASSETS AND PURCHASE OF ASSETS FROM BCI

  On December 31, 1995, Northstar Restaurants, Inc. contributed 33 Boston Market stores and their related net assets to the Company in exchange for 7,500,000 Class A units and a warrant to purchase 4,750,000 voting member units (Note 7) in the Company. On December 31, 1995, the Company acquired substantially all of the net assets of 17 Boston Market stores from BCI for approximately $6,875,000. These transactions have been accounted for under the purchase method of accounting resulting in approximately $25,417,000 of costs in excess of net assets acquired.

(5) LONG-TERM DEBT

  The Company has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI the right to convert all or any portion of the loan into common units of members' capital at $1.20 per common member unit. The specified percentage of members' capital to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total capital and rights outstanding, but would constitute at least a majority of the capital of the Company on a fully diluted basis in the event all of the loan was converted. The loan may be converted by BCI at any time up to June 2013. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, as defined, the amount of additional units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority of the outstanding units, BCI will become the manager of the Company. BCI has announced its intention to convert the loan into equity subject to acquiring the Class A and Class B preferred membership units.

                           FINEST FOODSERVICE, L.L.C.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.5% as of December 28, 1997) plus 1%. Interest-only payments are required through December 2005, at which time the loan converts to an amortizing term loan payable through November 2012, with a final balloon payment. As of December 28, 1997, the Agreement provides for a line of credit of $54,400,000.

  The Company has also entered into a nonconvertible secured loan agreement with BCI providing for borrowings of up to $23,647,736. Interest is based upon the reference rate of Bank of America National Trust and Savings Association plus 1%. Interest only payments are required through December 2005, at which time the loan converts to an amortizing term loan payable through November 2012, with a final balloon payment.

  The loans are collateralized by substantially all of the assets of the Company and a pledge of the voting members' capital of the Company. The loan agreements contain various restrictive covenants including restricting cash distributions and limiting additional indebtedness.

  As of December 28, 1997, principal maturities were as follows:

        1998........................................................ $       --
        1999........................................................         --
        2000........................................................         --
        2001........................................................         --
        2002........................................................         --
        Thereafter..................................................  78,120,503
                                                                     -----------
                                                                     $78,120,503
                                                                     ===========

(6) VOTING UNIT WARRANT

  In October, 1996, Market Partners, L.L.C. ("MPLLC") acquired a warrant to purchase 7% of the Company's voting member's equity (on a fully diluted basis) for $10,610. The warrant is exercisable within 10 business days after a Controlling Interest Acquisition at an exercise price of $1.15 per unit. In general, a Controlling Interest Acquisition includes (i) the acquisition of a 20% or greater equity interest in the Company by BCI or (ii) the purchase of more than 30% of the Company's then existing stores by BCI. The warrant expires upon the earlier of the expiration of BCI's conversion rights under the convertible debt agreement or BCI's exercise of its call right on the warrant which can occur within two business days after MPLLC has notified the Company of its intention to exercise the warrant.

(7) NON-VOTING MEMBERSHIP UNITS

 Class A and B Preferred Membership Units

  The Class A and Class B preferred membership units accrue dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Amount"). Dividends accrue until the fifth anniversary of the respective issue date, after which they are paid currently on a semi-annual basis. At December 28, 1997 there were 7,500,000 Class A units and 2,500,000 Class B units outstanding.

  The Class A and Class B preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the Adjusted Issue Amount, plus a redemption premium initially equal to 10% of the initial issue price increased 2% each year, up to a maximum of 20%, plus any unpaid Tax Gross-Up amount, as defined in the Operating Agreement (the "Redemption Price").

                           FINEST FOODSERVICE, L.L.C.

 Class C Preferred Membership Units

  The Class C preferred membership units accrue dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually, in cash. At December 29, 1996 there were 3,324,837 Class C units outstanding.

  The Class C preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the sum of the issue price, plus a redemption premium equal to 4% of the initial issue price, plus any accrued but unpaid preferred dividends.

  In 1997, the Company distributed warrants to purchase 33,248 shares of BCI common stock, which it had previously purchased from BCI, to the Class C preferred membership units.

 Preferred Membership Unit Rights

  In the event of liquidation, the preferred membership units will be entitled to a liquidation preference equal to the Redemption Price.

  The holders of preferred membership units have the right to require the Company to redeem the preferred membership units at the Redemption Price in certain circumstances.

  The preferred members have no voting rights or rights to manage the business and affairs of the Company other than those specific rights described in the Operating Agreement.

  Northstar Restaurants, Inc., the Class A and Class B unit holder, holds a warrant to purchase 4,750,000 voting membership units of the Company at an initial exercise price of $1.00 per voting member unit. The warrant is exercisable through June 2004.

(8) OPTION PLANS

  A maximum of 5,000,000 voting units are available for grant to employees and certain non-employees pursuant to the Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the Manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Company accounts for employee options using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation". If a fair value based accounting method had been adopted, the Company's pro forma net loss would have been $46,325,008 and $23,364,317 for the years ended December 28, 1997 and December 29, 1996, respectively.

                           FINEST FOODSERVICE, L.L.C.

  The following table summarizes stock option activity and the related weighted average exercise price of the options.

                                                    1997             1996
                                              ----------------- ---------------
                                                SHARES    PRICE  SHARES   PRICE
                                              ----------  ----- --------- -----
Outstanding, beginning of year...............  3,531,350  $1.00 3,171,850 $1.00
  Granted....................................     60,000   1.15   359,500 $1.00
  Exercised..................................        --               --
  Canceled................................... (1,356,050)  1.00       --
  Expired....................................        --               --
                                              ----------        ---------
Outstanding, end of year.....................  2,235,300  $1.00 3,531,350 $1.00
                                              ==========        =========
Exercisable, end of year.....................  1,390,538  $1.00 1,380,525 $1.00
                                              ==========        =========
Weighted average fair value of options
 granted..................................... $     0.31            $0.26
                                              ==========        =========

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 6 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997 and 1996 grants; risk-free interest rate of 6.20% and 6.14% respectively; expected life of 5 years.

(9) COMMITMENTS

  The Company has entered into sale/lease back transactions whereby store equipment was sold to a third party and subsequently subleased by the Company from BCI who leased the equipment from the third party. The lease is accounted for as an operating lease.

  The Company leases store premises under various noncancelable operating lease agreements. Lease terms are generally five to ten years with two or three five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

 The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

        1998........................................................ $ 6,512,417
        1999........................................................   6,528,874
        2000........................................................   6,530,355
        2001........................................................   6,530,521
        2002........................................................   6,466,457
        Thereafter..................................................  37,049,992
                                                                     -----------
                                                                     $69,618,616
                                                                     ===========

  Total rent expense under operating leases, including common area maintenance charges, was approximately $12,143,000 and $10,722,000 for 1997 and 1996, respectively.

  The Company obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Company would be able to replace any of its sources of supply with other vendors without a disruption in service.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
 P&L Food Services, L.L.C.:

  We have audited the accompanying balance sheets of P&L Food Services, L.L.C. (a Delaware limited liability company) as of December 28, 1997 and December 29, 1996, and the related statements of operations, stockholders'/members' deficit and cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of P&L Food Services, L.L.C. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
May 7, 1998

                            P&L FOODSERVICE, L.L.C.

                                 BALANCE SHEETS

                 AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996

                        ASSETS                            1997         1996
                        ------                         -----------  -----------
Current Assets:
  Cash................................................ $   389,568  $   272,459
  Inventories.........................................   1,168,315    1,090,234
  Prepaid expenses and other current assets...........     239,953    1,427,441
                                                       -----------  -----------
    Total current assets..............................   1,797,836    2,790,134
Property, Equipment and Other Related Assets, net.....  28,074,145   26,606,756
Costs in Excess of Net Assets Acquired, net...........   1,694,389    1,800,420
Other Assets, net.....................................     366,326    1,296,852
                                                       -----------  -----------
    Total assets...................................... $31,932,696  $32,494,162
                                                       ===========  ===========
           LIABILITIES AND MEMBERS' DEFICIT
           --------------------------------
Current Liabilities:
  Accounts payable.................................... $ 1,322,297  $ 1,758,772
  Accrued expenses....................................   4,514,934    3,086,535
                                                       -----------  -----------
    Total current liabilities.........................   5,837,231    4,845,307
Debt..................................................  49,674,999   36,526,820
Other Liabilities.....................................     528,466      642,914
Commitments...........................................
Members' Deficit...................................... (24,108,000)  (9,520,879)
                                                       -----------  -----------
    Total liabilities and members' deficit............ $31,932,696  $32,494,162
                                                       ===========  ===========


  The accompanying notes to financial statements are an integral part of these balance sheets.

                            P&L FOODSERVICE, L.L.C.

                            STATEMENTS OF OPERATIONS

                                                 FISCAL YEARS ENDED
                                       ----------------------------------------
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
                                                                    (53 WEEKS)
Revenue............................... $ 54,677,183  $46,864,618   $32,495,149
Cost and Expenses:
  Cost of products sold...............   21,015,064   18,021,880    12,532,332
  Salaries and benefits...............   17,795,339   15,145,496    11,652,062
  General and administrative..........   25,442,348   19,927,160    15,280,178
  Provision for store closures........    4,228,667          --            --
                                       ------------  -----------   -----------
    Total costs and expenses..........   68,481,418   53,094,536    39,464,572
                                       ------------  -----------   -----------
Loss from Operations..................  (13,804,235)  (6,229,918)   (6,969,423)
Other Income (Expense):
  Interest expense....................   (4,123,076)  (3,120,948)   (2,178,279)
  Other income (expense)..............     (841,346)     759,192       359,314
                                       ------------  -----------   -----------
    Total other expense...............   (4,964,422)  (2,361,756)   (1,818,965)
                                       ------------  -----------   -----------
Net Loss.............................. $(18,768,657) $(8,591,674)  $(8,788,388)
                                       ============  ===========   ===========



  The accompanying notes to financial statements are an integral part of these statements.

                            P&L FOODSERVICE, L.L.C.

                         STATEMENTS OF MEMBERS' DEFICIT

        FOR THE YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996 AND
          THE PERIOD FROM SEPTEMBER 4, 1995 THROUGH DECEMBER 31, 1995

                                                     CLASS A AND B             CLASS C
                              COMMON UNITS          PREFERRED UNITS        PREFERRED UNITS      DIVIDENDS       TOTAL
                         ----------------------  ---------------------  ----------------------  ----------  -------------
                           UNITS      AMOUNT       UNITS     AMOUNT       UNITS      AMOUNT
                         --------- ------------  --------- -----------  ---------- -----------
BALANCES, inception.....       --  $        --         --  $       --          --  $       --   $      --   $         --
 Issuance of units for
  contribution of net
  assets................ 2,615,483   (6,286,503)       --          --          --          --          --      (6,286,503)
 Issuance of Class A
  preferred units.......       --           --   2,500,000   2,500,000         --          --          --       2,500,000
 Dividends on preferred
  units.................       --       (81,945)       --          --          --          --       81,945            --
 Net loss...............       --    (1,691,140)       --   (2,500,000)        --          --          --      (4,191,140)
                         --------- ------------  --------- -----------  ---------- -----------  ----------  -------------
BALANCES, December 31,
 1995................... 2,615,483   (8,059,588) 2,500,000         --          --          --       81,945     (7,977,643)
 Capital contributions..       --           --   1,500,000   1,500,000   5,541,394   5,541,394         --       7,041,394
 Issuance of warrants...       --         7,044        --          --          --          --          --           7,044
 Dividends on preferred
  units.................       --      (506,992)       --          --          --          --      506,992            --
 Net loss...............       --    (1,550,280)       --   (1,500,000)        --   (5,541,394)        --      (8,591,674)
                         --------- ------------  --------- -----------  ---------- -----------  ----------  -------------
BALANCES, December 29,
 1996................... 2,615,483  (10,109,816) 4,000,000         --    5,541,394         --      588,937     (9,520,879)
 Capital contributions..       --           --         --          --    5,541,394   5,541,394         --       5,541,394
 Distribution of
  warrants to acquire
  BCI common stock......       --           --         --          --          --   (1,082,790)        --      (1,082,790)
 Dividends on preferred
  units.................       --    (1,283,858)       --          --          --          --    1,283,858            --
 Dividends paid.........       --           --         --          --          --          --     (277,068)      (277,068)
 Net loss...............       --   (14,310,053)       --          --          --   (4,458,604)               (18,768,657)
                         --------- ------------  --------- -----------  ---------- -----------  ----------  -------------
BALANCES, December 28,
 1997................... 2,615,483 $(25,703,727) 4,000,000 $       --   11,082,788 $       --   $1,595,727  $ (24,108,000)
                         ========= ============  ========= ===========  ========== ===========  ==========  =============



  The accompanying notes to financial statements are an integral part of these statements.

                            P&L FOOD SERVICES L.L.C.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

        FOR THE PERIOD FROM DECEMBER 26, 1994 THROUGH SEPTEMBER 3, 1995

                           COMMON STOCK    ADDITIONAL
                         -----------------  PAID-IN   ACCUMULATED
                          SHARES   AMOUNT   CAPITAL     DEFICIT        TOTAL
                         --------- ------- ---------- ------------  -----------
Balances, December 26,
 1994................... 1,903,409 $19,034 $3,980,966 $ (6,939,255) $(2,939,255)
  Issuance of common
   stock................   520,833   5,208  1,244,792          --     1,250,000
  Net loss..............       --      --         --    (4,597,248)  (4,597,248)
                         --------- ------- ---------- ------------  -----------
Balances, September 3,
 1995................... 2,424,242 $24,242 $5,225,758 $(11,536,503) $(6,286,503)
                         ========= ======= ========== ============  ===========




  The accompanying notes to financial statements are an integral part of this statement.

                           P&L FOOD SERVICES, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                 FISCAL YEARS ENDED
                                       ----------------------------------------
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash Flows from Operating Activities:
  Net loss...........................  $(18,768,657) $ (8,591,674) $ (8,788,388)
  Adjustments to reconcile net loss
   to net cash (used in) provided by
   operating activities, excluding
   effects from acquisition and
   contribution of net assets:
    Depreciation and amortization....     2,803,588     2,155,813     1,548,487
    Provision for store closures.....     4,228,667           --            --
    Loss on sale of assets...........       841,346           --            --
    Changes in assets and
     liabilities--
      Inventories....................       (78,081)     (199,336)     (431,815)
      Prepaid expenses and other
       current assets................     1,187,488    (1,197,892)      858,554
      Accounts payable and accrued
       expenses......................      (140,089)      781,220       710,327
      Other assets and liabilities...      (472,578)   (1,111,187)    1,606,677
                                       ------------  ------------  ------------
        Net cash (used in) provided
         by operating activities.....   (10,398,316)   (8,163,056)   (4,496,158)
Cash Flows from Investing Activities:
  Purchase of property, equipment and
   other related assets..............    (8,766,760)   (5,674,203)   (9,581,754)
  Purchase of net assets, net of cash
   acquired..........................           --     (5,537,121)          --
  Proceeds from sale of property,
   equipment and other related
   assets............................       869,680     1,615,157           --
  Purchase of BCI warrants...........           --     (1,082,790)          --
                                       ------------  ------------  ------------
        Net cash used in investing
         activities..................    (7,897,080)  (10,678,957)   (9,581,754)
Cash Flows from Financing Activities:
  Proceeds from issuance of member
   units.............................     5,541,394     7,041,394     3,750,000
  Proceeds from debt.................    52,477,842    44,183,985    28,419,740
  Payments on debt...................   (39,329,663)  (32,629,359)  (18,386,951)
  Dividends paid.....................      (277,068)          --            --
  Issuance of warrants...............           --          7,044           --
                                       ------------  ------------  ------------
        Net cash provided by
         financing activities........    18,412,505    18,603,064    13,782,789
                                       ------------  ------------  ------------
Net (Decrease) Increase in Cash......       117,109      (238,949)     (295,123)
Cash, beginning of period............       272,459       511,408       806,531
                                       ------------  ------------  ------------
Cash, end of period..................  $    389,568  $    272,459  $    511,408
                                       ============  ============  ============
Supplemental Disclosure of Cash Flow
 Information:
  Interest paid......................  $  4,028,250  $  3,108,587  $  2,178,279
                                       ============  ============  ============
Supplemental Disclosure of Noncash
 Investing and Financing Activities:
  Issuance of member units in
   exchange for contribution of net
   assets............................  $        --   $        --   $  5,908,244
                                       ============  ============  ============
  Distribution of warrants...........  $  1,082,790  $        --   $        --
                                       ============  ============  ============

  The accompanying notes to financial statements are an integral part of these statements.

                           P&L FOOD SERVICES, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  P&L Food Services, L.L.C. (the "Company") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI") specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. On September 4, 1995, the Company converted from a C-corporation to a limited liability corporation when P&L Food Service, Inc., the predecessor, contributed its assets to the Company. The statements of operations and cash flows for the year ended December 31, 1995 present the combined results of both entities.

  The Company has an Area Development Agreement ("ADA") with BCI granting it the right to open 223 stores in the states of Pennsylvania, Maryland, Ohio, West Virginia and New York. The Company had 56 stores open at December 28, 1997. Pursuant to the franchise agreements, the Company is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loans from BCI (Note 6) was $8.1 million, $6.6 million and $5.0 million in 1997, 1996 and 1995, respectively. The Company is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Company has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Company anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Company will require additional capital to continue its operations. BCI has expressed its intent to convert its loan to a majority equity interest in the Company and to acquire the Class A, Class B and Class C preferred membership units in the Company in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Company's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Company's fiscal year is the 52/53-week period ending on the last Sunday of December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

      Buildings and improvements......................................  15 years
      Furniture, fixtures, equipment and software..................... 3-8 years
      ADA and franchise fees..........................................  15 years
      Preopening costs................................................    1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease terms, including renewal options.

                            P&L FOODSERVICE, L.L.C.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Company to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Company does not anticipate the SOP will have a material impact on its financial statements.

 Costs in Excess of Net Assets Acquired

  The excess purchase price over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years.

 Long-Lived Assets

  The Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $7.4 million, $4.6 million and $3.0 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Company is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by members on their individual tax returns in accordance with the Company's Operating Agreement.

                            P&L FOODSERVICE, L.L.C.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to all members in proportion to the deficit balances in their capital accounts, in an amount necessary to eliminate any deficits and restore such capital accounts to zero. Profits are then allocated to the Class A and B ("Senior") preferred unit holders in an amount sufficient to make the capital account of such Senior preferred unit holders equal to the Redemption Price (Note 7) that would be distributable to the Senior preferred unit holders if redeemed by the Company as of the end of such fiscal year. Next, profits are allocated to the Class C preferred unit holders in an amount sufficient to make the capital account of such Class C preferred unit holders equal to the Redemption Price that would be distributable to the Class C preferred unit holders if redeemed by the Company as of the end of such fiscal year. Thereafter, profits are allocated to members holding common units in proportion to their common membership units.

  Losses for any fiscal year shall be allocated first to common membership unit holders in proportion to their common membership units until their capital account balances have been reduced to zero. Losses are then to be allocated to the Class C preferred unit holders until the Class C preferred unit holders' capital balance has been reduced to zero. Next, losses are to be allocated to the Senior preferred unit holders until the Senior preferred unit holders' capital balance has been reduced to zero. Thereafter, losses are allocated to common members in proportion to their common membership units.

  Distributions related to preferred returns (Note 7) will be made first to Senior preferred unit holders and then to Class C preferred unit holders.

  Distributions for tax purposes will be made on an annual basis to each Senior preferred and common unit holder in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the Senior preferred unit holders, and the estimated tax liability of the members resulting from the operations of the Company in the case of the common unit holders. The tax distributions to the Senior preferred unit holders have priority over tax distributions to the common unit holders, which will only be made to common unit holders to the extent of Available Cash, as defined. Thereafter, distributions will be made to the members subject to the Company being in compliance with the secured loan agreement (Note 6) as determined by the manager. However, no distributions shall be made to common members while preferred member units are outstanding. From and after the date the preferred units are retired, distributions shall be made to and among the common unit holders in proportion to their common membership units.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            P&L FOODSERVICE, L.L.C.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                         1997         1996
                                                      -----------  -----------
Property, equipment and other related assets:
  Land............................................... $ 2,413,903  $ 2,031,597
  Buildings and improvements.........................  22,159,500   20,713,066
  Furniture, fixtures, equipment and software........   6,696,169    3,641,768
  ADA and franchise fees.............................   1,950,346    1,705,956
  Preopening costs...................................   1,977,342      976,550
                                                      -----------  -----------
                                                       35,197,260   29,068,937
  Less accumulated depreciation and amortization.....  (7,123,115)  (2,462,181)
                                                      -----------  -----------
    Total property, equipment and other related
     assets, net..................................... $28,074,145  $26,606,756
                                                      ===========  ===========
Costs in excess of net assets acquired:
  Costs in excess of net assets acquired............. $ 1,925,168  $ 1,902,879
  Less accumulated amortization......................    (230,779)    (102,459)
                                                      -----------  -----------
    Total costs in excess of net assets acquired,
     net............................................. $ 1,694,389  $ 1,800,420
                                                      ===========  ===========
Accrued expenses:
  Accrued payroll and fringe benefits................ $   846,633  $   771,609
  Accrued sales tax..................................     171,278      141,888
  Accrued store closure costs........................   2,029,253    1,056,207
  Accrued personal and real property taxes...........     235,366      161,083
  Accrued interest...................................     354,537      259,710
  Deferred gain on equipment sales...................     324,586      324,856
  Accrued other......................................     553,281      371,182
                                                      -----------  -----------
                                                      $ 4,514,934  $ 3,086,535
                                                      ===========  ===========

(5) CONTRIBUTION OF NET ASSETS

  On September 4, 1995, P&L Food Services, Inc. contributed 32 Boston Market stores and their related net assets to the Company in exchange for 5,230,966 Class A common units. The transaction has been accounted for as a transfer of net assets between entities under common control, and as such, the related net assets have been recorded at their predecessor net book value.

(6) DEBT

  The Company has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI the right to convert all or any portion of the loan into common member units at $3.43 per voting unit. The specified percentage of common member units to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total equity and rights outstanding, but would constitute at least a majority of the equity of the Company on a fully diluted basis in the event all of the loan was converted. The loan may be converted by BCI at any time up to January 2011. Additionally, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, as defined, the amount of additional equity it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority of the outstanding member units, BCI will become the manager of the Company. BCI has announced its intention to convert the loan into equity subject to acquiring the Class A, Class B and Class C preferred membership units.

                            P&L FOODSERVICE, L.L.C.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.5% as of December 28, 1997) plus 1%. Interest only payments are required through October 2005, at which time the loan converts to an amortizing term loan payable through September 2010, with a final balloon payment. The Agreement provides for a line of credit of $47,000,000, all of which was drawn at December 28, 1997.

  The Company has also entered into a nonconvertible secured loan agreement with BCI providing for borrowings of up to $8,000,000 of which $1,181,328 was outstanding at December 28, 1997. Interest is based upon the reference rate of Bank of America National Trust and Savings Association plus 1%. Interest only payments are required through September 2005 with the principal balance due October 2005.

  The loans are collateralized by substantially all of the assets of the Company and a pledge of the voting members' capital of the Company. The loan agreements contain various restrictive covenants including restricting cash distributions and limiting additional indebtedness.

  As of December 28, 1997, principal maturities were as follows:

        1998........................................................ $       --
        1999........................................................         --
        2000........................................................         --
        2001........................................................         --
        2002........................................................         --
        Thereafter..................................................  48,181,328
                                                                     -----------
                                                                     $48,181,328
                                                                     ===========

(7) PREFERRED MEMBERSHIP UNITS

 Class A and B Preferred Membership Units

  The Class A and B preferred membership units accrue dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Price"). Dividends accrue until the fifth anniversary of the respective issue date, after which they are paid currently on a semi-annual basis.

  The Class A and B preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium initially equal to 10% of the initial issue price increased 2% each year, up to a maximum of 20%, plus any unpaid Tax Gross-Up amount, as defined in the Company's Operating Agreement (the "Redemption Price").

 Class C Preferred Membership Units

  The Class C preferred membership units accrue dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually.

  The Class C preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the issue price, plus a redemption premium equal to 4% of the initial issue price, plus any accrued but unpaid preferred dividends.

                            P&L FOODSERVICE, L.L.C.

  In connection with the Class C preferred membership units owned by Market Partners, L.L.C. ("MPLLC"), a warrant to purchase 7% of the Company's common member equity (on a fully diluted basis) was acquired by MPLLC for $7,044. The warrant is exercisable within 10 business days after a Controlling Interest Acquisition, at an exercise price of $3.43 per unit. In general, a Controlling Interest Acquisition includes (i) the acquisition of a 20% or greater equity interest in the Company by BCI or (ii) the purchase of more than 30% of the Company's then existing stores by BCI. The warrant expires upon the earlier of the expiration of BCI's conversion rights under the convertible loan agreement or BCI's exercise of its call right on the warrant which can occur within two business days after MPLLC has notified the Company of its intention to exercise the warrant. Upon the exercise of the warrant, all outstanding units and unit options (except for units held by BCI) will be adjusted such that existing unit holders other than BCI will maintain the same equity ownership percentage both before and after the issuance of the warrant.

  In 1997, the Company distributed warrants to purchase 110,828 shares of BCI common stock, which it previously acquired from BCI, to holders of the Class C preferred membership units.

 Preferred Membership Unit Rights

  In the event of liquidation, the preferred membership units will be entitled to a liquidation preference equal to their respective Redemption Price.

  The holders of preferred membership units have the right to require the Company to redeem the preferred membership units at the Redemption Price in certain circumstances, including BCI exercising its Conversion or Option rights.

  The preferred members have no voting rights or rights to manage the business and affairs of the Company other than those specific rights described in the Company's Operating Agreement.

(8) EMPLOYEE STOCK OPTION PLAN

  A maximum of 1,109,291 common units are available for grant to employees pursuant to the Employee Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the Manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Company accounts for the Option Plan using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". If a fair value based accounting method had been adopted, the Company's pro forma net loss would have been $18,804,035, $8,604,273 and $8,793,395 for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, respectively.

                            P&L FOODSERVICE, L.L.C.

  The following table summarizes stock option activity and the related weighted average exercise price of the options.

                                    1997              1996            1995
                               ---------------- ---------------- ---------------
                                SHARES    PRICE   SHARES   PRICE  SHARES   PRICE
                               ---------  ----- ---------- ----- --------  -----
   Outstanding, beginning of
    period...................  1,109,291  $2.19    931,903 $2.15  901,694  $2.15
     Granted.................        --     --     177,388  2.40   63,695  $2.15
     Exercised...............        --     --         --    --       --     --
     Canceled................    (86,947)  2.37        --    --   (33,486) $2.15
     Expired.................        --     --         --             --     --
                               ---------        ----------       --------
   Outstanding, end of
    period...................  1,022,344  $2.18  1,109,291 $2.19  931,903  $2.15
                               =========        ==========       ========
   Exercisable, end of
    period...................    807,025  $2.12    649,362 $2.02  322,845  $2.00
                               =========        ==========       ========
   Weighted average fair
    value of options granted.                              $ .62           $ .70
                                                           =====           =====

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 6 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997, 1996 and 1995 grants, respectively: risk-free interest rates of 6.73% in 1996 and 7.92% in 1995; expected lives of 5 years.

(9) COMMITMENTS

  The Company has entered into sale/leaseback transactions where store equipment was sold to a third party and subsequently subleased by the Company from BCI who leased the equipment from the third party. The sale of equipment resulted in deferred gains which are being recognized by the Company over the term of the leases.

  The Company also leases office and store premises under various noncancelable operating lease agreements. Lease terms are generally ten years with two or three five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

      1998.......................................................... $ 3,199,667
      1999..........................................................   3,095,138
      2000..........................................................   2,857,378
      2001..........................................................   2,758,979
      2002..........................................................   2,663,721
      Thereafter....................................................  16,072,507
                                                                     -----------
                                                                     $30,647,390
                                                                     ===========

  The total rent expense under operating leases, including common area maintenance charges, was approximately $5,106,000, $4,648,000 and $3,042,000 for 1997, 1996 and 1995.

  The Company obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Company would be able to replace any of its sources of supply with other vendors without a disruption in service.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of BC Boston, L.P.:

  We have audited the accompanying balance sheets of BC Boston, L.P. (a Delaware limited partnership) as of December 28, 1997 and December 29, 1996, and the related statements of operations, partners' deficit and cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BC Boston, L.P. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
May 7, 1998

                                BC BOSTON, L.P.

                                 BALANCE SHEETS

                 AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996

                        ASSETS                             1997         1996
                        ------                         ------------  -----------
Current Assets:
  Cash................................................ $        --   $   755,535
  Inventories.........................................    1,114,710    1,037,562
  Prepaid expenses and other current assets...........      264,052    1,533,944
                                                       ------------  -----------
    Total current assets..............................    1,378,762    3,327,041
Property, Equipment and Other Related Assets, net.....   20,725,955   25,311,812
Costs in Excess of Net Assets Acquired, net...........    5,800,498    6,280,601
Other Assets, net.....................................      115,153      899,544
                                                       ------------  -----------
    Total assets...................................... $ 28,020,368  $35,818,998
                                                       ============  ===========
          LIABILITIES AND PARTNERS' DEFICIT
          ---------------------------------
Current Liabilities:
  Accounts payable.................................... $    973,325  $ 4,252,050
  Accrued expenses....................................    2,958,278    2,709,179
                                                       ------------  -----------
    Total current liabilities.........................    3,931,603    6,961,229
Long-Term Debt........................................   46,687,421   33,526,567
Other Liabilities.....................................      739,920      307,117
Commitments
Partners' Deficit.....................................  (23,338,576)  (4,975,915)
                                                       ------------  -----------
    Total liabilities and partners' deficit........... $ 28,020,368  $35,818,998
                                                       ============  ===========



  The accompanying notes to financial statements are an integral part of these balance sheets.

                                BC BOSTON, L.P.

                            STATEMENTS OF OPERATIONS

                                                 FISCAL YEARS ENDED
                                        --------------------------------------
                                                       DECEMBER     DECEMBER
                                        DECEMBER 28,      29,          31,
                                            1997         1996         1995
                                        ------------  -----------  -----------
Revenue................................ $ 58,307,231  $47,796,794  $30,183,858
Costs and Expenses:
  Cost of products sold................   22,280,654   18,464,112   12,453,044
  Salaries and benefits................   17,294,186   15,693,832   11,342,794
  General and administrative...........   28,150,053   20,141,197   12,882,659
  Provision for store closures.........    2,734,819          --           --
                                        ------------  -----------  -----------
    Total costs and expenses...........   70,459,712   54,299,141   36,678,497
                                        ------------  -----------  -----------
Loss from Operations...................  (12,152,481)  (6,502,347)  (6,494,639)
Other Income (Expense):
  Interest expense.....................   (4,035,642)  (2,642,372)  (2,032,722)
  Other income (expense)...............   (1,555,232)   1,351,146      187,587
                                        ------------  -----------  -----------
    Total other expense................   (5,590,874)  (1,291,226)  (1,845,135)
                                        ------------  -----------  -----------
Net Loss............................... $(17,743,355) $(7,793,573) $(8,339,774)
                                        ============  ===========  ===========



  The accompanying notes to financial statements are an integral part of these statements.

                                BC BOSTON, L.P.

                        STATEMENTS OF PARTNERS' DEFICIT

 FOR THE YEARS ENDED DECEMBER 28, 1997, DECEMBER 29, 1996 AND DECEMBER 31, 1995

                                       COMMON UNITS                     PREFERRED UNITS
                         ------------------------------------------  ---------------------
                           GENERAL PARTNER       LIMITED PARTNER        LIMITED PARTNER
                         -------------------  ---------------------  ---------------------  PREFERRED
                         UNITS     AMOUNT       UNITS     AMOUNT       UNITS     AMOUNT     DIVIDENDS      TOTAL
                         ------ ------------  --------- -----------  --------- -----------  ----------  ------------
BALANCES, December 25,
 1994................... 30,000 $      9,219  2,970,000 $   912,710        --  $       --   $      --   $    921,929
 Capital contributions.. 58,005       58,005    742,500     742,500  5,000,000   5,000,000         --      5,800,505
 Dividends on preferred
  units.................    --      (204,168)       --          --         --          --      204,168           --
 Net loss...............    --    (1,684,564)       --   (1,655,210)       --   (5,000,000)        --     (8,339,774)
                         ------ ------------  --------- -----------  --------- -----------  ----------  ------------
BALANCES, December 31,
 1995................... 88,005   (1,821,508) 3,712,500         --   5,000,000         --      204,168    (1,617,340)
 Capital contributions..    --           --         --          --   4,433,115   4,433,115         --      4,433,115
 Dividends on preferred
  units.................    --      (631,071)       --          --         --          --      631,071           --
 Issuance of warrants...    --           --         --        1,883        --          --          --          1,883
 Net loss...............    --    (3,358,575)       --       (1,883)       --   (4,433,115)        --     (7,793,573)
                         ------ ------------  --------- -----------  --------- -----------  ----------  ------------
BALANCES, December 29,
 1996................... 88,005   (5,811,154) 3,712,500         --   9,433,115         --      835,239    (4,975,915)
 Dividends on preferred
  units.................    --      (953,995)       --          --         --          --      953,995           --
 Dividends paid.........    --           --         --          --         --          --     (186,192)     (186,192)
 Distribution of
  warrants to acquire
  BCI common stock......    --      (433,114)       --          --         --          --          --       (433,114)
 Net loss...............    --   (17,743,355)       --          --         --          --          --    (17,743,355)
                         ------ ------------  --------- -----------  --------- -----------  ----------  ------------
BALANCES, December 28,
 1997................... 88,005 $(24,941,618) 3,712,500 $       --   9,433,115 $       --   $1,603,042  $(23,338,576)
                         ====== ============  ========= ===========  ========= ===========  ==========  ============


  The accompanying notes to financial statements are an integral part of these statements.

                                BC BOSTON, L.P.

                            STATEMENTS OF CASH FLOWS

                                                 FISCAL YEARS ENDED
                                       ----------------------------------------
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash Flows from Operating Activities:
  Net loss...........................  $(17,743,355) $ (7,793,573) $ (8,339,774)
  Adjustments to reconcile net loss
   to net cash used in operating
   activities:
    Depreciation and amortization....     3,195,257     2,331,356     1,753,816
    Provision for store closures.....     2,734,819           --            --
    Loss on the sale of assets.......     1,555,232           --            --
    Changes in assets and
     liabilities:
      Inventories....................       (77,148)     (232,760)     (376,840)
      Prepaid expenses and other
       current assets................     1,181,887    (1,142,259)     (123,209)
      Accounts payable and accrued
       expenses......................    (3,521,923)    2,606,694     2,114,041
      Other assets and liabilities...       899,913        18,731        65,437
                                       ------------  ------------  ------------
        Net cash used in operating
         activities..................   (11,775,318)   (4,211,811)   (4,906,529)
Cash Flows from Investing Activities:
  Purchase of property, equipment and
   other related assets..............    (5,948,374)  (10,048,594)  (10,230,021)
  Purchase of BCI warrants...........           --       (649,676)          --
  Proceeds from sale of property,
   equipment and other related
   assets............................     3,993,495           --      3,702,329
  Purchase of assets acquired from
   Boston Chicken, Inc., net of cash
   acquired..........................           --            --     (6,910,000)
                                       ------------  ------------  ------------
        Net cash provided by (used
         in) investing activities....    (1,954,879)  (10,698,270)  (13,437,692)
Cash Flows from Financing Activities:
  Proceeds from long-term debt.......    52,360,754    32,928,708    25,882,354
  Payments on long-term debt.........   (39,199,900)  (23,630,836)  (13,597,329)
  Proceeds from notes receivable.....           --      1,500,000           --
  Proceeds from sale of warrants.....           --          1,883           --
  Dividends paid.....................      (186,192)          --            --
  Capital contributions..............           --      4,433,115     5,750,000
                                       ------------  ------------  ------------
        Net cash provided by
         financing activities........    12,974,662    15,232,870    18,035,025
                                       ------------  ------------  ------------
Net Increase (Decrease) in Cash......      (755,535)      322,789      (309,196)
Cash, beginning of year..............       755,535       432,746       741,942
                                       ------------  ------------  ------------
Cash, end of year....................  $        --   $    755,535  $    432,746
                                       ============  ============  ============
Supplemental Disclosure of Cash Flow
 Information:
  Interest paid......................  $  3,948,568  $  2,695,268  $  1,872,954
                                       ============  ============  ============
Supplemental Non-Cash Flow
 Information:
  Distribution of warrants...........  $    433,114  $        --   $        --
                                       ============  ============  ============

  The accompanying notes to financial statements are an integral part of these statements.

                                BC BOSTON, L.P.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  BC Boston, L.P. (the "Partnership"), a Delaware limited partnership organized on March 8, 1994 under the Delaware Revised Uniform Limited Partnership Act, as amended, owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes.

  The Partnership has an Area Development Agreement ("ADA") with BCI granting it the right to open 201 stores in portions of Massachusetts, Rhode Island, Maine, Vermont and New Hampshire. At December 28, 1997, the Partnership had 55 stores open. Pursuant to the franchise agreements, the Partnership is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loans from BCI (Note 5) was $8.0 million, $6.3 million and $4.6 million in 1997, 1996 and 1995, respectively. The Partnership is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Partnership has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Partnership anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Partnership will require additional capital to continue its operations. BCI has expressed its intent to convert its loans to a majority equity interest in the Partnership and to acquire the Class A and Class B preferred partnership units in the Partnership in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Partnership's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Partnership's fiscal year consists of the 52/53-week period ending on the last Sunday in December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

        Buildings and improvements....................................  15 years
        Furniture, fixtures, equipment and software................... 3-8 years
        ADA and franchise fees........................................  15 years
        Preopening costs..............................................    1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                                BC BOSTON, L.P.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Partnership to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Partnership does not anticipate the SOP will have a material impact on its financial statements.

 Long-Lived Assets

  The Partnership evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Partnership estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Costs in Excess of Net Assets Acquired

  The excess purchase price over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $8.4 million, $3.8 million and $1.9 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Partnership is not a taxable entity for federal or state income tax purposes. Any taxable income or loss is reported by the partners on their individual tax returns in accordance with the amended and restated Partnership Agreement.

 Allocation of Profits, Losses and Distributions

  Partnership profits are first allocated to the general partner until the general partner's deficit capital account, if any, is restored to zero. Next, profits are to be allocated to the preferred limited partner in an amount sufficient

                                BC BOSTON, L.P.

to make the capital account of such preferred limited partner equal to the Redemption Price (Note 6) that would be distributable to the preferred limited partner if redeemed by the Partnership as of the end of such fiscal year. Thereafter, profits are allocated to the general partner and the limited partner holding common units in proportion to their common units.

  Losses are first allocated to the general partner and the limited partner holding common units in proportion to their common units until the capital account balances of such partners have been reduced to zero. Losses are then to be allocated to the preferred limited partner until the capital account balance of such limited partner has been reduced to zero. Thereafter, losses shall be allocated to the general partner.

  Notwithstanding any of the above, the general partner shall not receive less than 1% of any Partnership allocation.

  Distributions will be made on an annual basis to the preferred limited partner and common limited partner in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the preferred limited partner, and the estimated tax liability of the partner resulting from the operations of the Partnership in the case of the common limited partner. The tax distributions to the preferred limited partner have priority over the tax distributions to the common limited partner, which will only be made to the common limited partner to the extent of Available Cash, as defined. Thereafter, distributions will be made to the partners subject to being in compliance with the secured loan agreement (Note 5) as determined by the general partner. However, no discretionary distributions shall be made to common holders while the preferred limited partner units are outstanding. From and after the date the preferred limited partner units are redeemed, distributions shall be made to and among the general partner and common limited partner in proportion to their units.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                BC BOSTON, L.P.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                         1997         1996
                                                      -----------  -----------
Property, equipment and other related assets:
  Land............................................... $       --   $ 1,157,081
  Buildings and improvements.........................  16,410,264   17,749,398
  Furniture, fixtures, equipment and software........   7,041,479    7,449,736
  ADA and franchise fees.............................   1,492,525    1,295,775
  Preopening costs...................................   1,098,093      858,663
                                                      -----------  -----------
                                                       26,042,361   28,510,653
  Less accumulated depreciation and amortization.....  (5,316,406)  (3,198,841)
                                                      -----------  -----------
    Total property, equipment and other related
     assets, net..................................... $20,725,955  $25,311,812
                                                      ===========  ===========
Costs in excess of net assets acquired:
  Costs in excess of net assets acquired............. $ 7,203,064  $ 7,203,064
  Less accumulated amortization......................  (1,402,566)    (922,463)
                                                      -----------  -----------
    Total costs in excess of net assets acquired,
     net............................................. $ 5,800,498  $ 6,280,601
                                                      ===========  ===========
Accrued expenses:
  Accrued payroll and fringe benefits................ $   610,391  $   801,289
  Accrued sales tax..................................     127,139      111,448
  Accrued store closure costs........................   1,382,592    1,241,357
  Accrued personal and real property taxes...........     119,596      250,889
  Accrued interest...................................     344,711      242,682
  Accrued other......................................     373,849       61,514
                                                      -----------  -----------
                                                      $ 2,958,278  $ 2,709,179
                                                      ===========  ===========

(4) ACQUISITION OF ASSETS FROM BCI

  During 1995, the Partnership acquired substantially all of the assets of 14 Boston Market stores from BCI through various transactions for approximately $6,910,000. The transactions have been accounted for under the purchase method of accounting and resulted in approximately $7,203,000 of costs in excess of net assets acquired.

(5) LONG-TERM DEBT

  The Partnership has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI the right to convert all or any portion of the loan into common limited partner units based upon a tiered pricing structure ranging from $1.13 to $1.41 per unit. The specified percentage of common limited partner units to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total equity and rights outstanding of the Partnership, but would constitute at least a majority of the capital of the Partnership on a fully-diluted basis in the event that all of the loan was converted. The loan may be converted by BCI at any time up to December 2008. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the Loan Conversion Price (as defined), the amount of additional common limited partnership units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority interest of the then outstanding common limited partnership units, 1% of BCI's common limited partnership units calculated on a fully-diluted basis excluding the preferred limited partner units will be converted to general partnership units and BCI will become the sole general partner of the Partnership. BCI has announced its intention to convert the loan into equity subject to acquiring the Class A and Class B preferred partnership units.

                                BC BOSTON, L.P.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.5% as of December 28, 1997) plus 1%. Interest only payments are required through June 2005, at which time the loan converts to an amortizing term loan payable through July 2008, with a final balloon payment. As of December 28, 1997 the Agreement provides for a line of credit of $43,000,000, all of which was outstanding.

  The Partnership has also entered into a nonconvertible secured loan agreement with BCI providing for borrowings of up to $7,464,789 of which $3,687,421 was outstanding as of December 28, 1997. Interest is based upon the reference rate of Bank of America National Trust and Savings Association plus 1%. Interest only payments are required through June 2008, with the principal balance due July 2008.

  The loans are collateralized by substantially all of the assets of the Partnership and a pledge of all common units of limited and general partnership interest. The loan agreements contain various restrictive covenants including restricting cash distributions and limiting additional indebtedness.

      1998.......................................................... $       --
      1999..........................................................         --
      2000..........................................................         --
      2001..........................................................         --
      2002..........................................................         --
      Thereafter....................................................  46,687,421
                                                                     -----------
                                                                     $46,687,421
                                                                     ===========

(6) PREFERRED PARTNERSHIP UNITS

 Class A Preferred Partnership Units

  The Class A preferred partnership units bear dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Price"). Dividends accrue until the fifth anniversary of the respective issue date, after which they are paid currently on a semi-annual basis. At December 28, 1997, 5,000,000 Class A preferred partnership units were outstanding.

  The Class A preferred partnership units are redeemable at the option of the Partnership at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium initially equal to 10% of the initial issue price increased 2% each year, up to a maximum of 20%, plus any unpaid Tax Gross-Up amount, as defined in the Operating Agreement (the "Redemption Price").

 Class B Preferred Partnership Units

  The Class B preferred partnership units bear dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends will be payable semi-annually, in cash, on March 27, 1997 and each six months subsequent. At December 28, 1997, 4,433,115 Class B preferred partnership units were outstanding.

                                BC BOSTON, L.P.

  The Class B preferred partnership units are redeemable at the option of the Partnership at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium equal to 4% of the initial issue price.

  In connection with the Class B preferred partnership units owned by Market Partners, L.L.C. ("MPLLC"), a warrant to purchase 7% of the Partnership's common partner equity (on a fully diluted basis) was acquired by MPLLC for $8,914. The warrant is exercisable within 10 business days after a Controlling Interest Acquisition at an exercise price of $1.47 per unit. In general, a Controlling Interest Acquisition includes (i) the acquisition of a 20% or greater equity interest in the Partnership by BCI or (ii) the purchase of more than 30% of the Partnership's then existing stores by BCI. The warrant expires upon the earlier of the expiration of BCI's conversion rights under the convertible debt agreement or BCI's exercise of its call right on the warrant which can occur within two business days after MPLLC has notified the Partnership of its intention to exercise the warrant. Upon the exercise of the warrant, all outstanding units and unit options (except for units held by BCI) will be adjusted such that existing unit holders other than BCI will maintain the same equity ownership percentage both before and after the exercise of the warrant.

  In 1997, the Partnership distributed warrants to purchase 44,331 shares of BCI common stock, which it had previously purchased from BCI.

 Preferred Partnership Unit Rights

  In the event of liquidation, the preferred partnership units will be entitled to a liquidation preference equal to the Redemption Price.

  The holders of preferred partnership units have the right to require the Partnership to redeem the preferred partnership units at the Redemption Price in certain circumstances.

  The preferred partners have no voting rights or rights to manage the business and affairs of the Partnership other than those specific rights described in the Operating Agreement.

(7) PARTNERSHIP UNIT OPTION PLAN

  A maximum of 3,600,000 common units are available for grant to employees pursuant to the Employee Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the Manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Partnership accounts for the Option Plan using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." If a fair value based accounting method had been adopted, the Partnership's pro forma net loss would have been $17,991,485, $8,008,867 and $8,358,882 for 1997, 1996 and 1995, respectively.

                                BC BOSTON, L.P.

  The following table summarizes unit option activity and the related weighted average exercise price of the options.

                                   1997              1996             1995
                              ---------------- ----------------- ---------------
                                UNITS    PRICE   UNITS     PRICE  UNITS    PRICE
                              ---------  ----- ----------  ----- --------  -----
   Outstanding, beginning of
    period..................  2,481,657  $1.24    254,250  $1.00      --     --
     Granted................        --     --   2,385,907  $1.25  275,250  $1.00
     Exercised..............        --     --         --     --       --     --
     Canceled...............   (124,500) $1.06   (158,500) $1.06  (21,000) $1.00
     Expired................        --     --         --     --       --     --
                              ---------        ----------        --------
   Outstanding, end of
    period..................  2,357,157  $1.25  2,481,657  $1.24  254,250  $1.00
                              =========        ==========        ========
   Exercisable, end of
    period..................  1,347,454  $1.25    684,837  $1.24   18,425  $1.00
                              =========        ==========        ========
   Weighted average fair
    value of options
    granted.................                   $     0.40        $   0.32
                                               ==========        ========

  At December 28, 1997, the weighted average contractual life of the options was approximately 7 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997, 1996 and 1995 grants, respectively: risk-free interest rates of 6.20%, 6.72% and 7.78%, respectively; expected lives of 5 years.

(8) COMMITMENTS

  The Partnership has entered into sale/lease back transactions whereby store equipment was sold to a third party and subsequently subleased by the Partnership from BCI who leases the equipment from the third party.

  The Partnership also leases office and store premises under various noncancelable operating lease agreements. Lease terms are generally five to ten years with one or more five-year renewal options.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

      1998.......................................................... $ 3,736,316
      1999..........................................................   3,618,887
      2000..........................................................   3,338,466
      2001..........................................................   2,876,092
      2002..........................................................   2,556,496
      Thereafter....................................................  11,056,247
                                                                     -----------
                                                                     $27,182,504
                                                                     ===========

  Total rent expense under operating leases, including common area maintenance charges, was approximately $5,504,000, $4,052,000 and $2,057,000 for 1997, 1996
and 1995, respectively.

  The Partnership obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Partnership would be able to replace any of its sources of supply with other vendors without a disruption in service.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of BCE West, L.P.:

  We have audited the accompanying balance sheets of BCE West, L.P. (a Delaware limited partnership) as of December 28, 1997 and December 29, 1996 and the related statements of operations, partners' deficit and cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BCE West, L.P. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years then ended December 28, 1997, December 29, 1996 and December 31, 1995 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
May 8, 1998

                                 BCE WEST, L.P.

                                 BALANCE SHEETS

                 AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996

                       ASSETS                             1997          1996
                       ------                         ------------  ------------
Current Assets:
  Cash............................................... $     95,857  $  1,242,953
  Inventories........................................      912,061     1,338,652
  Prepaid expenses and other current assets..........      262,537     1,170,214
                                                      ------------  ------------
    Total current assets.............................    1,270,455     3,751,819
Property, Equipment and Other Related Assets, net....   15,667,653    24,423,249
Costs in Excess of Net Assets Acquired, net..........    2,975,629     3,228,466
Other Assets, net....................................      213,300     1,456,291
                                                      ------------  ------------
    Total assets..................................... $ 20,127,037  $ 32,859,825
                                                      ============  ============
          LIABILITIES AND PARTNERS' DEFICIT
          ---------------------------------
Current Liabilities:
  Accounts payable................................... $    233,322  $  1,907,258
  Accrued expenses...................................    4,036,490     5,474,636
                                                      ------------  ------------
    Total current liabilities........................    4,269,812     7,381,894
Debt.................................................   43,337,487    39,545,690
Other Liabilities....................................      763,855       370,930
Commitments
Partners' Deficit....................................  (28,244,117)  (14,438,689)
                                                      ------------  ------------
    Total liabilities and partners' deficit.......... $ 20,127,037  $ 32,859,825
                                                      ============  ============



  The accompanying notes to financial statements are an integral part of these statements.

                                 BCE WEST, L.P.

                            STATEMENTS OF OPERATIONS

                                                FISCAL YEARS ENDED
                                      ----------------------------------------
                                      DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                          1997          1996          1995
                                      ------------  ------------  ------------
Revenues............................. $ 60,510,538  $ 59,112,073  $ 36,939,042
Costs and Expenses:
  Cost of products sold..............   22,489,664    23,134,739    14,947,274
  Salaries and benefits..............   21,278,451    19,104,993    13,336,589
  General and administrative.........   29,074,560    27,057,608    20,744,802
  Provision for store closures.......    2,688,259           --            --
                                      ------------  ------------  ------------
    Total costs and expenses.........   75,530,934    69,297,340    49,028,665
                                      ------------  ------------  ------------
Loss from Operations.................  (15,020,396)  (10,185,267)  (12,089,623)
Other Income (Expense):
  Interest expense...................   (4,078,383)   (3,316,089)   (2,153,661)
  Other income.......................    1,103,195       832,541       123,094
                                      ------------  ------------  ------------
    Total other expense..............   (2,975,188)   (2,483,548)   (2,030,567)
                                      ------------  ------------  ------------
Net loss............................. $(17,995,584) $(12,668,815) $(14,120,190)
                                      ============  ============  ============



  The accompanying notes to financial statements are an integral part of these statements.

                                 BCE WEST, L.P.

                        STATEMENTS OF PARTNERS' DEFICIT

 FOR THE YEARS ENDED DECEMBER 28, 1997, DECEMBER 29, 1996 AND DECEMBER 31, 1995

                                                                         CLASS B
                                  COMMON UNITS                         COMMON UNITS
                  ------------------------------------------------  -------------------
                     GENERAL PARTNER          LIMITED PARTNER        LIMITED PARTNER
                  ----------------------  ------------------------  -------------------
                     AMOUNT      UNITS      AMOUNT        UNITS      AMOUNT     UNITS
                  ------------  --------  -----------  -----------  ---------  --------
BALANCES,
 December 25,
 1994............ $    300,961   392,370  $ 6,384,457    9,607,630  $ 130,194   204,082
 Capital
  contributions..          --        --           --           --         --        --
 Reclassification
  of mandatory
  redemption
  units to debt..          --        --    (1,000,000)  (1,000,000)       --        --
 Conversion of
  General Partner
  units to
  Limited Partner
  units..........          --   (292,370)         --       292,370        --        --
 Cancellation of
  Class A
  preference
  amount.........        4,614       --       112,986          --         --        --
 Redemption of
  member units...          --        --    (2,500,000)  (2,500,000)  (130,194) (204,082)
 Dividends
  accrued........     (100,694)      --           --           --         --        --
 Net loss........   (8,622,747)      --    (2,997,443)         --         --        --
                  ------------  --------  -----------  -----------  ---------  --------
BALANCES,
 December 31,
 1995............   (8,417,866)  100,000          --     6,400,000        --        --
 Capital
  contributions..          --        --           --           --         --        --
 Dividends
  accrued........     (415,206)      --           --           --         --        --
 Issuance of
  warrants.......          --        --         5,904          --         --        --
 Net loss........   (8,626,733)      --        (5,904)         --         --        --
                  ------------  --------  -----------  -----------  ---------  --------
BALANCES,
 December 29,
 1996............  (17,459,805)  100,000          --     6,400,000        --        --
 Capital
  contributions..          --        --           --           --         --        --
 Dividends
  accrued........   (1,227,915)      --           --           --         --        --
 Dividends paid..          --        --           --           --         --        --
 Distribution of
  warrants to
  acquire BCI
  common stock...          --        --           --           --         --        --
 Net loss........  (11,031,764)      --           --           --         --        --
                  ------------  --------  -----------  -----------  ---------  --------
BALANCES,
 December 28,
 1997............ $(29,719,484)  100,000  $       --     6,400,000  $     --        --
                  ============  ========  ===========  ===========  =========  ========
                                PREFERRED UNITS
                  ----------------------------------------------
                         CLASS A                CLASS B
                  ---------------------- -----------------------
                     LIMITED PARTNER        LIMITED PARTNER
                  ---------------------- -----------------------
                    AMOUNT       UNITS     AMOUNT       UNITS    DIVIDENDS      TOTAL
                  ------------ --------- ------------ ---------- ----------- -------------
BALANCES,
 December 25,
 1994............ $       --         --  $       --          --  $      --   $  6,815,612
 Capital
  contributions..   2,500,000  2,500,000         --          --         --      2,500,000
 Reclassification
  of mandatory
  redemption
  units to debt..         --         --          --          --         --     (1,000,000)
 Conversion of
  General Partner
  units to
  Limited Partner
  units..........         --         --          --          --         --            --
 Cancellation of
  Class A
  preference
  amount.........         --         --          --          --         --        117,600
 Redemption of
  member units...         --         --          --          --         --     (2,630,194)
 Dividends
  accrued........         --         --          --          --     100,694           --
 Net loss........  (2,500,000)       --          --          --         --    (14,120,190)
                  ------------ --------- ------------ ---------- ----------- -------------
BALANCES,
 December 31,
 1995............         --   2,500,000         --          --     100,694    (8,317,172)
 Capital
  contributions..   1,000,000  1,000,000   5,541,394   5,541,394        --      6,541,394
 Dividends
  accrued........         --         --          --          --     415,206           --
 Issuance of
  warrants.......         --         --          --          --         --          5,904
 Net loss........  (1,000,000)       --   (3,036,178)        --         --    (12,668,815)
                  ------------ --------- ------------ ---------- ----------- -------------
BALANCES,
 December 29,
 1996............         --   3,500,000   2,505,216   5,541,394    515,900   (14,438,689)
 Capital
  contributions..         --         --    5,541,394   5,541,394        --      5,541,394
 Dividends
  accrued........         --         --          --          --   1,227,915           --
 Dividends paid..         --         --          --          --    (268,448)     (268,448)
 Distribution of
  warrants to
  acquire BCI
  common stock...         --         --   (1,082,790)        --         --     (1,082,790)
 Net loss........         --         --   (6,963,820)        --         --    (17,995,584)
                  ------------ --------- ------------ ---------- ----------- -------------
BALANCES,
 December 28,
 1997............ $       --   3,500,000 $       --   11,082,788 $1,475,367  $(28,244,117)
                  ============ ========= ============ ========== =========== =============

  The accompanying notes to financial statements are an integral part of these statements.

                                 BCE WEST, L.P.
                            STATEMENTS OF CASH FLOWS

                                                 FISCAL YEARS ENDED
                                       ----------------------------------------
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash Flows from Operating Activities:
  Net loss...........................  $(17,995,584) $(12,668,815) $(14,120,190)
  Adjustments to reconcile net loss
   to net cash used in operating
   activities--
    Depreciation and amortization....     3,149,637     3,253,666     2,532,780
    Provision for store closures.....     2,688,259           --            --
    Gain on the sale of assets.......    (1,103,196)          --            --
    Changes in assets and
     liabilities:
      Inventories....................       426,591      (301,591)     (495,354)
      Prepaid expenses and other
       current assets................       907,677      (822,591)    1,024,673
      Accounts payable and accrued
       expenses......................    (1,758,474)    1,983,214     1,548,668
      Other assets and liabilities...     4,470,638      (978,292)    2,379,398
                                       ------------  ------------  ------------
        Net cash used in operating
         activities..................    (9,214,452)   (9,534,409)   (7,130,025)
                                       ------------  ------------  ------------
Cash Flows from Investing Activities:
  Purchase of property, equipment and
   other related assets..............   (23,524,885)   (4,890,495)  (13,822,880)
  Proceeds from sale of property and
   equipment.........................    22,527,498           --      4,463,347
  Acquisition of BCI warrants........           --     (1,082,790)          --
                                       ------------  ------------  ------------
        Net cash provided by (used
         in) investing activities....      (997,387)   (5,973,285)   (9,359,533)
                                       ------------  ------------  ------------
Cash Flows from Financing Activities:
  Borrowings on debt.................    77,417,455    55,182,767    30,535,452
  Payments on debt...................   (73,625,658)  (44,206,241)  (19,983,832)
  Collection of note receivable
   issued for partnership units......           --            --      5,000,000
  Redemption of partnership units....           --     (1,000,000)   (2,630,194)
  Dividends paid.....................      (268,448)          --            --
  Proceeds from issuance of preferred
   partnership units.................     5,541,394     6,541,394     2,500,000
  Proceeds from issuance of warrants.           --          5,904           --
                                       ------------  ------------  ------------
        Net cash provided by
         financing activities........     9,064,743    16,523,824    15,421,426
                                       ------------  ------------  ------------
Net Increase (Decrease) in Cash......    (1,147,096)    1,016,130    (1,068,132)
Cash, beginning of year..............     1,242,953       226,823     1,294,955
                                       ------------  ------------  ------------
Cash, end of year....................  $     95,857  $  1,242,953  $    226,823
                                       ============  ============  ============
Supplemental Disclosure of Cash Flow
 Information:
  Interest paid......................  $  4,052,160  $  3,374,017  $  2,114,779
                                       ============  ============  ============
Supplemental Disclosure of Non-Cash
 Information:
  Distribution of warrants...........  $  1,082,790  $        --   $        --
                                       ============  ============  ============


  The accompanying notes to financial statements are an integral part of these statements.

                                 BCE WEST, L.P.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  BCE West, L.P. (the "Partnership"), a Delaware limited partnership organized under the Delaware Revised Uniform Limited Partnership Act, as amended, owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes.

  The Partnership has an Area Development Agreement ("ADA") with BCI granting it the right to open 193 stores in Colorado, New Mexico, Idaho, Utah, Wyoming, Arizona and Nevada. At December 28, 1997, the Partnership had 45 stores open. Pursuant to the franchise agreements, the Partnership is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loan from BCI (Note 4) was $10.3 million, $9.7 million and $7.8 million in 1997, 1996 and 1995, respectively. The Company is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Partnership has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Partnership anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Partnership will require additional capital to continue its operations. BCI has expressed its intent to convert its loans to a majority equity interest in the Partnership and to acquire the Class A and Class B preferred partnership units in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Partnership's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Partnership's fiscal year is the 52/53-week period ending on the last Sunday in December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated or amortized over the following useful lives:

      Buildings and improvements......................................  15 years
      Furniture, fixtures, equipment and software..................... 3-8 years
      ADA and franchise fees..........................................  15 years
      Preopening costs................................................    1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                                 BCE WEST, L.P.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Partnership to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Partnership does not anticipate the SOP will have a material impact on its financial statements.

 Long-Lived Assets

  The Partnership evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Partnership estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Costs in Excess of Net Assets Acquired

  The excess purchase price over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years.

 Revenue Recognition

  Revenue is recognized in the period during which related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $9.6 million, $4.6 million and $2.8 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Partnership is not a taxable entity for federal or state income tax purposes. Any taxable income or loss is reported by the partners on their individual tax returns in accordance with the amended and restated Partnership Agreement.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to the general partner in an amount necessary to eliminate any deficits and restore such capital accounts to zero. Profits are then allocated to the Class A and B ("Senior")

                                 BCE WEST, L.P.

preferred unit holder in an amount sufficient to make the capital account of such Senior preferred unit holder equal to the Redemption Price that would be distributable to the Senior preferred unit holder if redeemed by the Partnership as of the end of such fiscal year. Thereafter, profits are allocated to the general partner and members holding common units in proportion to their units.

  Losses for any fiscal year shall be allocated first to common membership unit holders in proportion to their common membership units until their capital account balances have been reduced to zero. Next, losses are to be allocated to the Senior preferred unit holder until the Senior preferred unit holder's capital balance has been reduced to zero. Thereafter, losses are allocated to the general partner.

  Distributions for tax purposes will be made on an annual basis to each Senior preferred and common unit holder in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the Senior preferred unit holder, and the estimated tax liability of the members resulting from the operations of the Partnership in the case of the common unit holder. The tax distributions to the Senior preferred unit holder have priority over tax distributions to the common unit holders, which will only be made to common unit holders to the extent of Available Cash, as defined. Thereafter, distributions will be made to the members subject to the Partnership being in compliance with the secured loan agreement (Note 4) as determined by the manager. However, no distributions shall be made to common members while preferred member units are outstanding. From and after the date the preferred units are retired, distributions shall be made to and among the common unit holders in proportion to their common units.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                 BCE WEST, L.P.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                          1997         1996
                                                       -----------  -----------
Property, equipment and other related assets:
  Buildings and improvements.......................... $12,767,867  $20,973,233
  Furniture, fixtures, equipment and software.........   3,914,319    3,606,829
  Preopening costs....................................   2,811,391    3,049,113
  ADA and franchise fees..............................   1,862,000    2,430,000
                                                       -----------  -----------
                                                        21,355,577   30,059,175
  Less accumulated depreciation and amortization......  (5,687,924)  (5,635,926)
                                                       -----------  -----------
                                                       $15,667,653  $24,423,249
                                                       ===========  ===========
Costs in excess of net assets acquired:
  Costs in excess of net assets acquired.............. $ 3,692,723  $ 3,692,723
  Less accumulated amortization.......................    (717,094)    (464,257)
                                                       -----------  -----------
                                                       $ 2,975,629  $ 3,228,466
                                                       ===========  ===========
Accrued expenses:
  Accrued payroll and fringe benefits................. $ 1,379,490  $ 1,396,809
  Accrued sales tax...................................     275,737      441,035
  Accrued store closure costs.........................   1,126,662    1,733,327
  Accrued personal and real property taxes............     240,201      842,862
  Accrued interest....................................     319,601      282,167
  Deferred gain on equipment sales....................     486,305      378,037
  Accrued other.......................................     208,494      400,399
                                                       -----------  -----------
                                                       $ 4,036,490  $ 5,474,636
                                                       ===========  ===========

(4) DEBT

  The Partnership has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI the right to convert all or any portion of the loan into units of common limited partnership interests at $1.5265 per voting unit. The specified percentage of units to be acquired upon conversion is dependent on the amount of financing to be provided in relation to the total capital and rights outstanding, but would constitute at least a majority of the capital of the Partnership on a fully diluted basis in the event all of the loan was converted. The loan may be converted by BCI at any time up to March 2011. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, as defined, the amount of additional limited partnership units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority interest of all the units, BCI's limited partnership units will be converted to general partnership units and BCI will become the sole general partner of the Partnership. The loan is collateralized by substantially all the assets of the Partnership and a pledge of all units of limited and general partner interests. The Agreement contains various restrictive covenants including restrictions on cash distributions and additional indebtedness. BCI has announced its intention to convert the loan into equity subject to acquiring the Class A and Class B preferred partnership units.

  Interest is equal to the reference rate of the Bank of America National Trust and Savings Association (8.5% as of December 28, 1997) plus 1%. Interest only payments are required through September 2003, at which time the loan converts to an amortizing term loan payable through August 2010, with a final balloon payment. The Agreement provides for a line of credit of $54,300,000 with $43,337,487 drawn as of December 28, 1997.

                                 BCE WEST, L.P.

  As of December 28,1997, principal maturities on the outstanding balance were as follows:

      1998.......................................................... $       --
      1999..........................................................         --
      2000..........................................................         --
      2001..........................................................         --
      2002..........................................................         --
      Thereafter....................................................  43,337,487
                                                                     -----------
                                                                     $43,337,487
                                                                     ===========

(5) PARTNERS' CAPITAL

 Class A Preferred Partnership Units

  The Class A preferred partnership units accrue dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Price"). Dividends accrue until the fifth anniversary of the respective issue date, after which they are paid currently on a semi-annual basis. At December 28, 1997 there were 3,500,000 Class A units outstanding.

  The Class A preferred partnership units are redeemable at the option of the Partnership at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium initially equal to 10% of the initial issue price increased 2% of the initial issue price each year, up to a maximum of 20%, plus any unpaid Tax Gross-Up amount, as defined in the Partnership Agreement (the "Redemption Price").

 Class B Preferred Partnership Units

  The Class B preferred partnership units accrue dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually. At December 28, 1997 there were 11,082,788 Class B units outstanding.

  The Class B preferred partnership units are redeemable at the option of the Partnership at any time for a redemption price equal to the sum of the issue price, plus a redemption premium equal to 4% of the initial issue price, plus any accrued but unpaid preferred dividends.

  In connection with the issuance of Class B preferred partnership units to Market Partners, L.L.P. ("MPLLC"), a warrant to purchase 7% of the Partnership's common partnership units (on a fully diluted basis) was acquired by MPLLC for $5,904. The warrant is exercisable within 10 business days after a Controlling Interest Acquisition at an exercise price of $1.53 per unit. In general, a Controlling Interest Acquisition includes (i) the acquisition of a 20% or greater equity interest in the Partnership by BCI or (ii) the purchase of more than 30% of the Partnership's then existing stores by BCI. The warrant expires upon the earlier of the expiration of BCI's conversion rights under the convertible debt agreement or BCI's exercise of its call right on the warrant which can occur within two business days after MPLLC has notified the Partnership of its intention to exercise the warrant.

  In 1997, the Partnership distributed warrants to acquire 110,828 shares of BCI common stock, which it had previously purchased from BCI, to the Class B holders.

                                 BCE WEST, L.P.

  Preferred Partnership Unit Rights

  In the event of liquidation, the preferred partnership units will be entitled to a liquidation preference equal to the Redemption Price.

  The holders of preferred partnership units have the right to require the Partnership to redeem the preferred partnership units at the Redemption Price in certain circumstances.

  The preferred partners have no voting rights or rights to manage the business and affairs of the Partnership other than those specific rights described in the Partnership Agreement.

 Redemption of Class B Common Limited Units

  During 1995, all Class B common limited units were redeemed by the Partnership and the Partnership Agreement was amended and restated to cancel all rights associated with such Class B common limited units.

 Cancellation of Common Preference Amount

  During 1995, the Partnership Agreement was amended to terminate any rights to any accrued Common Preference Amount and any future rights to any Common Preference Amount.

(6) OPTION PLAN

  A maximum of 3,600,384 common limited partnership units are available for grant to employees pursuant to the Option Plan. The option price is equal to the fair market value on the date of grant, as determined by the manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Partnership accounts for the Option Plan using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation." If a fair value based accounting method had been adopted, the Partnership's pro forma net loss would have been $18,250,379, $12,901,657 and $14,320,930 for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, respectively.

  The following table summarizes option activity and the related weighted average exercise price of the options.

                                 1997              1996              1995
                            ---------------- ----------------- ----------------
                              UNITS    PRICE   UNITS     PRICE   UNITS    PRICE
                            ---------  ----- ----------  ----- ---------- -----
   Outstanding, beginning
    of period.............. 3,298,070  $1.04  3,075,000  $1.00  1,905,000 $1.00
     Granted...............   115,380  $1.30    393,070  $1.30  1,170,000 $1.00
     Exercised.............       --     --         --     --         --    --
     Canceled..............   (38,460) $1.30   (170,000) $1.00        --    --
     Expired...............       --     --         --     --         --    --
                            ---------        ----------        ----------
   Outstanding, end of
    period................. 3,374,990  $1.04  3,298,070  $1.04  3,075,000 $1.00
                            =========        ==========        ==========
   Exercisable, end of
    period................. 2,158,461  $1.00  1,181,500  $1.00    543,500 $1.00
                            =========        ==========        ==========
   Weighted average fair
    value of options
    granted................ $    0.35        $     0.27        $     0.31
                            =========        ==========        ==========

                                 BCE WEST, L.P.

  At December 28, 1997, the weighted average remaining contractual life of the options, was approximately 7 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997, 1996 and 1995 grants, respectively: risk-free interest rates of 6.20%, 6.31% and 7.33%, respectively; expected lives of 5 years.

(7) COMMITMENTS

  The Partnership has entered into sale/leaseback transactions where store equipment was sold to a third party and subsequently subleased by the Partnership from BCI who leased the equipment from the third party. The sale of equipment resulted in deferred gains which are being recognized by the Partnership over the lives of the respective leases.

  The Partnership also leases office and store premises under various noncancelable operating lease agreements. Lease terms are generally ten years with two or three five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges. The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

      1998.......................................................... $ 3,669,714
      1999..........................................................   3,661,524
      2000..........................................................   3,613,787
      2001..........................................................   3,647,706
      2002..........................................................   3,712,811
      Thereafter....................................................  17,441,676
                                                                     -----------
                                                                     $35,747,218
                                                                     ===========

  Total rent expense under operating leases, including common area maintenance charges, was approximately $7,831,000, $7,536,000 and $4,430,000 for the years ended December 28, 1997, December 29, 1996 and December 31, 1995, respectively.

  The Partnership obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Partnership would be able to replace any of its sources of supply with other vendors without a disruption in service.

(8) OTHER INCOME

  Included in other income in 1997, is a gain of $2.8 million resulting from the sale of Boston Market stores and related assets to BCI.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of BC GoldenGate, L.L.C.:

  We have audited the accompanying balance sheets of BC GoldenGate, L.L.C. (a Delaware limited liability company) as of December 28, 1997 and December 29, 1996, and the related statements of operations, members' equity (deficit) and cash flows for the years ended December 28, 1997, December 29, 1996 and the period from inception (July 14, 1995) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BC GoldenGate, L.L.C. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years ended December 28, 1997, December 29, 1996 and the period from inception (July 14, 1995) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
May 7, 1998

                             BC GOLDENGATE, L.L.C.

                                 BALANCE SHEETS

                 AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996

                       ASSETS                             1997         1996
                       ------                         ------------  -----------
Current Assets:
  Cash............................................... $    171,029  $ 1,029,503
  Inventories........................................    1,151,503    1,251,264
  Prepaid expenses and other current assets..........      381,984    2,101,265
                                                      ------------  -----------
    Total current assets.............................    1,704,516    4,382,032
Property, Equipment and Other Related Assets, net....   24,188,945   26,437,561
Costs in Excess of Net Assets Acquired, net..........    3,224,537    3,469,004
Other Assets, net....................................    1,116,236    1,394,749
                                                      ------------  -----------
    Total assets..................................... $ 30,234,234  $35,683,346
                                                      ============  ===========
          LIABILITIES AND MEMBERS' DEFICIT
          --------------------------------
Current Liabilities:
  Accounts payable................................... $  2,220,982  $ 2,864,243
  Accrued expenses...................................    3,669,478    2,198,531
                                                      ------------  -----------
    Total current liabilities........................    5,890,460    5,062,774
Debt.................................................   49,992,626   31,511,548
Other Liabilities....................................    1,866,076    2,060,854
Commitments
Members' Deficit.....................................  (27,514,928)  (2,951,830)
                                                      ------------  -----------
    Total liabilities and members' deficit........... $ 30,234,234  $35,683,346
                                                      ============  ===========



  The accompanying notes to financial statements are an integral part of these balance sheets.

                             BC GOLDENGATE, L.L.C.

                            STATEMENTS OF OPERATIONS

                                 FISCAL YEARS ENDED       PERIOD FROM INCEPTION
                              --------------------------     (JULY 14, 1995)
                              DECEMBER 28,  DECEMBER 29,  THROUGH DECEMBER 31,
                                  1997          1996              1995
                              ------------  ------------  ---------------------
Revenue...................... $ 59,267,645  $ 45,597,269       $ 9,303,564
Costs and Expenses:
  Cost of products sold......   22,241,142    17,609,683         3,699,970
  Salaries and benefits......   18,670,954    14,525,287         3,340,169
  General and administrative.   34,931,896    23,179,377         6,226,577
  Provision for store
   closures..................    4,966,862           --                --
                              ------------  ------------       -----------
    Total costs and expenses.   80,810,854    55,314,347        13,266,716
                              ------------  ------------       -----------
Loss from Operations.........  (21,543,209)   (9,717,078)       (3,963,152)
Other Income (Expense):
  Interest expense...........   (3,754,194)   (1,900,969)         (495,128)
  Other income (expense).....   (3,265,696)    1,444,616            12,752
                              ------------  ------------       -----------
    Total other expense......   (7,019,890)     (456,353)         (482,376)
                              ------------  ------------       -----------
Net Loss..................... $(28,563,099) $(10,173,431)      $(4,445,528)
                              ============  ============       ===========




  The accompanying notes to financial statements are an integral part of these statements.

                             BC GOLDENGATE, L.L.C.

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

        FOR THE YEARS ENDED DECEMBER 28, 1997, DECEMBER 29, 1996 AND FOR
                   THE PERIOD FROM INCEPTION (JULY 14, 1995)
                           THROUGH DECEMBER 31, 1995

                                                        PREFERRED
                         COMMON MEMBERS' EQUITY      MEMBER'S EQUITY
                         -----------------------  ----------------------  PREFERRED
                           UNITS      AMOUNT        UNITS      AMOUNT     DIVIDENDS      TOTAL
                         --------- -------------  ---------- -----------  ---------- -------------
BALANCES, inception.....       --  $         --          --  $       --   $      --  $         --
 Issuance of common
  units................. 2,400,000     2,400,000         --          --          --      2,400,000
 Issuance of preferred
  units and warrants....       --            --    7,500,000   7,500,000         --      7,500,000
 Preferred dividends....       --       (359,977)        --          --      359,977           --
 Net loss...............       --     (2,040,023)        --   (2,405,505)        --     (4,445,528)
                         --------- -------------  ---------- -----------  ---------- -------------
BALANCES, December 31,
 1995................... 2,400,000           --    7,500,000   5,094,495     359,977     5,454,472
 Issuance of preferred
  units.................       --            --    1,700,000   1,700,000         --      1,700,000
 Issuance of warrants...       --         67,129         --          --          --         67,129
 Preferred dividends....       --       (837,052)        --          --      837,052           --
 Net loss...............       --     (3,378,936)        --   (6,794,495)        --    (10,173,431)
                         --------- -------------  ---------- -----------  ---------- -------------
BALANCES, December 29,
 1996................... 2,400,000    (4,148,859)  9,200,000         --    1,197,029    (2,951,830)
 Issuance of preferred
  units.................       --            --    4,433,115   4,433,115         --      4,433,115
 Distribution of
  warrants to acquire
  BCI common stock......       --            --          --     (433,114)        --       (433,114)
 Preferred dividends....       --     (1,364,295)                          1,364,295           --
 Net loss...............       --    (24,563,098)        --   (4,000,001)        --    (28,563,099)
                         --------- -------------  ---------- -----------  ---------- -------------
BALANCES, December 28,
 1997................... 2,400,000 $ (30,076,252) 13,633,115 $       --   $2,561,324 $ (27,514,928)
                         ========= =============  ========== ===========  ========== =============



  The accompanying notes to financial statements are an integral part of these statements.

                             BC GOLDENGATE, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                                   PERIOD FROM
                                                                    INCEPTION
                                                                    (JULY 14,
                                          FISCAL YEARS ENDED          1995)
                                       --------------------------    THROUGH
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
Cash Flows from Operating Activities:
  Net loss...........................  $(28,563,099) $(10,173,431) $ (4,445,528)
  Adjustments to reconcile net loss
   to net cash provided by (used in)
   operating activities--
    Depreciation and amortization....     3,416,996     2,915,203       621,903
    Provision for store closures.....     4,966,862           --            --
    Loss on sale of assets...........     3,265,696           --            --
    Changes in assets and
     liabilities, excluding effects
     from acquisition:
      Inventories....................        99,761      (610,661)     (279,597)
      Prepaid expenses and other
       current assets................     1,719,281        49,042       865,744
      Accounts payable and accrued
       expenses......................      (787,946)    1,509,421     3,304,897
      Other assets and liabilities...    (2,105,114)    1,044,346       813,570
                                       ------------  ------------  ------------
        Net cash provided by (used
         in) operating activities....   (17,987,563)   (5,266,080)      880,989
Cash Flows from Investing Activities:
  Purchase of property, equipment and
   other related assets..............   (15,684,759)  (11,256,020)   (8,948,938)
  Proceeds from sale of equipment....     9,899,655           --      6,225,985
  Purchase of net assets acquired
   from Boston West, L.L.C...........           --     (7,571,873)          --
  Purchase of net assets acquired
   from BCI..........................           --            --    (20,278,946)
  Investment in BCI warrants.........           --       (129,931)          --
  Sale of assets to BCI..............           --      4,795,640           --
                                       ------------  ------------  ------------
        Net cash used in investing
         activities..................    (5,785,104)  (14,162,184)  (23,001,899)
Cash Flows from Financing Activities:
  Proceeds from issuance of members'
   units.............................     4,433,115     1,700,000     9,250,000
  Proceeds from issuance of warrants.           --         67,129           --
  Proceeds from debt.................    66,852,323    55,227,937    32,606,510
  Payment on debt....................   (48,371,245)  (36,897,019)  (19,425,880)
  Collection of notes receivable.....           --            --         50,000
                                       ------------  ------------  ------------
        Net cash provided by
         financing activities........    22,914,193    20,098,047    22,480,630
                                       ------------  ------------  ------------
Increase (Decrease) in Cash..........     (858,474)       669,783       359,720
Cash, beginning of period............     1,029,503       359,720            --
                                       ------------  ------------  ------------
Cash, end of period..................  $    171,029  $  1,029,503  $    359,720
                                       ============  ============  ============
Supplemental Disclosure of Cash Flow
 Information:
  Interest paid......................  $  3,672,905  $  1,923,411  $    395,846
                                       ============  ============  ============
Supplemental Disclosure of Noncash
 Transactions:
  Issuance of common member units in
   exchange for notes receivable.....  $        --   $        --   $    650,000
                                       ============  ============  ============
  Distribution of warrants...........  $    433,114  $        --   $        --
                                       ============  ============  ============

  The accompanying notes to financial statements are an integral part of these statements.

                             BC GOLDENGATE, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  BC GoldenGate, L.L.C. (the "Company") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. The Company was formed on July 14, 1995, under the Delaware Limited Liability Company Act.

  The Company has an Area Development Agreement ("ADA") with BCI granting it the right to open 236 stores in portions of California and Nevada. The Company had 57 stores open at December 28, 1997. Pursuant to the franchise agreements, the Company is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support services on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loans from BCI (Note 4) was $8.8 million, $8.6 million and $5.1 million in 1997, 1996 and 1995, respectively. The Company is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Company has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Company anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Company will require additional capital to continue its operations. BCI has expressed its intent to convert its loans to a majority equity interest in the Company and to acquire the class A and class B preferred membership units in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Company's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Company's fiscal year is the 52/53-week period ending on the last Sunday of December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

      Buildings and improvements......................................  15 years
      Furniture, fixtures, equipment and software..................... 3-8 years
      ADA and franchise fees..........................................  15 years
      Preopening costs................................................    1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                             BC GOLDENGATE, L.L.C.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set-up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Company to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Company does not anticipate the SOP will have a material impact on its financial statements.

 Cost in Excess of Net Assets Acquired

  The excess purchase price over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years.

 Long-Lived Assets

  The Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $10.2 million, $4.0 million and $0.9 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Company is considered a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the members on their individual tax returns in accordance with the Company's Operating Agreement.

                             BC GOLDENGATE, L.L.C.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to all members in proportion to the deficit balances, if any, in their capital accounts, in an amount necessary to eliminate any deficits and restore such capital accounts to zero. Profits are then allocated to the preferred unit holder in an amount sufficient to make the capital account of such preferred unit holder equal to the Redemption Price (Note 5) that would be distributable to the preferred unit holder if redeemed by the Company as of the end of such fiscal year. Thereafter, profits are allocated to members holding common units in proportion to their common membership units.

  Losses for any fiscal year shall be allocated first to common membership unit holders in proportion to their common membership units until their capital account balances have been reduced to zero. Losses are then to be allocated to the preferred unit holder until the preferred unit holder's capital balance has been reduced to zero. Thereafter, losses are allocated to common members in proportion to their units.

  Distributions will be made on an annual basis to each preferred membership unit holder and common membership unit holder in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the preferred unit holder and the estimated tax liability of the members resulting from the operations of the Company in the case of the common unit holders. The tax distributions to the preferred unit holder have priority over the tax distributions to the common unit holders, which will only be made to the common unit holders to the extent of Available Cash, as defined. Thereafter, distributions will be made to the members subject to being in compliance with the secured loan agreement (Note 4) as determined by the manager. However, no discretionary distributions shall be made to common unit holders while the preferred units are outstanding. From and after the date the preferred units are redeemed and subject to the notice requirements contained in the warrant (Note 5), distributions shall be made to and among the common unit holders in proportion to their units.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                          1997         1996
                                                       -----------  -----------
Property, equipment and other related assets:
  Buildings and improvements.......................... $21,700,161  $22,390,703
  Furniture, fixtures, equipment and software.........   2,893,911    2,835,335
  ADA and franchise fees..............................   2,594,188    2,452,539
  Preopening costs....................................   2,470,771    1,964,997
                                                       -----------  -----------
                                                        29,659,031   29,643,574
  Less accumulated depreciation and amortization......  (5,470,086)  (3,206,013)
                                                       -----------  -----------
    Total property, equipment and other related
     assets, net...................................... $24,188,945  $26,437,561
                                                       ===========  ===========
Costs in excess of net assets acquired:
  Costs in excess of net assets acquired.............. $ 3,785,464  $ 3,777,477
  Less accumulated amortization.......................    (560,927)    (308,473)
                                                       -----------  -----------
    Total cost in excess of net assets acquired, net.. $ 3,224,537  $ 3,469,004
                                                       ===========  ===========

                             BC GOLDENGATE, L.L.C.

                                                             1997       1996
                                                          ---------- ----------
Accrued expenses:
  Accrued payroll and fringe benefits.................... $  775,058 $1,333,602
  Accrued sales tax......................................    315,740    349,901
  Accrued personal and real property taxes...............    143,882    216,578
  Accrued store closure costs............................  1,566,053        --
  Accrued interest.......................................    367,300    225,476
  Deferred gain on equipment sales.......................    215,875        --
  Accrued other..........................................    285,570     72,974
                                                          ---------- ----------
                                                          $3,669,478 $2,198,531
                                                          ========== ==========

(4) DEBT

  The Company has entered into a secured loan agreement (the "Agreement") with BCI, which provides BCI the right to convert all or any portion of the loan into common membership units at $1.23 per unit. The specified percentage of common members' capital to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total capital and rights outstanding, but would constitute at least a majority of the capital of the Company on a fully diluted basis in the event that all of the loan was converted. The loan may be converted by BCI at any time up to January 2010. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, as defined, the amount of additional units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority of the then outstanding member units, BCI will become manager of the Company. BCI has announced its intention to convert the loan into equity subject to acquiring the class A and class B preferred membership units.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.50% as of December 28, 1997) plus 1%. Interest-only payments are required through July 2005, at which time the loan converts to an amortizing term loan payable through August 2009, with a final balloon payment. As of December 28, 1997, the Agreement provides for a line of credit of $41,000,000, all of which was outstanding.

  The Company has also entered into a nonconvertible secured loan agreement with BCI providing for borrowings of up to $10,000,000, of which $8,992,626 was outstanding at December 28, 1997. Interest is based upon the reference rate of Bank of America National Trust and Savings Association plus 1%. Interest only payments are required through July 2009, with principal balance due August 2009.

  The loans are collateralized by substantially all of the assets of the Company and a pledge of the voting members' capital of the Company. The loan agreements contain various restrictive covenants including restricting cash distributions and limiting additional indebtedness.

  As of December 28, 1997, principal maturities were as follows:

      1998.......................................................... $       --
      1999..........................................................         --
      2000..........................................................         --
      2001..........................................................         --
      2002..........................................................         --
      Thereafter....................................................  49,992,626
                                                                     -----------
                                                                     $49,992,626
                                                                     ===========

                             BC GOLDENGATE, L.L.C.

(5) PREFERRED MEMBERSHIP UNITS

 Class A Preferred Membership Units

  The class A preferred membership units bear dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Price"). Dividends accrue until the fifth anniversary of the issue date, after which they are paid currently on a semi-annual basis. At December 28, 1997, there were 9,200,000 class A preferred membership units outstanding.

  The class A preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium initially equal to 10% of the initial issue price increased 2% each year, up to a maximum of 20%, plus any unpaid Tax-Gross-Up Amount as defined in the Operating Agreement (the "Redemption Price").

  In the event of liquidation, the class A preferred membership units will be entitled to a liquidation preference equal to the Redemption Price.

  The holder of the class A preferred membership units has the right to require the Company to redeem all but not less than all the preferred membership units at the Redemption Price in certain circumstances.

  In the event of a public offering of the Company's common membership units, any class A preferred membership units which remain outstanding will be automatically converted into shares of common membership units based on the Redemption Price divided by the price of the common stock in the public offering.

  If, at any time, dividends payable on preferred units are in arrears and unpaid for two consecutive semi-annual periods, then the preferred unit holder will have the right to remove the manager and appoint a new manager by giving notice to the members. Such right shall continue until such time as all unpaid dividends have been paid and such condition shall have continued to exist for two semi-annual periods. The class A preferred membership unit holder will have no other voting rights except for approval of certain matters including the issuance of any other preferred membership units not junior to the existing preferred membership units and approving any changes to the Operating Agreement that would adversely affect the rights and preferences of the preferred membership unit holder.

  In connection with the preferred membership unit investment, the class A preferred unit holder was also issued a warrant to purchase 3,750,000 common membership units at $1.00 per common unit. The warrant is exercisable at any time through July 13, 2003. The exercise price and number of units are subject to adjustment in the event of a unit split, dividend or recapitalization of one or more classes of the Company's common membership units. The value of the warrant is included in the capital account balance of the preferred unit holder.

 Class B Preferred Membership Units

  The class B preferred membership units accrue dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends will be payable semi-annually, in cash. At December 28, 1997, there were 4,433,115 class B preferred membership units outstanding.

  The class B preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the issue price, plus a redemption premium equal to 4% of the initial issue price, plus any accrued but unpaid preferred dividends.

  In connection with the class B preferred membership units owned by Market Partners, L.L.C. ("MPLLC"), a warrant to purchase 7% of the Company's common member equity (on a fully diluted basis) was acquired by

                             BC GOLDENGATE, L.L.C.

MPLLC for $67,129. The warrant is exercisable within 10 business days after a Controlling Interest Acquisition, at an exercise price of $1.23 per unit. In general, a Controlling Interest Acquisition includes (i) the acquisition of a 20% or greater equity interest in the Company by BCI or (ii) the purchase of more than 30% of the Company's then existing stores by BCI. The warrant expires upon the earlier of the expiration of BCI's conversion rights under the convertible loan agreement or BCI's exercise of its call right on the warrant which can occur within two business days after MPLLC has notified the Company of its intention to exercise the warrant. Upon the exercise of the warrant, all outstanding units and unit options (except for units held by BCI) will be adjusted such that existing unit holders other than BCI will maintain the same equity ownership percentage both before and after the issuance of the warrant.

  In 1997, the Company distributed warrants to acquire 44,331 shares of BCI common stock, which it had previously purchased from BCI, to the class B holders.

(6) EMPLOYEE UNIT OPTION PLAN

  A maximum of 3,250,000 common units are available for grant to employees pursuant to the 1995 Employee Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the Manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Company accounts for the Option Plan using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation". If a fair value based accounting method had been adopted, the Company's pro forma net loss would have been $28,745,895, $10,348,478 and $4,529,128 for the years ended December 28, 1997, December 29, 1996 and the period from inception (July 14, 1995) through December 31, 1995, respectively.

  The following table summarizes stock option activity and the related weighted average exercise price of the options.

                                   1997             1996             1995
                              ---------------- ---------------- ----------------
                               SHARES    PRICE  SHARES    PRICE  SHARES    PRICE
                              ---------  ----- ---------  ----- ---------  -----
   Outstanding, beginning of
    period..................  2,557,000  $1.00 2,412,000  $1.00       --     --
     Granted................     67,141  $1.00   235,000  $1.00 2,482,000  $1.00
     Exercised..............        --     --        --     --        --     --
     Canceled...............   (327,000) $1.00   (90,000) $1.00   (70,000) $1.00
     Expired................        --     --        --     --        --     --
                              ---------        ---------        ---------
   Outstanding, end of
    period..................  2,297,141  $1.00 2,557,000  $1.00 2,412,000  $1.00
                              =========        =========        =========
   Exercisable, end of
    period..................    658,000  $1.00   241,200  $1.00       --     --
                              =========        =========        =========
   Weighted average fair
    value of options              $0.27            $0.27            $0.27
    granted.................      =====            =====            =====

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 8 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997, 1996 and 1995 grants, respectively: risk-free interest rates of 6.27%, 6.27% and 6.28%; expected lives of 5 years.

                             BC GOLDENGATE, L.L.C.

(7) COMMITMENTS

  The Company has entered into sale/leaseback transactions whereby store equipment was sold to a third party and subsequently subleased by the Company from BCI who leased the equipment from the third party.

  The Company also leases store premises under various noncancelable operating lease agreements. Lease terms are generally five to ten years with one or more five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

      1998.......................................................... $ 5,419,851
      1999..........................................................   5,304,217
      2000..........................................................   5,216,098
      2001..........................................................   4,919,604
      2002..........................................................   4,432,493
      Thereafter....................................................  22,291,585
                                                                     -----------
                                                                     $47,583,848
                                                                     ===========

  Total rent expense under operating leases, including common area maintenance charges, was approximately $9,903,000, $5,551,000 and $1,167,000 for 1997, 1996
and 1995, respectively.

  The Company obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Company would be able to replace any of its sources of supply with other vendors without a disruption in service.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of BC Tri-States, L.L.C.:

  We have audited the accompanying balance sheet of BC Tri-States, L.L.C. (a Delaware limited liability company) as of December 28, 1997, and the related statements of operations, members' equity and cash flows for the period from inception (March 3, 1997) through December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced significant losses since its inception that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BC Tri-States, L.L.C. as of December 28, 1997, and the results of its operations and its cash flows for the period from inception (March 3, 1997) through December 28, 1997, in conformity with generally accepted accounting principles.

                                        /s/ Arthur Andersen LLP

Denver, Colorado
May 7, 1998

                             BC TRI-STATES, L.L.C.

                                 BALANCE SHEET

                            AS OF DECEMBER 28, 1997

                                                                       1997
                                                                    -----------
                              ASSETS
Current assets:
  Cash............................................................. $     7,908
  Inventories......................................................     344,660
  Prepaid expenses and other current assets........................     116,319
                                                                    -----------
    Total current assets...........................................     468,887
Property, equipment and other related assets, net..................  14,454,557
Costs in Excess of Net Assets Acquired, net........................  27,541,127
Other assets, net..................................................     676,971
                                                                    -----------
    Total assets................................................... $43,141,542
                                                                    ===========
                  LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable................................................. $ 1,123,617
  Accrued expenses.................................................   1,690,200
                                                                    -----------
    Total current liabilities......................................   2,813,817
Debt...............................................................  38,011,758
Other liabilities..................................................         --
Commitments
Members' equity....................................................   2,315,967
                                                                    -----------
    Total liabilities and members' equity.......................... $43,141,542
                                                                    ===========


  The accompanying notes to financial statements are an integral part of this balance sheet.

                             BC TRI-STATES, L.L.C.

                            STATEMENT OF OPERATIONS

                                                                   PERIOD FROM
                                                                    INCEPTION
                                                                    (MARCH 3,
                                                                      1997)
                                                                     THROUGH
                                                                   DECEMBER 28,
                                                                       1997
                                                                   ------------
Revenue........................................................... $ 12,006,694
Costs and expenses:
  Cost of products sold...........................................    4,408,983
  Salaries and benefits...........................................   10,972,156
  General and administrative......................................    3,153,703
  Provision for store closures....................................      697,062
                                                                   ------------
    Total costs and expenses......................................   19,231,904
                                                                   ------------
Loss from operations..............................................   (7,225,210)
Other expense:
  Interest expense................................................   (2,241,611)
  Other expense...................................................   (5,438,689)
                                                                   ------------
    Total other expense...........................................   (7,680,300)
                                                                   ------------
Net loss.......................................................... $(14,905,510)
                                                                   ============


  The accompanying notes to financial statements are an integral part of this statement.

                             BC TRI-STATES, L.L.C.

                          STATEMENT OF MEMBERS' EQUITY

    FOR THE PERIOD FROM INCEPTION (MARCH 3, 1997) THROUGH DECEMBER 28, 1997

                                      COMMON                      PREFERRED
                                 MEMBERS' CAPITAL             MEMBERS' CAPITAL
                         ---------------------------------  ---------------------
                         NON-VOTING  VOTING                                                     TOTAL
                           UNITS      UNITS      AMOUNT       UNITS     AMOUNT     DIVIDENDS    AMOUNT
                         ---------- --------- ------------  --------- -----------  --------- ------------
Balances, inception.....       --         --  $        --         --  $       --   $    --   $        --
Contribution of assets
 for equity issuance.... 5,198,690  5,255,863   12,208,179        --          --        --     12,208,179
  Capital contributions.       --         --           --   5,541,394   5,554,693       --      5,554,693
  Preferred dividends...       --         --      (320,885)       --          --    320,885           --
  Distribution of
   warrants to acquire
   BCI common stock.....       --         --           --         --     (541,395)      --       (541,395)
  Net loss..............       --         --   (11,887,294)       --   (3,018,216)      --    (14,905,510)
                         ---------  --------- ------------  --------- -----------  --------  ------------
Balances, December 28,
 1997................... 5,198,690  5,255,863 $        --   5,541,394 $ 1,995,082  $320,885  $  2,315,967
                         =========  ========= ============  ========= ===========  ========  ============


  The accompanying notes to financial statements are an integral part of this statement.

                             BC TRI-STATES, L.L.C.

                             STATEMENT OF CASH FLOW

                                                                  PERIOD FROM
                                                                   INCEPTION
                                                                   (MARCH 3,
                                                                     1997)
                                                                    THROUGH
                                                                  DECEMBER 28,
                                                                      1997
                                                                  ------------
Cash flows from operating activities:
 Net loss........................................................ $(14,905,510)
 Adjustments to reconcile net loss to net cash used in operating activities--
  Depreciation and amortization..................................    2,551,555
  Loss on asset disposal.........................................    5,438,688
  Provision for store closures...................................      697,062
  Changes in assets and liabilities:
   Inventories...................................................     (184,341)
   Prepaid expenses and other current assets.....................    2,039,228
   Accounts payable and accrued expenses.........................   (2,971,194)
   Other assets and liabilities..................................     (800,646)
                                                                  ------------
    Net cash used in operating activities........................   (8,135,158)
Cash flows from investing activities:
 Purchase of property, equipment and other related assets........  (12,858,523)
 Sale of assets..................................................      468,687
                                                                  ------------
    Net cash used in investing activities........................  (12,389,836)
Cash flows from financing activities:
 Proceeds from issuance of member units..........................    5,554,693
 Proceeds from debt..............................................   56,775,038
 Payments on debt................................................  (41,796,829)
                                                                  ------------
    Net cash provided by financing activities....................   20,532,902
                                                                  ------------
Net increase in cash.............................................        7,908
Cash, beginning of period........................................          --
                                                                  ------------
Cash, end of year................................................ $      7,908
                                                                  ============
Supplemental disclosure of cash flow information:
 Interest paid................................................... $  1,986,954
                                                                  ============
Supplemental disclosure of non-cash transactions:
 Issuance of equity interests for contribution of net assets..... $ 12,208,179
                                                                  ============
 Distribution of warrants........................................ $    541,395
                                                                  ============


  The accompanying notes to financial statements are an integral part of this statement.

                             BC TRI-STATES, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  BC Tri-States, L.L.C. (the "Company") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. The Company was formed on March 3, 1997 under the Delaware Limited Liability Company Act upon the contribution of certain Boston Market stores, related assets and liabilities from BC New York, L.L.C., an area developer of BCI.

  The Company has an Area Development Agreement ("ADA") with BCI, granting it the right to open 273 stores in portions of New York, Connecticut and New Jersey. The Company had 22 stores open at December 28, 1997. Pursuant to the franchise agreements, the Company is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loan from BCI (Note 4) was $4.8 million in 1997. The Company is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Company has experienced significant losses since its inception. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Company anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Company will require additional capital to continue its operations. BCI has expressed its intent to convert its loans to a majority equity interest in the Company and to acquire the preferred membership units in the Company in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Company's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Company's fiscal year is the 52/53-week period ending on the last Sunday in December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

        Buildings and improvements....................................  15 years
        Furniture, fixtures, equipment and software................... 3-8 years
        ADA and franchise fees........................................  15 years
        Preopening costs..............................................    1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                             BC TRI-STATES, L.L.C.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Company to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Company does not anticipate the SOP will have a material impact on its financial statements.

 Long-Lived Assets

  The Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $1.0 million in 1997.

 Income Taxes

  The Company is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the members on their individual tax returns in accordance with the Company's Operating Agreement.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to all members in proportion to the deficit balances in their capital accounts, in an amount necessary to eliminate any deficits and restore such capital accounts to zero. Profits are then allocated to the preferred unit holders in an amount sufficient to make the capital account of the preferred unit holders equal to the Redemption Price, as defined, that would be distributable to the preferred unit holders if redeemed by the Company as of the end of such fiscal year. Thereafter, profits are allocated to members holding common units in proportion to their common membership units.

                             BC TRI-STATES, L.L.C.

  Losses for any fiscal year shall be allocated first to common membership unit holders in proportion to their common membership units until their capital account balances have been reduced to zero. Losses are then to be allocated to the preferred unit holders until the preferred unit holders' capital balance has been reduced to zero. Thereafter, losses are allocated to common members in proportion to their common membership units held.

  Distributions will be made on an annual basis to each preferred and common unit holder in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the preferred unit holder, and the estimated tax liability of the members resulting from the operations of the Company in the case of the common unit holders. The tax distributions to the preferred unit holders have priority over the tax distributions to the common unit holders, which will only be made to the common unit holders to the extent of Available Cash, as defined. Thereafter, distributions will be made to the members at the manager's discretion and subject to the Company being in compliance with the secured loan agreement (Note 4). However, no discretionary distributions shall be made to common members if any preferred member units are outstanding.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                                       1997
                                                                    -----------
Property, equipment and other related assets:
  Buildings and improvements....................................... $ 9,634,605
  Furniture, fixtures, equipment and software......................   4,663,349
  ADA and franchise fees...........................................     646,967
  Preopening costs.................................................     551,828
                                                                    -----------
                                                                     15,496,749
  Less accumulated depreciation and amortization...................  (1,042,192)
                                                                    -----------
    Total property, equipment and other related assets, net........ $14,454,557
                                                                    ===========
Costs in excess of net assets acquired:
  Costs in excess of net assets acquired........................... $29,048,912
  Less accumulated amortization....................................  (1,507,785)
                                                                    -----------
    Total costs in excess of net assets acquired, net.............. $27,541,127
                                                                    ===========
Accrued expenses:
  Accrued payroll and fringe benefits.............................. $   226,982
  Accrued sales tax................................................     108,671
  Accrued personal and real property taxes.........................      11,563
  Accrued interest.................................................     254,658
  Accrued store closure costs......................................     545,644
  Accrued other....................................................     542,682
                                                                    -----------
                                                                    $ 1,690,200
                                                                    ===========

                             BC TRI-STATES, L.L.C.

(4) DEBT

  The Company has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI the right to convert all or any portion of the loan into common units of members' capital at prices ranging from $1.17 to $1.79 per common member unit. The specified percentage of members' capital to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total capital and rights outstanding, but would constitute at least a majority of the capital of the Company on a fully diluted basis in the event all of the loan was converted. The loan may be converted by BCI at any time up to August 2007. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, as defined, the amount of additional common units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority of the outstanding member units, BCI will become the manager of the Company. BCI has announced its intention to convert the loan into equity subject to acquiring the preferred membership units.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.50% as of December 28, 1997) plus 1%. Interest-only payments are required through February 2005, at which time the loan converts to an amortizing term loan payable through March 2007, with a final balloon payment. The Agreement provides for a line of credit of $39,000,000, of which $35,011,758 was outstanding at December 28, 1997.

  The loan is collateralized by substantially all of the assets of the Company and a pledge of the voting members' capital of the Company. The loan agreement contains various restrictive covenants including restricting cash distributions and limiting additional indebtedness.

  As of December 28, 1997, principal maturities were as follows:

        1998........................................................ $       --
        1999........................................................         --
        2000........................................................         --
        2001........................................................         --
        2002........................................................         --
        Thereafter..................................................  35,011,758
                                                                     -----------
                                                                     $35,011,758
                                                                     ===========

(5) PREFERRED MEMBERSHIP UNITS

  The preferred membership units bear dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually, in cash. In 1997, the Company distributed warrants to acquire 55,414 shares of BCI common stock, which it had previously purchased from BCI, to the unit holders.

  The preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the Adjusted Issue Price, as defined, plus a redemption premium equal to 4% of the initial issue price.

  In the event of liquidation, the preferred membership units will be entitled to a liquidation preference equal to the Redemption Price.

  The holders of preferred membership units have the right to require the Company to redeem the preferred membership units at the Redemption Price in certain circumstances.

                             BC TRI-STATES, L.L.C.

  The preferred members have no voting rights or rights to manage the business and affairs of the Company other than those specific rights described in the Operating Agreement.

(6) EMPLOYEE UNIT OPTION PLAN

  A maximum of 3,589,669 voting common units are available for grant to employees pursuant to the Employee Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Company accounts for employee options using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation". If a fair value based accounting method had been adopted, the Company's pro forma net loss would have been $15,028,535 for 1997.

  The following table summarizes stock option activity and the related weighted average exercise price of the options.

                                                                     1997
                                                                ---------------
                                                                 SHARES   PRICE
                                                                --------- -----
Outstanding, beginning of period...............................       --  $ --
  Granted...................................................... 3,165,081  1.00
  Exercised....................................................       --
  Canceled.....................................................       --
  Expired......................................................       --
                                                                ---------
Outstanding, end of year....................................... 3,165,081 $1.00
                                                                =========
Exercisable, end of year....................................... 1,207,004 $1.00
                                                                =========
Weighted average fair value of options granted................. $    0.27
                                                                =========

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 9 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997 grants; risk-free interest rate of 6.20%; expected life of 5 years.

(7) COMMITMENTS

  The Company has entered into sale/lease back transactions whereby store equipment was sold to a third party and subsequently subleased by the Company from BCI who leased the equipment from the third party.

  The Company also leases store premises under various noncancelable operating lease agreements. Lease terms are generally five to ten years with one or more five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

                             BC TRI-STATES, L.L.C.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

   1998............................................................. $ 1,972,064
   1999.............................................................   1,888,692
   2000.............................................................   1,800,525
   2001.............................................................   1,777,902
   2002.............................................................   1,753,647
   Thereafter.......................................................  11,169,576
                                                                     -----------
                                                                     $20,362,406
                                                                     ===========

  Total rent expense under operating leases, including common area maintenance charges, was $1,134,000 for 1997.

  The Company obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Company would be able to replace any of its sources of supply with other vendors without a disruption in service.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of BC Superior, L.L.C.:

  We have audited the accompanying balance sheets of BC Superior, L.L.C. (a Delaware limited liability company) as of December 28, 1997 and December 29, 1996, and the related statements of operations, members' equity (deficit) and cash flows for the years ended December 28, 1997 and December 29, 1996 and the period from inception (May 3, 1995) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BC Superior, L.L.C. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years ended December 28, 1997 and December 29, 1996 and the period from inception (May 3, 1995) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
May 7, 1998

                              BC SUPERIOR, L.L.C.

                                 BALANCE SHEETS

                 AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996

                                                           1997         1996
                                                        -----------  -----------
                        ASSETS
Current Assets:
  Cash................................................. $       --   $   336,713
  Inventories..........................................     854,506      829,727
  Prepaid expenses and other current assets............      35,863      984,649
                                                        -----------  -----------
    Total current assets...............................     890,369    2,151,089
Property, Equipment and Other Related Assets, net......  14,351,713   20,659,259
Costs in Excess of Net Assets Acquired, net............  20,089,370   25,121,767
Other Assets...........................................     340,000      886,563
                                                        -----------  -----------
    Total assets....................................... $35,671,452  $48,818,678
                                                        ===========  ===========
       LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable..................................... $ 1,205,004  $ 4,207,904
  Accrued expenses.....................................  15,629,784    1,617,897
                                                        -----------  -----------
    Total current liabilities..........................  16,834,788    5,825,801
Debt...................................................  46,967,714   28,174,459
Other Liabilities......................................     904,569      757,349
Commitments............................................
Members' Equity (Deficit).............................. (29,035,619)  14,061,069
                                                        -----------  -----------
    Total liabilities and members' equity (deficit).... $35,671,452  $48,818,678
                                                        ===========  ===========


  The accompanying notes to financial statements are an integral part of these balance sheets.

                              BC SUPERIOR, L.L.C.

                            STATEMENTS OF OPERATIONS

                                                                   PERIOD FROM
                                                                    INCEPTION
                                           FISCAL YEAR ENDED       (MAY 3, 1995
                                       --------------------------    THROUGH
                                       DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                           1997          1996          1995
                                       ------------  ------------  ------------
Revenue............................... $ 40,274,207  $28,000,471   $ 7,656,001
Costs and Expenses:
  Cost of products sold...............   15,678,357   10,929,868     2,883,948
  Salaries and benefits...............   16,336,770    9,533,459     2,308,810
  General and administrative..........   26,102,316   12,917,715     3,390,764
  Provision for store closures........   23,971,630          --            --
                                       ------------  -----------   -----------
    Total costs and expenses..........   82,089,073   33,381,042     8,583,522
                                       ------------  -----------   -----------
Loss From Operations..................  (41,814,866)  (5,380,571)     (927,521)
Other Income (Expense):
  Interest expense....................   (3,978,462)  (1,948,655)     (458,195)
  Other income........................      696,644    1,098,043        16,827
                                       ------------  -----------   -----------
    Total other expense, net..........   (3,281,818)    (850,612)     (441,368)
                                       ------------  -----------   -----------
Net Loss.............................. $(45,096,684) $(6,231,183)  $(1,368,889)
                                       ============  ===========   ===========


  The accompanying notes to financial statements are an integral part of these statements.

                              BC SUPERIOR, L.L.C.

                    STATEMENTS OF MEMBERS' EQUITY (DEFICIT)

 FOR THE YEARS ENDED DECEMBER 28, 1997 AND DECEMBER 29, 1996 AND FOR THE PERIOD
             FROM INCEPTION (MAY 3, 1995) THROUGH DECEMBER 31, 1995

                                         COMMON UNITS                      PREFERRED UNITS
                         ---------------------------------------------  ----------------------
                                 VOTING               NON-VOTING
                         ----------------------  ---------------------                           ACCRUED
                           UNITS      AMOUNT       UNITS     AMOUNT       UNITS       AMOUNT    DIVIDENDS    TOTAL
                         --------- ------------  --------- -----------  ----------  ----------  --------- ------------
Balances, December 25,
 1994..................        --  $        --         --  $       --          --   $      --   $    --   $        --
 Units exchanged for
  net assets...........  3,391,999    3,245,000        --          --    3,670,000   3,670,000       --      6,915,000
 Net loss..............        --    (1,368,889)       --          --          --          --        --     (1,368,889)
                         --------- ------------  --------- -----------  ----------  ----------  --------  ------------
Balances, December 31,
 1995..................  3,391,999    1,876,111        --          --    3,670,000   3,670,000       --      5,546,111
 Units issued for cash.        --           --         --          --    2,500,000   2,500,000       --      2,500,000
 Unit redemption and
  net asset exchange
  with Mayfair.........        --           --         --          --   (2,500,000)   (988,114)      --       (988,114)
 Units exchanged for
  net assets...........  2,775,274    5,117,160  4,391,617   8,113,630         --          --        --     13,230,790
 Preferred dividends...        --      (177,436)       --          --          --          --    177,436           --
 Issuance of common
  unit warrants........        --         3,465        --          --          --          --        --          3,465
 Net loss..............        --    (3,836,499)       --   (2,394,684)        --          --        --     (6,231,183)
                         --------- ------------  --------- -----------  ----------  ----------  --------  ------------
Balances, December 29,
 1996..................  6,167,273    2,982,801  4,391,617   5,718,946   3,670,000   5,181,886   177,436    14,061,069
 Preferred dividends...        --      (414,934)       --          --          --          --    414,934           --
 Issuance of preferred
  units................        --           --         --          --    2,216,558   2,216,558       --      2,216,558
 Distribution of
  warrants to acquire
  BCI common stock.....        --           --         --          --          --     (216,562)      --       (216,562)
 Net loss..............        --   (32,195,856)       --   (5,718,946)        --   (7,181,882)      --    (45,096,684)
                         --------- ------------  --------- -----------  ----------  ----------  --------  ------------
Balances, December 28,
 1997..................  6,167,273 $(29,627,989) 4,391,617 $       --    5,886,558  $      --   $592,370  $(29,035,619)
                         ========= ============  ========= ===========  ==========  ==========  ========  ============


  The accompanying notes to financial statements are an integral part of these statements.

                              BC SUPERIOR, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                                    PERIOD FROM
                                                                     INCEPTION
                                                                      (MAY 3,
                                           FISCAL YEARS ENDED          1995)
                                        --------------------------    THROUGH
                                        DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                            1997          1996          1995
                                        ------------  ------------  ------------
Cash Flows From Operating Activities:
 Net loss.............................. $(45,096,684) $(6,231,183)  $(1,368,889)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities--
 Depreciation and amortization.........    4,188,159    2,473,732       583,080
 Provision for store closures..........   23,971,630          --            --
 Gain on the sale of assets............     (696,644)         --            --
 Changes in assets and liabilities,
  excluding effects from acquisitions:
  Inventories..........................     (165,265)    (286,300)      (38,090)
  Prepaid expenses and other current
   assets..............................    1,005,949      426,330      (404,941)
  Accounts payable and accrued
   expenses............................   (4,943,664)   1,781,098    (1,485,752)
  Other assets and liabilities.........    3,433,439    1,000,737        36,225
                                        ------------  -----------   -----------
    Net cash used in operating
     activities........................  (18,303,080)    (835,586)   (2,678,367)
Cash Flows From Investing Activities:
 Purchase of net assets from Kenny
  Rogers Roasters......................          --    (3,658,871)          --
 Purchase of property, equipment and
  other related assets.................  (18,711,450)  (6,376,318)     (580,946)
 Purchase of BCI warrants..............          --      (433,114)
 Proceeds from sale of assets..........   15,668,004          --        372,311
                                        ------------  -----------   -----------
    Net cash provided by (used in)
     investing activities..............   (3,043,446) (10,468,303)     (208,635)
Cash Flows From Financing Activities:
 Payments on capital leases............     (895,664)  (1,334,809)     (243,619)
 Proceeds from issuance of preferred
  units................................    2,216,558    2,500,000           --
 Proceeds from debt....................   63,375,370   33,552,090     7,279,445
 Payments on debt......................  (43,686,451) (23,489,374)   (3,736,129)
                                        ------------  -----------   -----------
    Net cash provided by financing
     activities........................   21,009,813   11,227,907     3,299,697
                                        ------------  -----------   -----------
Increase (Decrease) in Cash............     (336,713)     (75,982)      412,695
Cash, beginning of period..............      336,713      412,695           --
                                        ------------  -----------   -----------
Cash, end of year...................... $        --   $   336,713   $   412,695
                                        ============  ===========   ===========
Supplemental Disclosure of Cash Flow
 Information:
 Interest paid......................... $  3,858,440  $ 1,781,895   $   424,230
                                        ============  ===========   ===========
Supplemental Disclosure of Noncash
 Activities:
 Liabilities transferred in exchange
  for preferred units.................. $        --   $10,134,494   $       --
                                        ============  ===========   ===========
 Liabilities assumed in net asset
  contribution......................... $        --   $25,609,004   $       --
                                        ============  ===========   ===========
 Issuance of member units in exchange
  for net assets contributed........... $        --   $12,242,676   $ 6,808,817
                                        ============  ===========   ===========
Distribution of warrants............... $    216,562  $       --    $       --
                                        ============  ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                              BC SUPERIOR, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  BC Superior, L.L.C. (the "Company") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. The Company was formed on May 3, 1995 under the Delaware Limited Liability Company Act and commenced operations on June 12, 1995.

  The Company has an Area Development Agreement ("ADA") with BCI granting it the right to open 310 stores in portions of Maryland, Virginia, West Virginia, Ohio, Kentucky, Alabama, Tennessee and Washington, D.C. The Company had 42 stores open at December 28, 1997. Pursuant to the franchise agreements, the Company is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loans to BCI (Note 5) was $8.3 million in 1997, $5.0 million in 1996 and $1.5 million in 1995. The Company is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Company has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Company anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Company will require additional capital to continue its operations. BCI has expressed its intent to convert its convertible loans to a majority equity interest in the Company and to acquire the Class B and Class C preferred membership units in the Company in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Company's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Company's fiscal year is the 52/53-week period ending on the last Sunday in December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Common Unit Split

  Effective April 21, 1996, the board of directors approved a unit split of one unit into 1.0453 units for all common units outstanding. The unit split has been applied retroactively in the accompanying financial statements.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

        Buildings and improvements....................................  15 years
        Furniture, fixtures, equipment and software .................. 3-8 years
        ADA and franchise fees........................................  15 years
        Preopening costs..............................................    1 year

                              BC SUPERIOR, L.L.C.

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Company to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Company does not anticipate the SOP will have a material impact on its financial statements.

 Costs in Excess of Net Assets Acquired

  The excess purchase price over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years.

 Long-Lived Assets

  The Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $5.7 million, $1.8 million and $0.5 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Company is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the members on their individual tax returns in accordance with the Company's Operating Agreement.

                              BC SUPERIOR, L.L.C.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to all members in proportion to their membership units until any deficit capital accounts have been reduced to zero. Profits are then allocated to the preferred unit holders until their capital accounts are restored. Next, a similar allocation is made to restore the capital accounts of the common unit holders. Next, profits are to be allocated to the preferred unit holders in an amount equal to the excess of any losses allocated to the preferred unit holders over the aggregate allocation of profits to the preferred unit holders. Next, profits are allocated to common unit holders in an amount equal to excess losses over cumulative allocations of profits. Next, profits are allocated to the preferred unit holders until they have received their Preferred Return, as defined. Thereafter, profits are allocated to common unit holders in proportion to their common units.

  Losses for any fiscal year shall be allocated first to common unit holders in proportion to their common units to the extent such common members had been allocated profits in prior years. Losses are then to be allocated to preferred unit holders in proportion to their preferred units to the extent such preferred unit holders had been allocated profits in prior years. Losses are then allocated to common members in proportion to their common membership units.

  Distributions will be made on an annual basis to each preferred unit holder and common unit holder in an amount equal to the Tax Gross-Up amount, as defined, in the case of the preferred unit holders, and the estimated tax liability of the member resulting from the operations of the Company in the case of the common unit holders. The tax distributions to the preferred unit holders have priority over the tax distributions to the common unit holders. Thereafter, distributions will be made out of available cash, as defined, to the members subject to being in compliance with the secured loan agreement (Note 5) in the following order: first to the preferred unit holders until they have received their Preferred Return (Note 6), and then to the common unit holders in proportion to their units. However, no distributions shall be made to common unit holders until the preferred unit holders have been distributed their Preferred Return.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              BC SUPERIOR, L.L.C.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                         1997         1996
                                                      -----------  -----------
   Property, equipment and other related assets:
   Land.............................................. $   448,622  $   399,848
   Buildings and improvements........................   9,485,307   13,461,662
   Furniture, fixtures, equipment and software.......   5,110,409    6,335,746
   ADA and franchise fees............................     994,260      754,260
   Preopening costs..................................     800,657      474,102
                                                      -----------  -----------
                                                       16,839,255   21,425,618
   Less accumulated depreciation and amortization....  (2,487,542)    (766,359)
                                                      -----------  -----------
   Total property, equipment and other related
    assets, net...................................... $14,351,713  $20,659,259
                                                      ===========  ===========
   Costs in excess of net assets acquired:
   Costs in excess of net assets acquired............ $23,080,137  $26,333,258
   Less accumulated amortization.....................  (2,990,767)  (1,211,491)
                                                      -----------  -----------
   Costs in excess of net assets acquired, net....... $20,089,370  $25,121,767
                                                      ===========  ===========
   Accrued expenses:
     Accrued payroll and fringe benefits............. $   730,861  $   564,147
     Accrued sales tax...............................     119,052      111,703
     Accrued personal and real property taxes........     377,651      236,430
     Accrued store closure costs.....................  13,410,443      157,500
     Accrued interest................................     341,294      211,327
     Deferred gain on equipment sales................     373,607      295,815
     Accrued other...................................     276,876       40,975
                                                      -----------  -----------
                                                      $15,629,784  $ 1,617,897
                                                      ===========  ===========

(4) CONTRIBUTION OF NET ASSETS

  In June 1995, Superior Foods of Maryland, Inc., Superior Foods of New York, Inc., and New Mayfair, L.L.C. contributed 12 Boston Market stores and their related net assets and certain development rights in exchange for 3,245,000 common units and 3,670,000 Series A preferred units and options to purchase an additional 1,535,000 common units at $1.00 per unit. The transaction has been accounted for under the purchase method of accounting, resulting in approximately $6,409,000 of costs in excess of net assets acquired.

  In April 1996, the Company contributed certain Boston Market stores and the development rights for the Richmond, Virginia area with a total net book value of approximately $988,000 to Mayfair Partners, L.P. ("Mayfair") in exchange for 2,500,000 preferred limited partnership units of Mayfair and an option to purchase 500,000 common limited partnership units in Mayfair for $2.80 per common limited partnership unit. This transaction has been accounted for at predecessor cost due to the common control between the entities and, as a result, no gain or loss was recognized in the accompanying financial statements. The Company then redeemed $2,500,000 of the Series A preferred units in exchange for the Company's 2,500,000 preferred limited partnership units of Mayfair.

  EFM Holding, Inc. contributed $2,500,000 in cash for 2,500,000 Series B Preferred membership units.

  Also, in April 1996, BC TKO, L.P., contributed substantially all of its net assets to the Company in exchange for 4,391,617 nonvoting common units and 2,775,274 voting common units of the Company. The

                              BC SUPERIOR, L.L.C.

transaction has been accounted for under the purchase method of accounting, resulting in approximately $18,194,000 of cost in excess of net assets acquired.

  In September 1996, the Company paid to Kenny Rogers Roasters $3,659,000 for the net tangible assets of 7 stores. The transaction has been accounted for under the purchase method of accounting resulting in cost in excess of net assets acquired of approximately $519,000. The pro forma effect of this transaction is not material to the accompanying financial statements.

(5) DEBT

  The Company has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI with the right to convert all or any portion of the loan into common units at tiered pricing ranging from $1.15 to $1.60 per unit. The specified percentage of members' capital to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total capital and rights outstanding, but would constitute at least a majority of the capital of the Company on a fully diluted basis in the event that all of the loan was converted. The loan may be converted by BCI any time and up to August 2010. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, the amount of additional common units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority of the outstanding member units, BCI will become the manager of the Company. BCI has announced its intention to convert the loan into equity subject to acquiring the Class B and Class C preferred membership units.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.5% as of December 28, 1997) plus 1%. Interest-only payments are required through March 2005, at which time the loan converts to an amortizing term loan payable through April 2010, with a final balloon payment. The Agreement provided for a line of credit of $46,396,059, all of which was outstanding as of December 28,1997.

  The Company has also entered into a nonconvertible secured loan agreement with BCI providing for borrowings of up to $3,603,941, of which $81,774 was outstanding as of December 28, 1997. Interest is based upon the reference rate of Bank of America National Trust and Savings Association plus 1%. Interest only payments are required through March 2009, with the principal balance due in August 2009.

  The loans are collateralized by substantially all of the assets of the Company and a pledge of the voting members' capital of the Company. The loan agreements contain various restrictive covenants including restricting cash distributions and limiting additional indebtedness.

  As of December 28, 1997, principal maturities were as follows:

        1998........................................................ $       --
        1999........................................................         --
        2000........................................................         --
        2001........................................................         --
        2002........................................................         --
        Thereafter..................................................  46,477,803
                                                                     -----------
                                                                     $46,477,803
                                                                     ===========

                              BC SUPERIOR, L.L.C.

(6) PREFERRED MEMBERSHIP UNITS

 Class A Preferred Membership Units

  The Series A preferred unit holders have the right to require the Company, under certain circumstances, to redeem all or any portion of the Series A preferred membership units for a redemption price equal to the initial issue price of the Series A preferred membership units plus a 9% cumulative per annum return through June 2000, 15% from June 2000 through June 2001, and 20% from June 2001 through January 2024. Series A Preferred unit holders may require the Company to redeem preferred units upon the first to occur of (i) exercise by BCI of its conversion or option rights (Note 5), and BCI obtains a majority of the then outstanding common membership units, (ii) the sale of all or substantially all of the assets of the Company, or (iii) a sale of substantially all of the common membership units in the Company.

  The Series A preferred unit holders have the right to convert all, but not less than all, of their Series A preferred units into voting common units at any time. The number of voting units to be received will be equal to the Series A preferred unit issue price divided by 1.20. At December 28, 1997, there were 1,170,000 Series A units outstanding.

 Class B Preferred Membership Units

  The Class B ("Senior") preferred units accrue dividends at a rate equal to 10% of the face amount plus accrued but unpaid dividends (the "Adjusted Issue Price"). Dividends accrue until the fifth anniversary of the respective issue date, after which they are paid currently on a semi-annual basis.

  In 1997, the Company distributed warrants to acquire 22,166 shares of BCI common stock, which it had previously purchased from BCI, to Class B holders.

  The Senior preferred units are redeemable at the option of the Company at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium initially equal to 10% of the initial issue price increased 2% each year, up to a maximum of 20%, plus any unpaid Tax Gross-Up amount, as defined in the Operating Agreement.

  At December 28, 1997, there were 2,500,000 Series B units outstanding.

 Class C Preferred Membership Units

  The Class C preferred membership units accrue dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually, in cash. At December 28, 1997 there were 2,216,558 Class C units outstanding.

  The Class C preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the sum of the issue price, plus a redemption premium equal to 4% of the initial issue price, plus any accrued but unpaid preferred dividends.

 Preferred Membership Unit Rights

  In the event of liquidation, the preferred membership units will be entitled to a liquidation preference equal to their respective Redemption Price, as defined.

  The preferred members have no voting rights or rights to manage the business and affairs of the Company other than those specific rights described in the Company Operating Agreement.

                              BC SUPERIOR, L.L.C.

(7) ISSUANCE OF WARRANTS

  In October 1996, Market Partners, L.L.C. ("MPLLC") acquired a warrant to purchase 7% of the Company's common member equity (on a fully diluted basis) for $3,465. The warrant is exercisable within 10 business days after a Controlling Interest Acquisition at an exercise price of $1.15 per unit. In general, a Controlling Interest Acquisition includes (i) the acquisition of a 20% or greater equity interest in the Company by BCI or (ii) the purchase of more than 30% of the Company's then existing stores by BCI. The warrant expires upon the earlier of the expiration of BCI's conversion rights under the convertible loan agreement or BCI's exercise of its call right on the warrant which can occur within two business days after MPLLC has notified the Company of its intention to exercise the warrant. Upon the exercise of the warrant, all outstanding units and unit options (except for units held by BCI) will be adjusted such that existing unit holders other than BCI will maintain the same equity ownership percentage both before and after the issuance of the warrant.

(8) OPTION PLANS

  A maximum of 3,724,527 voting common units are available for grant pursuant to the 1995 Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the Manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant.

  The Company accounts for the Option Plan using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation". If a fair value based accounting method had been adopted, the Company's pro forma net loss would have been $45,408,880, $6,600,967 and $1,451,243 for the years ended December 28, 1997, December 29, 1996 and the period from inception (May 3, 1995) through December 31, 1995, respectively.

  The following table summarizes stock option activity and the related weighted average exercise price of the options.

                                   1997             1996             1995
                              ---------------- ---------------- ---------------
                               SHARES    PRICE  SHARES    PRICE  SHARES   PRICE
                              ---------  ----- ---------  ----- --------- -----
Outstanding, beginning of
 period...................... 3,455,000  $1.01 1,970,000  $1.00       --    --
 Granted.....................   110,000  $1.12 2,007,500  $1.02 1,970,000 $1.00
 Exercised...................       --     --        --     --        --    --
 Canceled....................  (337,500) $1.05  (522,500) $1.00       --    --
 Expired.....................       --     --        --     --        --    --
                              ---------        ---------        ---------
Outstanding, end of period... 3,227,500  $1.01 3,455,000  $1.01 1,970,000 $1.00
                              =========        =========        =========
Exercisable, end of period... 1,959,170  $1.00 1,099,500  $1.00       --    --
                              =========        =========        =========
Weighted average fair value
 of options granted.......... $    0.30        $    0.33        $    0.29
                              =========        =========        =========

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 6 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997, 1996 and 1995 grants, respectively: risk-free interest rates of 6.20%, 6.00% and 6.81% respectively; expected lives of 5 years.

                              BC SUPERIOR, L.L.C.

(9) COMMITMENTS

  The Company has entered into sale/lease back transactions whereby store equipment was sold to a third party and subsequently subleased by the Company from BCI who leased the equipment from the third party.

  The Company also leases store premises under various noncancelable operating lease agreements. Lease terms are generally five to ten years with one or more five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

        1998........................................................ $ 3,512,426
        1999........................................................   3,403,022
        2000........................................................   3,477,348
        2001........................................................   3,387,961
        2002........................................................   3,008,652
        Thereafter..................................................  17,114,774
                                                                     -----------
                                                                     $33,904,183
                                                                     ===========

  Total rent expense under operating leases, including common area maintenance charges, was $6,504,000, $3,101,000 for and $450,000 for 1997, 1996 and 1995,
respectively.

  The Company obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Company would be able to replace any of its sources of supply with other vendors without a disruption in service.

(10) RELATED PARTY TRANSACTIONS

  The Company had entered into a management agreement with Mayfair whereby Mayfair provided certain administrative services for the Company. Mayfair and the Company are commonly controlled entities. The Company incurred management fees from Mayfair of approximately $528,000 for the year ended December 29, 1996 and $494,000 for the period from inception (May 3, 1995) through December 31, 1995.

(11) OTHER INCOME

  Included in other income in 1997, is a gain of $3.6 million resulting from the sale of Boston Market stores to BCI.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of BC Heartland, L.L.C.:

  We have audited the accompanying balance sheets of BC Heartland, L.L.C. (a Delaware limited liability company) as of December 28, 1997 and December 29, 1996, and the related statements of operations, members' deficit and cash flows for the years ended December 28, 1997 and December 29, 1996 and the period from inception (August 7, 1995) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced significant losses since its inception and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BC Heartland, L.L.C. as of December 28, 1997 and December 29, 1996, and the results of its operations and its cash flows for the years ended December 28, 1997 and December 29, 1996 and the period from inception (August 7, 1995) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
May 7, 1998

                              BC HEARTLAND, L.L.C.

                                 BALANCE SHEETS

                 AS OF DECEMBER 28, 1997 AND DECEMBER 29, 1996

                                                            1997        1996
                                                         ----------  ----------
                         ASSETS
Current assets:
  Cash.................................................. $   92,120  $  383,612
  Inventories...........................................    367,736     266,250
  Prepaid expenses and other current assets.............     11,203     137,197
                                                         ----------  ----------
    Total current assets................................    471,059     787,059
Property, equipment and other related assets, net.......  8,046,521   2,118,795
Other assets, net.......................................    275,000   1,074,441
                                                         ----------  ----------
    Total assets........................................ $8,792,580  $3,980,295
                                                         ==========  ==========
            LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Accounts payable...................................... $  222,451  $  742,331
  Accrued expenses......................................    994,655   1,154,881
                                                         ----------  ----------
    Total current liabilities...........................  1,217,106   1,897,212
Debt....................................................  7,623,160   2,505,932
Other liabilities.......................................    294,696     366,344
Commitments
Members' deficit........................................   (342,382)   (789,193)
                                                         ----------  ----------
    Total liabilities and members' deficit.............. $8,792,580  $3,980,295
                                                         ==========  ==========


  The accompanying notes to financial statements are an integral part of these balance sheets.

                              BC HEARTLAND, L.L.C.

                            STATEMENTS OF OPERATIONS

                                                                   PERIOD FROM
                                                                    INCEPTION
                                                                   (AUGUST 7,
                                           FISCAL YEARS ENDED         1995)
                                         ------------------------    THROUGH
                                          DECEMBER     DECEMBER     DECEMBER
                                          28, 1997     29, 1996     31, 1995
                                         -----------  -----------  -----------
Revenue................................. $15,631,397  $12,295,177  $ 3,694,249
Costs and expenses:
  Cost of products sold.................   6,172,183    4,891,584    1,692,458
  Salaries and benefits.................   5,370,605    4,018,752    1,696,586
  General and administrative............   6,693,602    5,025,995    1,996,927
                                         -----------  -----------  -----------
    Total costs and expenses............  18,236,390   13,936,331    5,385,971
                                         -----------  -----------  -----------
Loss from operations....................  (2,604,993)  (1,641,154)  (1,691,722)
Other income (expense):
  Interest expense......................    (387,742)    (135,910)     (35,255)
  Other income..........................     468,099      844,233      194,595
                                         -----------  -----------  -----------
    Total other income..................      80,357      708,323      159,340
                                         -----------  -----------  -----------
Net loss................................ $(2,524,636) $  (932,831) $(1,532,382)
                                         ===========  ===========  ===========



  The accompanying notes to financial statements are an integral part of these statements.

                              BC HEARTLAND, L.L.C.

                         STATEMENTS OF MEMBERS' DEFICIT

        FOR THE YEARS ENDED DECEMBER 28, 1997, DECEMBER 29, 1996 AND THE PERIOD FROM INCEPTION (AUGUST 7, 1995) THROUGH DECEMBER 31, 1995

                               COMMON              PREFERRED
                          MEMBERS' CAPITAL     MEMBERS' CAPITAL
                         ------------------  ---------------------
                                                                                  TOTAL
                         UNITS    AMOUNT       UNITS     AMOUNT     DIVIDENDS    AMOUNT
                         ------ -----------  --------- -----------  ---------  -----------
Balances, inception.....    --  $       --         --  $       --   $    --    $       --
  Capital contributions. 51,020      51,020        --          --        --         51,020
  Net loss..............    --   (1,532,382)       --          --        --     (1,532,382)
                         ------ -----------  --------- -----------  --------   -----------
Balances, December 31,
 1995................... 51,020  (1,481,362)       --          --        --     (1,481,362)
  Capital contributions.    --          --   1,625,000   1,625,000       --      1,625,000
  Preferred dividends...    --      (64,034)       --          --     64,034           --
  Net loss..............    --     (782,278)       --     (150,553)      --       (932,831)
                         ------ -----------  --------- -----------  --------   -----------
Balances, December 29,
 1996................... 51,020  (2,327,674) 1,625,000   1,474,447    64,034      (789,193)
  Capital contributions.    --          --   3,553,433   3,553,433       --      3,553,433
  Preferred dividends...    --     (307,203)       --          --    307,203           --
  Dividends paid........    --          --         --          --    (76,056)      (76,056)
  Distribution of
   warrants to acquire
   BCI common stock.....    --          --         --     (505,930)      --       (505,930)
  Net loss..............    --          --         --   (2,524,636)      --     (2,524,636)
                         ------ -----------  --------- -----------  --------   -----------
Balances, December 28,
 1997................... 51,020 $(2,634,877) 5,178,433 $ 1,997,314  $295,181   $  (342,382)
                         ====== ===========  ========= ===========  ========   ===========


  The accompanying notes to financial statements are an integral part of these statements.

                              BC HEARTLAND, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                                    PERIOD FROM
                                                                     INCEPTION
                                                                     (AUGUST 7,
                                           FISCAL YEARS ENDED          1995)
                                        --------------------------    THROUGH
                                        DECEMBER 28,  DECEMBER 29,  DECEMBER 31,
                                            1997          1996          1995
                                        ------------  ------------  ------------
Cash flows from operating activities:
 Net loss.............................. $ (2,524,636) $  (932,831)  $(1,532,382)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities--
  Depreciation and amortization........      531,300      130,004        36,601
  Gain on sale of assets...............          --      (643,978)          --
  Changes in assets and liabilities:
   Inventories.........................     (101,486)     (20,667)     (245,578)
   Prepaid expenses and other current
    assets.............................          994      972,858    (1,116,967)
   Accounts payable and accrued
    expenses...........................     (847,613)    (876,853)    2,757,905
   Other assets and liabilities........      681,674       17,149       753,321
                                        ------------  -----------   -----------
    Net cash provided by (used in)
     operating activities..............   (2,259,767)  (1,354,318)      652,900
Cash flows from investing activities:
 Purchase of property, equipment and
  other related assets.................   (6,626,330)    (445,066)   (1,821,557)
 Purchase of BCI warrants..............          --      (754,977)          --
                                        ------------  -----------   -----------
    Net cash used in investing
     activities........................   (6,626,330)  (1,200,043)   (1,821,557)
Cash flows from financing activities:
 Proceeds from issuance of member
  units................................    3,553,433    1,625,000        51,020
 Dividends paid........................      (76,056)         --            --
 Proceeds from debt....................   20,532,605    4,645,113     1,549,678
 Payments on debt......................  (15,415,377)  (3,764,181)          --
                                        ------------  -----------   -----------
    Net cash provided by financing
     activities........................    8,594,605    2,505,932     1,600,698
                                        ------------  -----------   -----------
Net increase (decrease) in cash........     (291,492)     (48,429)      432,041
Cash, beginning of period..............      383,612      432,041           --
                                        ------------  -----------   -----------
Cash, end of year...................... $     92,120  $   383,612   $   432,041
                                        ============  ===========   ===========
Supplemental disclosure of cash flow
 information:
 Interest paid.........................     $364,324  $   117,954   $    51,892
                                        ============  ===========   ===========
Supplemental disclosure of non-cash
 transactions:
 Distribution of warrants..............     $505,930  $       --    $       --
                                        ============  ===========   ===========


  The accompanying notes to financial statements are an integral part of these statements.

                              BC HEARTLAND, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

  BC Heartland, L.L.C. (the "Company") owns and operates retail food service establishments under franchise agreements with Boston Chicken, Inc. ("BCI"), specializing in fresh, convenient meals featuring home style entrees, sandwiches, vegetables, salads and other dishes. The Company was formed on August 7, 1995 under the Delaware Limited Liability Company Act.

  The Company has an Area Development Agreement ("ADA") with BCI, granting it the right to open 123 stores in portions of Indiana, Michigan and Illinois. The Company had 17 stores open at December 28, 1997. Pursuant to the franchise agreements, the Company is required to make periodic royalty payments based on net revenue, and pay franchise, store development, software license, software maintenance and other support service fees on a per store basis to BCI. The total amount of royalties, fees, other expenses and interest on its loans from BCI (Note 4) was $2.0 million, $1.1 million and $0.1 million in 1997, 1996 and 1995, respectively. The Company is also required to make advertising fund contributions to national and local advertising funds.

  Primarily as a result of its rapid store development, the Company has experienced significant losses since its inception which has resulted in a capital deficiency as of December 28, 1997. Such losses have been funded primarily by capital contributions and advances from BCI pursuant to a secured loan agreement. Furthermore, the Company anticipates that it will continue to generate cash flow deficits for the foreseeable future.

  The Company will require additional capital to continue its operations. BCI has expressed its intent to convert its convertible loans to a majority equity interest in the Company and to acquire the preferred membership units in the Company in exchange for BCI preferred and common equity securities and cash as part of a plan to significantly restructure BCI's operations. However, the conversion by BCI and the proposed exchange are not assured. Further, there is no assurance at the present time that BCI and its subsidiaries, even if restructured, would have access to capital sufficient to continue their operations. Consequently, there is substantial doubt about the Company's ability to continue as a going concern and to satisfy its obligations as they become due.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year

  The Company's fiscal year is the 52/53-week period ending on the last Sunday in December.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of food, paper and plastic products and supplies.

 Property, Equipment and Other Related Assets

  Property, equipment and other related assets are stated at cost less accumulated depreciation and amortization. The provision for depreciation and amortization has been calculated using the straight-line method. These assets are depreciated and amortized over the following useful lives:

        Buildings and improvements....................................  15 years
        Furniture, fixtures, equipment and software................... 3-8 years
        ADA and franchise fees........................................  15 years
        Preopening costs..............................................    1 year

  Leasehold improvements are amortized over the lesser of their useful lives or their lease term, including renewal options.

                              BC HEARTLAND, L.L.C.

  Property, equipment and other related asset additions include acquisitions of buildings, equipment, software, leasehold improvements and major improvements to existing stores. Additions also include costs incurred in the development and construction of new stores, including development and franchise fees paid to BCI. Expenditures for maintenance and repairs are charged to expense as incurred.

  Preopening costs consist primarily of salaries and other incremental direct expenses relating to the set up, initial stocking, training and general store management activities incurred prior to the opening of new stores. Amortization begins on the date the store is opened.

  In April 1998, the Accounting Standards Executive Committee of the AICPA issued a statement of position titled "Reporting on the Costs of Start-up Activities" ("SOP"). The new standard will require the Company to prospectively expense pre-opening and other start-up costs as incurred effective for fiscal years beginning after December 15, 1998, unless adopted earlier. Restatement of prior periods is not required. Rather, the standard must be applied as of the beginning of the fiscal year in which the SOP is first adopted, which will be 1999. Initial application must be reported as a cumulative effect of a change in accounting principle. The Company does not anticipate the SOP will have a material impact on its financial statements.

 Long-Lived Assets

  The Company evaluates whether events and circumstances have occurred that indicate revision to the remaining useful life or the remaining balances of long-lived assets may be appropriate. Such events and circumstances include, but are not limited to, change in business strategy or change in current and long-term projected operating performance. When factors indicate that the carrying amount of an asset may not be recoverable, the Company estimates the future cash flows expected to result from the use of such asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset will be recognized.

 Revenue Recognition

  Revenue is recognized in the period related food and beverage products are sold.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expenses were $1.4 million, $1.1 million and $0.6 million in 1997, 1996, and 1995, respectively.

 Income Taxes

  The Company is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the members on their individual tax returns in accordance with the Company's Operating Agreement.

 Allocation of Profits, Losses and Distributions

  Profits for any fiscal year will first be allocated to all members in proportion to the deficit balances in their capital accounts, in an amount necessary to eliminate any deficits and restore such capital accounts to zero. Profits are then allocated to the preferred unit holders in an amount sufficient to make the capital account of the preferred unit holders equal to the Redemption Price that would be distributable to the preferred unit holders if redeemed by the Company as of the end of such fiscal year. Thereafter, profits are allocated to members holding common units in proportion to their common membership units.

                              BC HEARTLAND, L.L.C.

  Losses for any fiscal year shall be allocated first to common membership unit holders in proportion to their common membership units until their capital account balances have been reduced to zero. Losses are then to be allocated to the preferred unit holders until the preferred unit holders' capital balance has been reduced to zero. Thereafter, losses are allocated to common members in proportion to their common membership units held.

  Distributions will be made on an annual basis to each preferred and common unit holder in an amount equal to the Tax Gross-Up Amount, as defined, in the case of the preferred unit holder, and the estimated tax liability of the members resulting from the operations of the Company in the case of the common unit holders. The tax distributions to the preferred unit holders have priority over the tax distributions to the common unit holders, which will only be made to the common unit holders to the extent of Available Cash, as defined. Thereafter, distributions will be made to the members at the manager's discretion and subject to the Company being in compliance with the secured loan agreement (Note 4). However, no discretionary distributions shall be made to common members if any preferred member units are outstanding.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3) SUPPLEMENTAL FINANCIAL STATEMENT DATA

                                                           1997        1996
                                                        ----------  ----------
Property, equipment and other related assets:
  Buildings and improvements........................... $4,197,928  $  679,438
  Furniture, fixtures, equipment and software..........  3,392,139     825,881
  ADA and franchise fees...............................    927,953     752,953
  Preopening costs.....................................    214,759      19,573
                                                        ----------  ----------
                                                         8,732,779   2,277,845
  Less accumulated depreciation and amortization.......   (686,258)   (159,050)
                                                        ----------  ----------
    Total property, equipment and other related assets,
     net............................................... $8,046,521  $2,118,795
                                                        ==========  ==========
Other assets:
  Prepaid franchise fees............................... $  275,000  $  300,000
  Investment in BCI warrants...........................        --      754,977
  Other................................................        --       19,464
                                                        ----------  ----------
    Total other assets, net............................ $  275,000  $1,074,441
                                                        ==========  ==========
Accrued expenses:
  Accrued payroll and fringe benefits.................. $  437,789  $  225,631
  Accrued sales tax....................................    176,592      54,267
  Accrued personal and real property taxes.............    160,435     199,446
  Accrued store closure costs..........................     85,035         --
  Accrued interest.....................................     56,266      17,956
  Deferred gain on equipment sales.....................        --      643,978
  Accrued other........................................     78,538      13,603
                                                        ----------  ----------
                                                        $  994,655  $1,154,881
                                                        ==========  ==========

                             BC HEARTLAND, L.L.C.

(4) DEBT

  The Company has entered into a secured loan agreement (the "Agreement") with BCI which provides BCI the right to convert all or any portion of the loan into common units of members' capital at $2.4533 per common member unit. The specified percentage of members' capital to be acquired on conversion is dependent on the amount of financing to be provided in relation to the total capital and rights outstanding, but would constitute at least a majority of the capital of the Company on a fully diluted basis in the event all of the loan was converted. The loan may be converted by BCI at any time up to April 2008. Additionally, during this same time period, to the extent the loan is not fully drawn or has been drawn and repaid, BCI has the option to acquire, at the loan conversion price, as defined, the amount of additional common units it could have acquired by conversion of the loan had it been fully drawn. In the event BCI's exercised conversion and option rights represent a majority of the outstanding member units, BCI will become the manager of the Company. BCI has announced its intention to convert the loan into equity subject to acquiring the preferred membership units.

  Interest is based upon the reference rate of the Bank of America National Trust and Savings Association (8.50% as of December 28, 1997) plus 1%. Interest-only payments are required through October 2005, at which time the loan converts to an amortizing term loan payable through November 2007, with a final balloon payment. The Agreement provides for a line of credit of $3,680,000, all of which was outstanding at December 28, 1997.

  The Company has also entered into a nonconvertible secured loan agreement with BCI providing for borrowings of up to $6,000,000, of which $3,943,160 was outstanding at December 28, 1997. Interest is based upon the reference rate of Bank of America National Trust and Savings Association plus 1%. Interest only payments are required through October 2007, at which time the principal balance is due.

  The loans are collateralized by substantially all of the assets of the Company and a pledge of the voting members' capital of the Company. The loan agreements contain various restrictive covenants including restricting cash distributions and limiting additional indebtedness.

  As of December 28, 1997, principal maturities were as follows:

        1998......................................................... $      --
        1999.........................................................        --
        2000.........................................................        --
        2001.........................................................        --
        2002.........................................................        --
        Thereafter...................................................  7,623,160
                                                                      ----------
                                                                      $7,623,160
                                                                      ==========

(5) PREFERRED MEMBERSHIP UNITS

  The preferred membership units bear dividends at a rate equal to 8% of the issue price. This rate will increase to a maximum of 20% under certain circumstances. Dividends are payable semi-annually, in cash.

  In 1997, the Company distributed warrants to acquire 51,784 shares of BCI common stock, which it had previously purchased from BCI, to holders of the preferred units.

  The preferred membership units are redeemable at the option of the Company at any time for a redemption price equal to the Adjusted Issue Price, plus a redemption premium equal to 4% of the initial issue price.

  In the event of liquidation, the preferred membership units will be entitled to a liquidation preference equal to the Redemption Price, as defined.

                              BC HEARTLAND, L.L.C.

  The holders of preferred membership units have the right to require the Company to redeem the preferred membership units at the Redemption Price in certain circumstances.

  The preferred members have no voting rights or rights to manage the business and affairs of the Company other than those specific rights described in the Operating Agreement.

(6) EMPLOYEE UNIT OPTION PLAN

  A maximum of 350,000 common units are available for grant to employees pursuant to the Employee Unit Option Plan (the "Option Plan"). The option price is equal to the fair market value on the date of grant, as determined by the manager. All unit options granted under the Option Plan are exercisable up to 10 years from the date of grant. The options generally vest at a rate of 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year and the balance at the end of the fourth year from the date of grant. No stock options had been granted prior to fiscal 1997.

  The Company accounts for employee options using the intrinsic value based method under which no compensation cost has been recognized in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation". If a fair value based accounting method had been adopted, the Company's pro forma net loss would have been $2,536,103 for the year ended December 28, 1997.

  The following table summarizes stock option activity and the related weighted average exercise price of the options.

                                                                      1997
                                                                 --------------
                                                                  SHARES  PRICE
                                                                 -------- -----
Outstanding, beginning of year..................................      --   $--
  Granted.......................................................  295,000  1.00
  Exercised.....................................................      --
  Canceled......................................................      --
  Expired.......................................................      --
                                                                 --------
Outstanding, end of year........................................  295,000 $1.00
                                                                 ========
Exercisable, end of year........................................   62,000 $1.00
                                                                 ========
Weighted average fair value of options granted.................. $   0.27
                                                                 ========

  At December 28, 1997, the weighted average remaining contractual life of the options was approximately 9 years.

  The fair value of each option is estimated on the date of grant using the minimum value option pricing model with the following weighted average assumptions used for 1997 grants; risk-free interest rate of 6.20%; expected life of 5 years.

(7) COMMITMENTS

  The Company has entered into sale/lease back transactions whereby store equipment was sold to a third party and subsequently subleased by the Company from BCI who leased the equipment from the third party.

  The Company also leases store premises under various noncancelable operating lease agreements. Lease terms are generally five to ten years with one or more five-year renewal options. Most of the leases contain escalation clauses and common area maintenance charges.

                              BC HEARTLAND, L.L.C.

  The following is a schedule of future minimum rental payments which are required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 28, 1997:

   1998.............................................................. $1,072,155
   1999..............................................................  1,066,751
   2000..............................................................  1,043,012
   2001..............................................................    994,146
   2002..............................................................  1,011,262
   Thereafter........................................................  4,422,498
                                                                      ----------
                                                                      $9,609,824
                                                                      ==========

  Total rent expense under operating leases, including common area maintenance charges, was $1,800,000, $1,625,000 and $441,000 for 1997, 1996 and 1995,
respectively.

  The Company obtains a majority of its proteins, produce and other supplies from a limited number of vendors. Management believes that, if necessary, the Company would be able to replace any of its sources of supply with other vendors without a disruption in service.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of Market Partners, L.L.C.:

  We have audited the accompanying statements of assets and liabilities of Market Partners, L.L.C. (a Delaware limited liability company) as of December 29, 1996 and December 28, 1997, including the schedules of investments, and the related statements of operations, members' equity and changes in net assets for the period from July 18, 1996 (date of inception) through December 29, 1996 and for the year ended December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As explained in Note 2, the financial statements include securities valued at $35,850,970 and $57,928,211 at December 29, 1996 and December 28, 1997,
respectively (91% and 99% of total assets, respectively), whose values have been estimated by the Manager in the absence of readily ascertainable market values. We have reviewed the procedures used by the Manager in arriving at the estimate of value of such securities and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from values that would have been used had a ready market for the securities existed, and the differences could be material.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Partners, L.L.C. as of December 29, 1996 and December 28, 1997, and the results of its operations and its changes in net assets for the period from July 18, 1996 (date of inception) through December 29, 1996 and for the year ended December 28, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
April 10, 1998

                            MARKET PARTNERS, L.L.C.

                      STATEMENTS OF ASSETS AND LIABILITIES

                                                         DECEMBER    DECEMBER
                                                         29, 1996    28, 1997
                                                        ----------- -----------
                        ASSETS
                        ------
Current Assets:
  Cash and cash equivalents............................ $ 2,541,172 $   494,200
  Dividends receivable.................................     714,963         --
  Interest receivable..................................      10,624       2,841
                                                        ----------- -----------
    Total current assets...............................   3,266,759     497,041
  Investments, at fair value (cost of $35,552,175 in
   1996 and $67,858,190 in 1997).......................  35,850,970  57,928,211
  Organization costs, net of accumulated amortization
   of $12,912 in 1996 and $89,199 in 1997..............     239,307     285,079
                                                        ----------- -----------
    Total assets....................................... $39,357,036 $58,710,331
                                                        =========== ===========
                      LIABILITIES
                      -----------
Accounts payable....................................... $    10,552 $       --
                                                        ----------- -----------
    Total liabilities..................................      10,552         --
                                                        ----------- -----------
    Net assets......................................... $39,346,484 $58,710,331
                                                        =========== ===========

  The accompanying notes to financial statements are an integral part of these statements.

                            MARKET PARTNERS, L.L.C.

                            SCHEDULE OF INVESTMENTS
                            AS OF DECEMBER 29, 1996

      SHARES   ISSUER                                      COST     FAIR VALUE
      ------   ------                                   ----------- -----------
 JUNIOR PREFERRED INVESTMENTS:
    13,299,346 R&A Food Services, L.P................   $13,299,346 $13,396,754
     4,433,115 BC Boston, L.P........................     4,433,115   4,498,345
     5,541,394 BCE West, L.P.........................     5,541,394   5,572,930
     1,625,000 BC Heartland, L.L.C...................     1,625,000   1,638,896
     5,541,394 P&L Food Services, L.L.C..............     5,541,394   5,622,932
     4,433,115 BC Northwest, L.P.....................     4,433,115   4,458,344
                                                        ----------- -----------
               Total Junior Preferred Investments....    34,873,364  35,188,201
 WARRANTS TO PURCHASE COMMON UNITS:
               BC New York, L.L.C....................       539,844     529,206
               Finest Foodservice, L.L.C.............        10,610      10,138
               Mayfair Partners, L.P.................        18,621      17,853
               R&A Food Services, L.P................            94          86
               BC Northwest, L.P.....................         8,914       8,524
               Platinum Rotisserie, L.L.C............        15,304      14,420
               P&L Food Services, L.L.C..............         7,044       6,720
               BC Boston, L.P........................         1,883       1,784
               BCE West, L.P.........................         5,903       5,545
               BC Superior, L.L.C....................         3,465       3,542
               BC GoldenGate, L.L.C..................        67,129      64,951
                                                        ----------- -----------
               Total Warrants to Purchase Common
               Units.................................       678,811     662,769
                                                        ----------- -----------
               Total Investments.....................   $35,552,175 $35,850,970
                                                        =========== ===========

  The accompanying notes to financial statements are an integral part of this schedule.

                            MARKET PARTNERS, L.L.C.

                            SCHEDULE OF INVESTMENTS
                            AS OF DECEMBER 28, 1997

      SHARES   ISSUER                                      COST     FAIR VALUE
      ------   ------                                   ----------- -----------
                                                                     (NOTE 2)
 JUNIOR PREFERRED INVESTMENTS:
    16,624,183 R&A Food Services, L.P................   $14,999,999      *
     4,433,115 BC Boston, L.P........................     4,000,001      *
    11,082,788 BCE West, L.P.........................     9,999,999      *
     5,178,433 BC Heartland, L.L.C...................     4,672,504      *
    11,082,788 P&L Foods Services, L.L.C.............     9,999,999      *
     6,649,673 BC Northwest, L.P.....................     5,999,996      *
     4,433,115 BC GoldenGate, L.L.C..................     4,000,001      *
     3,324,837 Finest Foodservice, L.L.C.............     3,000,004      *
     2,216,558 BC Superior, L.L.C....................     1,999,996      *
               BCBM Southwest, L.P. (formerly BC
     4,433,115 Texas, Inc.)..........................     4,010,669      *
     5,541,394 BC Tri-States, L.L.C..................     5,013,298      *
                                                        ----------- -----------
               Total Junior Preferred Investments....    67,696,466 $57,928,211
 WARRANTS TO PURCHASE COMMON UNITS:
               BC Great Lakes, L.L.C.................        41,378         --
               Finest Foodservice, L.L.C.............        10,610         --
               R&A Food Services, L.P................            94         --
               BC Northwest, L.P.....................         8,914         --
               Platinum Rotisserie, L.L.C............        15,304         --
               P&L Food Services, L.L.C..............         7,044         --
               BC Boston, L.P........................         1,883         --
               BCE West, L.P.........................         5,903         --
               BC Superior, L.L.C....................         3,465         --
               BC GoldenGate, L.L.C..................        67,129         --
                                                        ----------- -----------
               Total Warrants to Purchase Common
               Units.................................       161,724         --
                                                        ----------- -----------
               Total Investments.....................   $67,858,190 $57,928,211
                                                        =========== ===========

  The accompanying notes to financial statements are an integral part of this schedule.

                            MARKET PARTNERS, L.L.C.

                            STATEMENTS OF OPERATIONS

                                              FOR THE PERIOD FROM
                                                 JULY 18, 1996
                                              (DATE OF INCEPTION)  YEAR ENDED
                                                    THROUGH       DECEMBER 28,
                                               DECEMBER 29, 1996      1997
                                              ------------------- ------------
Investment Income:
  Dividend income............................     $  714,963      $  8,150,043
  Interest income............................        105,894           101,877
                                                  ----------      ------------
    Total income.............................        820,857         8,251,920
Expenses:
  General and administrative.................         23,168           158,312
                                                  ----------      ------------
Investment income, net.......................        797,689         8,093,608
Realized and Unrealized Gain (Loss) on
 Investments:
  Realized gain on sale of investments.......            --          2,365,610
  Unrealized appreciation (depreciation) on
   investments...............................        298,795       (17,574,896)
                                                  ----------      ------------
    Net gain (loss) on investments...........        298,795       (15,209,286)
                                                  ----------      ------------
Net Income (Loss)............................     $1,096,484      $ (7,115,678)
                                                  ==========      ============
Basic and Diluted Earnings (Loss) Per Unit...     $71,665.62      $(259,696.28)
                                                  ==========      ============
Weighted Average Number of Membership Units
 Outstanding.................................           15.3              27.4
                                                  ==========      ============

  The accompanying notes to financial statements are an integral part of these statements.

                            MARKET PARTNERS, L.L.C.

                         STATEMENTS OF MEMBERS' EQUITY

                                                               FOR THE PERIOD
                                                             FROM JULY 18, 1996
                                                                  (DATE OF
                                                             INCEPTION) THROUGH
                                                             DECEMBER 29, 1996
                                                               AND YEAR ENDED
                                                             DECEMBER 28, 1997
                                                             ------------------
                                                             UNITS    AMOUNT
                                                             ----- ------------
Balance, July 18, 1996 (inception)..........................  --   $        --
  Member contributions...................................... 15.3    38,250,000
  Net income................................................  --      1,096,484
                                                             ----  ------------
Balance, December 29, 1996.................................. 15.3    39,346,484
  Member contributions...................................... 15.3    38,249,985
  Distribution to members...................................  --    (11,770,460)
  Net loss..................................................  --     (7,115,678)
                                                             ----  ------------
Balance, December 28, 1997.................................. 30.6  $ 58,710,331
                                                             ====  ============

  The accompanying notes to financial statements are an integral part of these statements.

                            MARKET PARTNERS, L.L.C.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                              FOR THE PERIOD FROM
                                                 JULY 18, 1996
                                              (DATE OF INCEPTION)  YEAR ENDED
                                                    THROUGH       DECEMBER 28,
                                               DECEMBER 29, 1996      1997
                                              ------------------- ------------
Increase (decrease) in net assets from
 operations:
  Investment income, net.....................     $   797,689     $  8,093,608
  Net realized gain on investments...........             --         2,365,610
  Unrealized appreciation (depreciation) on
   investments...............................         298,795      (17,574,896)
                                                  -----------     ------------
    Net increase (decrease) in net assets
     from operations.........................       1,096,484       (7,115,678)
  Distributions to members...................             --       (11,770,460)
  Member contributions.......................      38,250,000       38,249,985
                                                  -----------     ------------
    Total increase...........................      39,346,484       19,363,847
  Net assets, beginning of period............             --        39,346,484
                                                  -----------     ------------
  Net assets, end of year....................     $39,346,484     $ 58,710,331
                                                  ===========     ============

  The accompanying notes to financial statements are an integral part of these statements.

                            MARKET PARTNERS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

  Market Partners, L.L.C. (the "Company"), a Delaware limited liability company, was formed on July 18, 1996, primarily for the purpose of investing in certain financed area developers ("FADs") of Boston Chicken, Inc. ("BCI"). BCI FADs operate Boston Market franchise stores that specialize in fresh, convenient meals featuring home-style entrees, sandwiches, vegetables, salads and other side dishes in the United States. Organizational expenses of $250,000 were paid to BCI during 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash on hand and on deposit, and highly liquid instruments purchased with original maturities of three months or less.

 Investments

  All investments held by the Company are in privately held businesses. The investments are stated at estimated fair value. The fair value of the preferred investments as of December 29, 1996 was determined by the Manager based on anticipated discounted future cash flows. The fair value of the preferred investments as of December 28, 1997 was determined in aggregate based upon the consideration to be received in the proposed merger of the Company with BCI (See Note 5). The estimated market value of the common stock was determined based upon the market value of BCI's common stock measured over a period of time prior to and after the agreement in principle to acquire the Company was reached and publicly announced. The estimated market value of the series A exchangeable preferred stock was determined based upon a discounted cash flow analysis of the dividend and principle payments of the instrument. The analysis utilized a discount rate equal to the yield of BCI's publicly-traded debentures measured over a period of time prior to and after the agreement in principle to acquire the Company was reached and publicly announced. The fair value of the warrants to purchase common units was computed using the Black-Scholes option pricing model.

 Income Taxes

  The Company is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the members on their individual tax returns in accordance with the Company's Amended and Restated Limited Liability Company Agreement.

 Allocation of Profits and Losses

  Profits and losses for any fiscal year shall be allocated among the members in proportion to their number of units held.

 Distributions

  Distributions generally shall be made at such times and in such amounts as determined by the Manager, as defined, and shall be made in proportion to the number of units held by each member. However, any proceeds received from the sale or redemption of securities after September 30, 1997 must be distributed currently.

 Organization Costs

  Organization costs are being amortized on a straight-line basis over a sixty-month period.

 Earnings (Loss) per Share

  Basic and diluted earnings (loss) per share are computed based upon the weighted average number of membership units outstanding. The Company does not have any potential dilutive securities outstanding.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                            MARKET PARTNERS, L.L.C.

disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. INVESTMENTS

  Dividends accrue on the preferred investments at the rate of 8% per annum on the outstanding face amount of the preferred investments, payable semi-annually in cash. The Company was paid only one of the semi-annual dividends in 1997 and did not accrue the second dividend payment. Unless all dividends on the preferred investments have been paid in full, no other dividends can be declared or paid on the FAD's common equity securities. In the event the FAD has not redeemed the preferred investments prior to the expiration date of BCI's conversion and/or option rights under the applicable FAD secured loan agreements ("Conversion Right") as of the date of the initial investment in the preferred investments of the FAD (without regard to any subsequent amendment thereof by the FAD and BCI), the dividends rate will increase by 2% immediately, and by an additional 2% every six months thereafter, to a maximum dividend rate of 20%.

  In the event BCI exercises its Conversion Right, otherwise acquires a controlling interest in such FAD, or acquires a certain percentage of Boston Market stores owned by such FAD (each, a "Controlling Interest Acquisition"), the Company has the right to require the FAD to repurchase the preferred investment at its liquidation preference, plus a redemption premium equal to 4% of the liquidation preference, plus any accrued but unpaid dividends to the date of redemption. The liquidation preference is equal to the face amount of the preferred investment. Generally, the investments were purchased at a discount equal to the cost of the warrants to purchase common units in the FAD.

  The preferred investments are redeemable at any time by the issuing FAD at its liquidation preference, plus a redemption premium equal to 4% of the liquidation preference, plus any accrued but unpaid dividends to the date of redemption.

  The preferred investments are junior to any BC Equity Funding, L.L.C. preferred equity and any other existing preferred equity of a FAD with respect to distribution rights and rights upon dissolution. In the event of liquidation, the preferred investments have a liquidation preference over common equity equal to their face amount.

  In addition to cash dividends, in 1997, the FADs distributed warrants to purchase 750,000 shares of BCI's common stock at an exercise price of $25.00 per share. The fair value of the warrants are recorded as dividend income. The Company distributed the warrants to its members in 1997.

  The Company has purchased warrants from certain FADs entitling the Company to purchase 7% of each FAD's common equity on a fully diluted basis, exercisable only in the event of a Controlling Interest Acquisition of the FAD. The exercise price of each warrant is equal to the weighted average conversion/option exercise price per unit on the maximum amount of the convertible loan commitment under such FAD's secured loan agreement with BCI as of the date such FAD warrant was issued. The warrant may be exercised within 10 business days after a Controlling Interest Acquisition of a FAD, subject to BCI's Call Right described below. Each FAD warrant expires at the same time as BCI's Conversion Right for such FAD expires, provided that all FAD warrants terminate as provided below. BCI has the right to purchase the FAD warrant at any time within two business days after the Company has indicated its intention to exercise the FAD warrant in a particular FAD (the "Call Right"), at a purchase price based on the FAD Value. The FAD Value is equal to the product of
(i) the FAD's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the preceding thirteen accounting periods, and (ii) the greater of (A) eight, or (B) 50% of BCI's EBITDA multiple. The product of the foregoing calculation is adjusted by (y) subtracting the aggregate exercise price of the FAD warrant and any indebtedness of the FAD (excluding the convertible loan to BCI), and (z) adding any cash of the FAD. The FAD Value is payable in cash, or at BCI's option, in registered shares of BCI.

                            MARKET PARTNERS, L.L.C.

  In 1997, the Company sold its warrant to purchase common units in BC New York, L.L.C., to BCI, for proceeds of $2.9 million, resulting in a gain of $2.4 million.

  After a Controlling Interest Acquisition of a particular FAD in which the Company has exercised the FAD warrant and BCI has not exercised its Call Right, no distributions are permitted to be made on the common equity of such FAD held by BCI, and the FAD will not be permitted to make repayments of loans, intercompany transfers, or other advances to BCI if (a) the FAD warrant in such FAD has been exercised and (b) the Call Right has not been exercised.

  After a Controlling Interest Acquisition of a particular FAD in which the Company has exercised the FAD warrant and BCI has not exercised its Call Right, in the event BCI offers to purchase the equity from the other minority equity holders of the FAD, BCI must offer to purchase the common equity acquired by the Company through exercise of the FAD warrant at the higher of the FAD Value or the same terms offered to the minority holders.

  At such time as BCI has exercised its Call Right (or acquired the Company's interest in a FAD as described immediately above) in FADs owning an aggregate of 1,500 Boston Market stores, all of the remaining FAD warrants outstanding on such date automatically terminate.

                            MARKET PARTNERS, L.L.C.

4. SUMMARY FINANCIAL INFORMATION

  The following tables set forth certain combined financial information as of the dates indicated provided to the Company by the Boston Market financed area developers in which the Company holds equity investment (in thousands)

                                                        DECEMBER 29, DECEMBER 28,
                                                            1996         1997
                                                        ------------ ------------
      Balance sheet data:
        Total gross assets.............................   $588,029     $436,400
        Total debt:
          To Boston Chicken, Inc.......................    490,078      612,512
          To third parties (including capital lease
           obligations)................................     16,040       10,167
        Total other liabilities (including trade
         payables).....................................     86,303       97,478
        Total stockholder/partner/member deficit.......    (52,798)    (347,180)

                                                           FISCAL YEAR ENDED
                                                       -------------------------
                                                       DECEMBER 29, DECEMBER 28,
                                                           1996         1997
                                                       ------------ ------------
      Statement of operations data:
      Gross revenue...................................   $721,945     $694,239
      Income (loss) from continuing operations........   (130,764)    (292,565)

5. SUBSEQUENT EVENT

  In March 1998, the Company entered into an agreement with BCI that calls for BCI to acquire the Company through a merger of the Company into a wholly-owned subsidiary of BCI in consideration for $66.6 million aggregate liquidation preference of 10% Series A Exchangeable Preferred Stock of BCI (the "Preferred Stock"), 1,946,000 shares of common stock of BCI and $5.6 million in cash, to be allocated among the members. The 10% quarterly dividend on the Preferred Stock is payable, at BCI's option, in either additional shares of Preferred Stock or cash for a period of three years and is payable in cash thereafter. The Preferred Stock is optionally redeemable by BCI at any time, in cash, at redemption prices which start at 50% of the liquidation preference and increase over time. The Preferred Stock is mandatorily redeemable in 2005 at a price of 110% of the liquidation preference, which is equal to the face amount of the security. The transaction is subject to the approval of holders owning at least two-thirds of the interest of each BC Equity Funding, L.L.C. and the Company and final documentation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of BC Equity Funding, L.L.C.:

  We have audited the accompanying statements of assets and liabilities of BC Equity Funding, L.L.C. (a Delaware limited liability company) as of December 29, 1996 and December 28, 1997, including the schedules of investments, and the related statements of operations, members' equity and changes in net assets for the period from February 15, 1995 (date of inception) through December 31, 1995 and for the fiscal years ended December 29, 1996 and December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As explained in Note 2, the financial statements include securities valued at $76,305,786 and $50,841,054 at December 29, 1996 and December 28, 1997,
respectively (99% of total assets at each date), whose values have been estimated by the Manager in the absence of readily ascertainable market values. We have reviewed the procedures used by the Manager in arriving at the estimate of value of such securities and have inspected underlying documentation, and, in the circumstances, we believe the procedures are reasonable and documentation appropriate. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from values that would have been used had a ready market for the securities existed, and the differences could be material.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BC Equity Funding, L.L.C. as of December 29, 1996 and December 28, 1997, and the results of its operations and its changes in net assets for the period from February 15, 1995 (date of inception) through December 31, 1995 and for the fiscal years ended December 29, 1996 and December 28, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
April 10, 1998

                           BC EQUITY FUNDING, L.L.C.

                      STATEMENTS OF ASSETS AND LIABILITIES

                                                         DECEMBER   DECEMBER 28,
                        ASSETS                           29, 1996       1997
                        ------                          ----------- ------------
Current Assets:
  Cash and cash equivalents...........................  $   573,403 $   230,140
  Interest receivable.................................        2,361         969
  Other receivables...................................        3,349         --
                                                        ----------- -----------
    Total current assets..............................      579,113     231,109
Investments, at fair value (cost of $65,340,222 in
 1996 and $72,096,820 in 1997)........................   76,305,786  50,841,054
Organization costs, net of accumulated amortization of
 $21,172 in 1996 and $38,094 in 1997..................       59,796      42,874
                                                        ----------- -----------
    Total assets......................................  $76,944,695 $51,115,037
                                                        =========== ===========
                     LIABILITIES
                     -----------
Accounts payable......................................  $     2,000 $       --
Distributions payable.................................      325,000         --
                                                        ----------- -----------
    Total liabilities.................................      327,000         --
                                                        ----------- -----------
    Net assets........................................  $76,617,695 $51,115,037
                                                        =========== ===========

  The accompanying notes to financial statements are an integral part of these statements.

                           BC EQUITY FUNDING, L.L.C.

                            SCHEDULE OF INVESTMENTS
                            AS OF DECEMBER 29, 1996

   SHARES                ISSUER (NOTE 4)                   COST     FAIR VALUE
 ----------              ---------------                ----------- -----------
 PREFERRED INVESTMENTS, INCLUDING ACCRUED DIVIDENDS:
             BCBM Southwest, L.P. (formerly BC Texas,
     10,000  Inc.)...................................   $10,420,610 $12,622,063
     10,000 R&A Food Services, Inc...................    11,855,756  12,622,063
 10,000,000 Finest Holdings, Inc.....................     9,845,604  12,208,108
  9,200,000 BC GoldenGate Holdings, Inc..............     8,947,753  10,657,227
  5,000,000 BC Boston Holdings, Inc..................     5,743,620   5,923,748
  3,500,000 BCE West Holdings, Inc...................     3,909,998   4,022,504
  4,000,000 P&L Foods Holdings, Inc..................     4,474,414   4,528,339
  2,500,000 EFM Holdings, Inc. (a)...................     2,677,436   2,911,127
  2,500,000 BC Northwest Holdings, Inc...............     2,762,891   2,752,722
                                                        ----------- -----------
        Total Preferred Investments...................   60,638,082  68,247,901
 WARRANTS TO PURCHASE COMMON STOCK OR UNITS:
             BCBM Southwest, L.P. (formerly BC Texas,
    158,000  Inc.)...................................     1,434,640   4,271,246
  4,750,000 Finest Foodservice, L.L.C................     1,805,000   2,323,484
  3,750,000 BC GoldenGate, L.L.C.....................     1,462,500   1,463,155
                                                        ----------- -----------
        Total Warrants to Purchase Common Stock or
         Units........................................    4,702,140   8,057,885
                                                        ----------- -----------
        Total Investments.............................  $65,340,222 $76,305,786
                                                        =========== ===========

--------
(a) Represents investment in BC Superior, L.L.C.

  The accompanying notes to financial statements are an integral part of this schedule.

                           BC EQUITY FUNDING, L.L.C.

                            SCHEDULE OF INVESTMENTS
                            AS OF DECEMBER 28, 1997

   SHARES                ISSUER (NOTE 4)                   COST     FAIR VALUE
 ----------              ---------------                ----------- -----------
                                                                     (NOTE 2)
 PREFERRED INVESTMENTS, INCLUDING ACCRUED DIVIDENDS:
     10,000 W.M.J. Texas, Inc........................   $11,636,255      *
     10,000 R&A Food Services, Inc...................    13,083,909      *
 10,000,000 Finest Holdings, Inc.....................    11,053,313      *
  9,200,000 BC GoldenGate Holdings, Inc..............    10,026,927      *
  5,000,000 BC Boston Holdings, Inc..................     6,339,026      *
  3,500,000 BCE West Holdings, Inc...................     4,315,323      *
  4,000,000 P&L Foods Holdings, Inc..................     4,935,683      *
  2,500,000 EFM Holdings, Inc. (a)...................     2,954,973      *
  2,500,000 BC Northwest Holdings, Inc...............     3,049,271      *
                                                        ----------- -----------
        Total Preferred Investments...................   67,394,680 $50,841,054
 WARRANTS TO PURCHASE COMMON STOCK OR UNITS:
             BCBM Southwest, L.P. (formerly BC Texas,
    158,000  Inc.)...................................     1,434,640         --
  4,750,000 Finest Foodservice, L.L.C................     1,805,000         --
  3,750,000 BC GoldenGate, L.L.C.....................     1,462,500         --
                                                        ----------- -----------
        Total Warrants to Purchase Common Stock or
         Units........................................    4,702,140         --
                                                        ----------- -----------
        Total Investments.............................  $72,096,820 $50,841,054
                                                        =========== ===========

--------
(a) Represents investment in BC Superior, L.L.C.

  The accompanying notes to financial statements are an integral part of this schedule.

                           BC EQUITY FUNDING, L.L.C.

                            STATEMENTS OF OPERATIONS

                             FOR THE PERIOD
                         FROM FEBRUARY 15, 1995
                          (DATE OF INCEPTION)               YEAR ENDED
                                THROUGH         -----------------------------------
                           DECEMBER 31, 1995    DECEMBER 29, 1996 DECEMBER 28, 1997
                         ---------------------- ----------------- -----------------
Investment Income:
  Dividend income.......      $ 2,913,483          $ 5,976,112      $        --
  Interest income.......        1,133,734              247,307            14,197
                              -----------          -----------      ------------
Total income............        4,047,217            6,223,419            14,197
Expenses:
  General and
   administrative.......          493,519              295,829            52,123
                              -----------          -----------      ------------
Investment income
 (loss), net............        3,553,698            5,927,590           (37,926)
Realized and Unrealized
 Gain (Loss) on
 Investments:
  Realized gain on
   redemption of
   investments..........              --               500,000               --
  Unrealized
   appreciation
   (depreciation) on
   investments..........        7,944,090           16,624,961       (25,464,732)
                              -----------          -----------      ------------
    Net gain (loss) on
     investments........        7,944,090           17,124,961       (25,464,732)
                              -----------          -----------      ------------
Net Income (Loss).......      $11,497,788          $23,052,551      $(25,502,658)
                              ===========          ===========      ============
Basic and Diluted
 Earnings (Loss) per
 Unit...................      $191,629.80          $384,209.18      $(425,044.30)
                              ===========          ===========      ============
Weighted Average Number
 of Membership Units
 Outstanding............               60                   60                60
                              ===========          ===========      ============

  The accompanying notes to financial statements are an integral part of these statements.

                           BC EQUITY FUNDING, L.L.C.

                         STATEMENTS OF MEMBERS' EQUITY

                             FOR THE PERIOD
                         FROM FEBRUARY 15, 1995
                          (DATE OF INCEPTION)               YEAR ENDED
                                THROUGH         -----------------------------------
                           DECEMBER 31, 1995    DECEMBER 29, 1996 DECEMBER 28, 1997
                         ---------------------- ----------------- -----------------
Balance, beginning of
 period.................      $       --          $ 71,493,631      $ 76,617,695
  Member contributions..       60,000,000                  --                --
  Tax distributions.....           (4,157)            (325,000)              --
  Other distributions...              --           (17,603,487)              --
  Net income (loss).....       11,497,788           23,052,551       (25,502,658)
                              -----------         ------------      ------------
Balance, end of year....      $71,493,631         $ 76,617,695      $ 51,115,037
                              ===========         ============      ============

  The accompanying notes to financial statements are an integral part of these statements.

                           BC EQUITY FUNDING, L.L.C.

                      STATEMENTS OF CHANGES IN NET ASSETS

                             FOR THE PERIOD
                         FROM FEBRUARY 15, 1995
                          (DATE OF INCEPTION)               YEAR ENDED
                                THROUGH         -----------------------------------
                           DECEMBER 31, 1995    DECEMBER 29, 1996 DECEMBER 28, 1997
                         ---------------------- ----------------- -----------------
Increase (decrease) in
 net assets from
 operations:
  Investment income,
   net..................      $ 3,553,698         $  5,927,590      $    (37,926)
  Net realized gain on
   investments..........              --               500,000               --
  Unrealized
   appreciation
   (depreciation) on
   investments..........        7,944,090           16,624,961       (25,464,732)
                              -----------         ------------      ------------
    Net increase in net
     assets from
     operations.........       11,497,788           23,052,551       (25,502,658)
  Distribution to
   members..............           (4,157)         (17,928,487)              --
  Member contributions..       60,000,000                  --                --
                              -----------         ------------      ------------
    Total increase
     (decrease).........       71,493,631            5,124,064       (25,502,658)
  Net assets, beginning
   of period............              --            71,493,631        76,617,695
                              -----------         ------------      ------------
  Net assets, end of
   period...............      $71,493,631         $ 76,617,695      $ 51,115,037
                              ===========         ============      ============

  The accompanying notes to financial statements are an integral part of these statements.

                           BC EQUITY FUNDING, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

  BC Equity Funding, L.L.C. (the "Company"), a Delaware limited liability company, was formed on February 15, 1995 for the purpose of investing in cumulative preferred stock or the partnership or limited liability company equivalent thereof in certain financed area developers ("FADs") of Boston Chicken, Inc. ("BCI") or investing in entities which invest in BCI FADs. BCI FADs operate Boston Market franchise stores that specialize in fresh, convenient meals featuring home-style entrees, sandwiches, vegetables, salads and other side dishes in the United States. As manager of the Company, BCI was paid management fees of $375,000 in 1995 and $125,000 in 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash on hand and on deposit, and highly liquid instruments purchased with original maturities of three months or less.

 Investments

  All investments held by the Company are in privately held businesses. These investments are stated at estimated fair value. The fair value of the preferred investments as of December 29, 1996 was determined by the Manager based on anticipated discounted future cash flows. The fair value of the preferred investments as of December 28, 1997 was determined in aggregate based upon the consideration to be received in the proposed merger of the Company with BCI (See Note 5). The estimated market value of the common stock was determined based upon the market value of BCI's common stock measured over a period of time prior to and after the agreement in principle to acquire the Company was reached and publicly announced. The estimated market value of the series A exchangeable preferred stock was determined based upon a discounted cash flow analysis of the dividend and principle payments of the instrument. The analysis utilized a discount rate equal to the yield of BCI's publicly-traded debentures measured over a period of time prior to and after the agreement in principle to acquire the Company was reached and publicly announced. Dividends declared but not distributed are included in both the cost basis and fair value of investments. The fair value of the warrants to purchase common stock or units was computed using the Black-Scholes option pricing model.

 Income Taxes

  The Company is a flow-through entity for federal and state income tax purposes. Any taxable income or loss is reported by the members on their individual tax returns in accordance with the Company's Amended and Restated Limited Liability Company Agreement.

 Allocation of Profits and Losses

  Profits and losses for any fiscal year shall be allocated among the members in proportion to their number of units held.

 Distributions

  Distributions generally shall be made at such times and in such amounts as determined by the Manager and shall be made in proportion to the number of units held by each member. However, any proceeds received from the sale or redemption of securities after March 31, 1997 must be distributed currently.

 Organization Costs

  Organization costs are being amortized over a sixty month period using the straight-line method.

 Earnings (Loss) per Share

  Basic and diluted earnings (loss) per share are computed based upon the weighted average number of membership units outstanding. The Company does not have any potentially dilutive securities outstanding.

                           BC EQUITY FUNDING, L.L.C.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. INVESTMENTS

  Each preferred equity investment earns dividends (or is entitled to receive preferential distributions, in the case of a partnership or a limited liability company investment) at a per annum rate equal to 10% of its Adjusted Issue Price. The Adjusted Issue Price of the preferred equity investment is equal to the amount initially paid for the instrument, increased semiannually, by the amount of dividends accrued but not paid during the period. Dividends accrue, but are not paid currently, until the fifth anniversary of the issue date. Thereafter, the preferred equity investments provide for current payment of semi-annual cash dividends or distributions. Dividends were not accrued in 1997.

  The preferred equity securities may be redeemed at the option of the FAD at any time for the Adjusted Issue Price, plus a redemption premium initially equal to 10% of the initial issue price, increased by 2% each year, up to a maximum of 20% (the "Redemption Price"). In the event of liquidation, the preferred equity interests will be entitled to a liquidation price equal to the Redemption Price.

  The Company has the right to require a FAD to redeem the preferred interest at the Redemption Price in the event (i) BCI exercises any of its conversion and/or option rights under such FAD's secured loan agreement with BCI, (ii) there is a change in control of the FAD, (iii) sale of 30% of the FAD's assets, or (iv) there is an uncured monetary default by the FAD under its secured loan agreement with BCI.

  In the event the FAD has not redeemed the preferred investment prior to the date on which BCI's conversion and/or option rights under the FAD's secured loan agreement with BCI expire unexercised, the Company will have the right to require, subject to certain conditions, including BCI's prior consent, that the FAD undertake a firm commitment underwritten public offering of equity of the FAD. Any preferred interests held by the Company will be automatically converted into shares of common equity determined by dividing the applicable Redemption Price by the price per share of the common shares in the public offering. In the event BCI does not consent to the FAD public offering, BCI will be obligated to purchase the preferred investments at the Redemption Price.

  The Company holds warrants to purchase 158,000 shares of common stock of BCBM Southwest, L.P. at $20 per unit; 4,750,000 common membership units of Finest Foodservice, L.L.C. at $1.00 per unit; and 3,750,000 common membership units of BC GoldenGate L.L.C. at $1.00 per unit. The warrants expire in November 2003, June 2004 and July 2003, respectively.

  During April 1996, the Company purchased from BCI a 3.33% participation in BCI's $120.0 million secured convertible loan with Einstein/Noah Bagel Corp. ("ENBC") for $4.0 million. The Company's participation in the secured convertible loan was converted into 510,246 shares of ENBC common stock in June 1996. All of the ENBC shares of common stock were distributed to the members of the Company during fiscal 1996.

                           BC EQUITY FUNDING, L.L.C.

4. SUMMARY FINANCIAL INFORMATION

  The following tables set forth certain combined financial information as of the dates indicated provided to the Company by the Boston Market financed area developers in which the Company holds equity investment (in thousands):

                                                        DECEMBER 29, DECEMBER 28,
                                                            1996         1997
                                                        ------------ ------------
      Balance sheet data:
        Total gross assets.............................   $382,324     $339,528
        Total debt:
          To Boston Chicken, Inc.......................    357,907      508,281
          To third parties (including capital lease
           obligations)................................      2,768        1,984
        Total other liabilities (including trade
         payables).....................................     69,154       89,791
        Total stockholder/partner/member deficit.......    (81,331)    (315,483)

                                                           FISCAL YEAR ENDED
                                                       -------------------------
                                                       DECEMBER 29, DECEMBER 28,
                                                           1996         1997
                                                       ------------ ------------
      Statement of operations data:
        Gross revenue.................................   $531,367     $609,572
        Income (loss) from continuing operations......   (108,599)    (251,867)

5. SUBSEQUENT EVENT

  In March 1998, the Company entered into an agreement with BCI that calls for BCI to acquire the Company through a merger of the Company into a wholly-owned subsidiary of BCI in consideration for $60.2 million aggregate liquidation preference of 10% Series A Exchangeable Preferred Stock of BCI (the "Preferred Stock"), 1,554,000 shares of common stock of BCI and $4.4 million in cash, to be allocated among the members. The 10% quarterly dividend on the Preferred Stock is payable, at BCI's option, in either additional shares of Preferred Stock or cash for a period of three years and is payable in cash thereafter. The Preferred Stock is optionally redeemable by BCI at any time, in cash, at redemption prices which start at 50% of the liquidation preference and increase over time. The Preferred Stock is mandatorily redeemable in 2005 at a price of 110% of the liquidation preference, which is equal to the face amount of the security. The transaction is subject to the approval of holders owning at least two-thirds of the interest of each Market Partners, L.L.C. and the Company and final documentation.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS OF
            BOSTON CHICKEN, INC. GIVING EFFECT TO THE ACQUISITION OF
             MARKET PARTNERS, L.L.C., BC EQUITY FUNDING, L.L.C. AND
                CERTAIN AREA DEVELOPERS OF BOSTON CHICKEN, INC.

  The pro forma consolidated statement of operations for Boston Chicken, Inc. (the "Company") gives effect to the merger of Market Partners, L.L.C. ("Market Partners") and BC Equity Funding, L.L.C. ("BC Equity Funding") into BCI Acquisition Sub L.L.C., a wholly-owned subsidiary of the Company and the conversion of the Company's loans to the area developers of the Company which have preferred equity investments from Market Partners and BC Equity Funding and have waived the moratorium on their loan conversion (collectively, the "Merger and loan conversions"). The pro forma consolidated statement of operations does not reflect provisions of $110.2 million for additional asset impairments or $4.2 million of debt issuance costs recorded in conjunction with the restructuring by the Company of certain masterlease agreements effective July 15, 1998. The adjusted pro forma consolidated statement of operations for the Company gives effect to the conversion of the Company's loan to BC Great Lakes, L.L.C. ("BC Great Lakes"), which loan was converted by the Company in March 1998. The pro forma consolidated statement of operations is based upon the assumptions set forth in the accompanying notes to such statement. The pro forma results of operations assumes the transactions occurred at the beginning of the period presented. The pro forma statement of operations should be read in conjunction with the related historical financial statements and is not necessarily indicative of the results that would have actually occurred had the transactions been consummated during the period indicated or which may occur in the future.

                     BOSTON CHICKEN, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
          GIVING EFFECT TO THE ACQUISITION OF MARKET PARTNERS, L.L.C.,
                           BC EQUITY FUNDING, L.L.C.
              AND CERTAIN AREA DEVELOPERS OF BOSTON CHICKEN, INC.
                      FOR THE YEAR ENDED DECEMBER 28, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 BC EQUITY   MARKET
                      BOSTON     FUNDING,   PARTNERS,  TOTAL AREA   PRO FORMA                       BC GREAT     PRO FORMA
                   CHICKEN, INC.  L.L.C.     L.L.C.    DEVELOPERS  ADJUSTMENTS     PRO FORMA      LAKES, L.L.C. ADJUSTMENTS
                   ------------- ---------  ---------  ----------  -----------     ---------      ------------- -----------
Revenue:
 Stores..........    $ 261,077   $    --    $    --    $ 546,559    $    --         $807,636        $103,712      $   --
 Royalties and
 franchise
 related fees....      117,857        --         --          --      (44,843)(1)      66,187          10,210      (10,210)(14)
                                                                      (6,827)(2)
 Interest income.       83,434        --         --          --      (33,099)(1)      47,435           9,623       (9,623)(14)
                                                                      (2,900)(2)
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
   Total revenue.      462,368        --         --      546,559     (87,669)        921,258         123,545      (19,833)
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
Costs and
Expenses:
 Store
 operations:
   Food and
 paper...........       94,712        --         --      207,473         --          302,185          47,894          --
   Labor.........       69,298        --         --      147,291         --          216,589          32,085          --
   Other
 controllable
 costs...........       24,934        --         --       76,764         --          101,698          17,036          --
   Rent,
 occupancy and
 related.........       24,290        --         --       75,895     (16,792)(1)      62,041          14,182       (2,873)(14)
                                                                     (21,352)(3)
   Contractual
 and
 discretionary
 marketing.......       25,441        --         --       76,546         --          101,987          17,283          --
 General and
 administrative..      212,124         52        158      64,467     (29,644)(1)     247,443          13,967       (9,531)(14)
                           --         --         --          --          286 (2)         --              --           --
 Depreciation and
 amortization....       37,333        --         --       25,395     (13,677)(4)      56,195           5,306          --
                                                                       7,144 (3)
 Goodwill
 amortization....        8,562        --         --        6,093       5,917 (4)      20,572           1,542          --
 Provision for
 store closures..          --         --         --       63,501         --           63,501             --           --
 Provision for
 loan losses.....      128,000        --         --          --      (92,020)(5)      35,980             --           --
 Losses of Boston
 Chicken, Inc.'s
 area developers.       49,352        --         --          --      (42,806)(6)      16,959             --           --
                                                                      10,413 (2)
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
   Total costs
 and expenses....      674,046         52        158     743,425    (192,531)      1,225,150         149,295      (12,404)
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
Loss from
Operations.......     (211,678)       (52)      (158)   (196,866)    104,862        (303,892)        (25,750)      (7,429)
Other Income
(Expense):
 Investment
 income..........          --          14     10,618         --      (10,516)(7)         116             --           --
 Interest
 expense, net....      (38,209)       --         --      (41,130)     40,755 (1)     (56,027)         (9,712)       9,623 (14)
                                                                     (17,443)(8)
 Gain on
 issuances of
 subsidiary's
 stock...........          192        --         --          --          --              192             --           --
 Other income
 (expense), net..        1,603        --         --       (8,363)    (10,674)(1)     (17,434)         (1,819)         --
 Unrealized
 depreciation on
 investments.....          --     (25,465)   (17,575)        --       43,040 (9)         --              --           --
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
   Total other
 income
 (expense):......      (36,414)   (25,451)    (6,957)    (49,493)     45,162         (73,153)        (11,531)       9,623
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
Loss Before
Income Taxes and
Minority
Interest.........     (248,092)   (25,503)    (7,115)   (246,359)    150,024        (377,045)        (37,281)       2,194
Income Tax
Benefit..........        8,415        --         --          --        2,600 (10)     11,015             --           --
Minority Interest
in Losses of
Subsidiaries.....       15,785        --         --          --       14,392 (11)     30,177             --         4,354 (15)
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
Net Loss.........     (223,892)   (25,503)    (7,115)   (246,359)    167,016        (335,853)        (37,281)       6,548
Dividends on
Preferred Stock..          --         --         --          --      (11,921)(12)    (11,921)            --           --
                     ---------   --------   --------   ---------    --------       ---------        --------      -------
Net Loss
Applicable to
Common Stock.....    $(223,892)  $(25,503)  $ (7,115)  $(246,359)   $155,095       $(347,774)       $(37,281)     $ 6,548
                     =========   ========   ========   =========    ========       =========        ========      =======
 Basic Loss Per
 Share...........    $   (3.32)                                                    $   (5.00)(12)
                     =========                                                     =========
 Diluted Loss Per
 Share...........    $   (3.32)                                                    $   (5.00)(12)
                     =========                                                     =========
Weighted Average
Number of Common
Shares
Outstanding:
 Basic...........       67,339                                         3,500 (13)     70,839
                     =========                                      ========       =========
 Diluted.........       67,339                                         3,500 (13)     70,839
                     =========                                      ========       =========
                   ADJUSTED
                   PRO FORMA
                   ----------
Revenue:
 Stores..........  $ 911,348
 Royalties and
 franchise
 related fees....     66,187
 Interest income.     47,435
                   ----------
   Total revenue.  1,024,970
                   ----------
Costs and
Expenses:
 Store
 operations:
   Food and
 paper...........    350,079
   Labor.........    248,674
   Other
 controllable
 costs...........    118,734
   Rent,
 occupancy and
 related.........     73,350
   Contractual
 and
 discretionary
 marketing.......    119,270
 General and
 administrative..    251,879
                         --
 Depreciation and
 amortization....     61,501
 Goodwill
 amortization....     22,114
 Provision for
 store closures..     63,501
 Provision for
 loan losses.....     35,980
 Losses of Boston
 Chicken, Inc.'s
 area developers.     16,959
                   ----------
   Total costs
 and expenses....  1,362,041
                   ----------
Loss from
Operations.......   (337,071)
Other Income
(Expense):
 Investment
 income..........        116
 Interest
 expense, net....    (56,116)
 Gain on
 issuances of
 subsidiary's
 stock...........        192
 Other income
 (expense), net..    (19,253)
 Unrealized
 depreciation on
 investments.....        --
                   ----------
   Total other
 income
 (expense):......    (75,061)
                   ----------
Loss Before
Income Taxes and
Minority
Interest.........   (412,132)
Income Tax
Benefit..........     11,015
Minority Interest
in Losses of
Subsidiaries.....     34,531
                   ----------
Net Loss.........   (366,586)
Dividends on
Preferred Stock..    (11,921)
                   ----------
Net Loss
Applicable to
Common Stock.....  $(378,507)
                   ==========
 Basic Loss Per
 Share...........  $   (5.43)
                   ==========
 Diluted Loss Per
 Share...........  $   (5.43)
                   ==========
Weighted Average
Number of Common
Shares
Outstanding:
 Basic...........     70,839
                   ==========
 Diluted.........     70,839
                   ==========

                     BOSTON CHICKEN, INC. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      GIVING EFFECT TO THE ACQUISITION OF
            MARKET PARTNERS, L.L.C., BC EQUITY FUNDING, L.L.C. AND
                CERTAIN AREA DEVELOPERS OF BOSTON CHICKEN, INC.

 1. To eliminate intercompany transactions between the Company, Market Partners, BC Equity Funding, the Boston Chicken area developers, the Local Advertising Fund and the National Marketing Fund.

 2. As a result of the acquisition of Market Partners and BC Equity Funding and the moratorium on converting the Company's loan to BC Northwest, L.P. ("BC Northwest"), the Company recognizes, in a single line item on its consolidated statement of operations, the net losses of BC Northwest for the entire fiscal year. The Company continues to charge BC Northwest royalties, franchise and related fees and interest, but the Company no longer recognizes these payments as revenue. As a result, BC Northwest's net losses recognized by the Company have been correspondingly reduced by the amount of royalties, franchise and related fees and interest not recognized by the Company. The Company has also not recognized the reimbursement of general and administrative expenses by BC Northwest.

 3. To reverse rent expense previously recognized by the Boston Chicken area developers due to the restructuring of the 1996 Facilities Master Lease Program on July 15, 1998. Additionally, as a result of the restructuring of the facility into a long term debt instrument, the assets have been reflected in the accompanying balance sheet at fair market value which has resulted in a corresponding adjustment to the depreciation and amortization expense.

 4. To amortize goodwill resulting from the conversions over a 35-year period and adjust depreciation on assets acquired based upon their estimated fair market value.

 5. To reverse the provision for loan losses for the Boston Chicken area developers whose loans are being converted. In lieu of such loan losses, the pro forma financial statements will reflect the losses of the area developers.

 6. To eliminate the losses of the Boston Chicken area developers which had been recognized by the Company. As a result of the loan conversions, in lieu of recording the area developers' losses in a single line item on the statement of operations, the Company has consolidated their results of operations.

 7. To eliminate the investment income earned from the Boston Chicken area developers in which Market Partners and BC Equity Funding have preferred equity investments. In lieu of recognizing the investment income, the Company either recognizes the operations of the area developers in which Market Partners and BC Equity Funding have preferred equity (See note 2) or, as a result of the loan conversions, consolidates their results of operations.

 8. To record interest expense on the debt facility recorded in conjunction with the restructuring of the 1996 Facilities Master Lease Program.

 9. To eliminate the unrealized depreciation recognized on Market Partners' and BC Equity Funding's investments. In lieu of recording the change in the investments' market value, the Company either recognizes the operations of the area developers in which Market Partners and BC Equity Funding have preferred equity investments (See note 2) or, as a result of the loan conversions, consolidates their results of operations.

10. To adjust the income tax benefit as a result of the consolidated loss.

11. To allocate the portion of the Boston Chicken area developers' losses applicable to the minority interests.

12. To record the dividend on and the accretion of the Series A exchangeable preferred stock issued in the transactions. The net loss has been increased by $6.3 million in the calculation of basic and diluted loss per share for the year ended December 28, 1997, as the result of the accretion of the Series A exchangeable preferred stock to its redemption value.

13. To record the issuance, at estimated market value, of the consideration for the acquisition of Market Partners and BC Equity Funding and adjust acquired assets to their estimated market value. The estimated value of the common stock was based upon the market value of the Company's common stock measured over a period of time prior to and after the agreement in principle to acquire BC Equity Funding and Market Partners was reached and publicly announced. The estimated market value of the Series A exchangeable preferred stock was determined based upon a discounted cash flow analysis of the dividend and principal payments of the instrument. The analysis utilized a discount rate equal to the yield on the Company's publicly-traded debentures measured over a period of time prior to and after the agreement in principle to acquire BC Equity Funding and Market Partners was reached and publicly announced.

14. To eliminate intercompany transactions between the Company and BC Great
    Lakes.

15. To allocate the portion of BC Great Lakes' losses applicable to the minority interests.


                                     F-149